Exhibit D

EXECUTION VERSION

DATE 17 JUNE 2020

FRAMEWORK AGREEMENT

between

T.C. ZİRAAT BANKASI A.Ş.

TÜRKİYE VARLIK FONU

TVF BİLGİ TEKNOLOJİLERİ İLETİŞİM HİZMETLERİ YATIRIM SANAYİ VE

TİCARET ANONİM ŞİRKETİ

LETTERONE INVESTMENT HOLDINGS S.A.

ALFA TELECOM TURKEY LIMITED

IMTIS HOLDINGS S.À R.L.

CUKUROVA FINANCE INTERNATIONAL LIMITED

ÇUKUROVA HOLDİNG A.Ş.

CUKUROVA TELECOM HOLDINGS LIMITED

TURKCELL HOLDİNG A.Ş.

SONERA HOLDING B.V.

TELIA FINLAND OYJ

- i -

ii

THIS FRAMEWORK AGREEMENT (the “Framework Agreement” or this “Deed”) is entered into as a deed on 17 June 2020 by:

PARTIES

(1)

T.C. ZİRAAT BANKASI A.Ş., a bank in the form of a joint stock company, incorporated and existing under the laws of the Republic of Turkey (registration number 1148), whose registered office is at Hacı Bayram Mahallesi Atatürk Bulvarı No:8 Altındağ, Ankara, Turkey (“Ziraat”);

(2)

TÜRKİYE VARLIK FONU, the wealth fund of the Republic of Turkey acting through its management company TÜRKİYE VARLIK FONU YÖNETİMİ A.Ş. (TURKEY WEALTH FUND MANAGEMENT COMPANY), whose registered office is at Ortaköy Mahallesi, Muallim Naci Cad. Vakıfbank Apt. No:22, Beşiktaş, İstanbul, Turkey (“TWF”);

(3)

TVF BİLGİ TEKNOLOJİLERİ İLETİŞİM HİZMETLERİ YATIRIM SANAYİ VE TİCARET ANONİM ŞİRKETİ, a company incorporated and existing under the laws of the Republic of Turkey (registration number 247146-5), whose registered office is at Ortaköy Mahallesi, Muallim Naci Cad. Vakıfbank Apt. No:22, Beşiktaş, İstanbul, Turkey (“TVF BTIH”), which expression shall include any successor (whether through merger, reconstruction or otherwise);

(4)

LETTERONE INVESTMENT HOLDINGS S.A., a company incorporated and existing under the laws of Luxembourg (registration number B181082), whose registered office is at 1-3 Boulevard de la Foire, L-1528, Luxembourg (“L1”);

(5)

ALFA TELECOM TURKEY LIMITED, a company incorporated and existing under the laws of the British Virgin Islands (registration number 1000502), whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“ATT”);

(6)

IMTIS HOLDINGS S.À R.L., a company incorporated and existing under the laws of Luxembourg (registration number B244621), whose registered office is at 19 rue de Bitbourg, L-1273, Luxembourg (“IMTIS Holdings”);

(7)

CUKUROVA FINANCE INTERNATIONAL LIMITED, a company incorporated and existing under the laws of the British Virgin Islands (registration number 1000029), whose registered office is at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (“CFI”);

(8)

ÇUKUROVA HOLDİNG A.Ş., a company incorporated and existing under the laws of the Republic of Turkey (registration number 475064), whose registered office is at Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, Istanbul, Turkey (“CH”);

(9)

CUKUROVA TELECOM HOLDINGS LIMITED, a company incorporated and existing under the laws of the British Virgin Islands (registration number 1000030), whose registered office is at Craigmuir Chambers, P.O. BOX 71, Road Town, Tortola, British Virgin Islands (“CTH”);

(10)

TURKCELL HOLDİNG A.Ş., a company incorporated and existing under the laws of the Republic of Turkey (registration number 430991), whose registered office is at Levent Mah. Cömert Sok. Yapı Kredi Plaza A-Blok No.1/A Kat.16 Beşiktaş, Istanbul, Turkey (“Turkcell Holding”);

(11)

SONERA HOLDING B.V., a company incorporated and existing under the laws of the Netherlands (registration number 33271992), whose registered office is at Rodezand 34K,3011AN Rotterdam, the Netherlands (“Sonera”); and

(12)

TELIA FINLAND OYJ, a public limited company (julkinen osakeyhtiö) existing under the laws of Finland, established at Helsinki (Finland), having its place of business at Pasilan asema-aukio 1 00520 Helsinki (Finland), registered with the National Board of Patents and Registration, the Trade Register System in Helsinki (Finland) under number 1475607-9 (“Telia Finland”).

WHEREAS

BACKGROUND

(A)

Turkcell İletişim Hizmetleri A.Ş. is a publicly listed company incorporated and existing under the laws of the Republic of Turkey, company number: 304844, whose registered address is at Aydınevler Mah. İnönü Cad. No. 20 Küçükyalı Ofispark Maltepe/Istanbul, Turkey (“Turkcell”).

(B)

As at the date of this Deed, Turkcell Holding is the holder of 51.0000000108182% of the total issued share capital of Turkcell which, as at the date of this Deed is 1,122,000,000.238 closely held ordinary shares (the “Turkcell Shares”).

(C)	As at the date of this Deed, the shares in Turkcell Holding are held as follows:

(i)	47.09% of the total issued share capital of Turkcell Holding (which as at the date of this Deed is 214,871,670 shares) is held by Telia Finland (the “Telia TH Interest”);

(ii)	52.91% of the total issued share capital of Turkcell Holding (which as at the date of this Deed is 241,428,327 shares) is held by CTH (the “CTH TH Interest”);

(iii)	CH holds one (1) share of the total issued share capital Turkcell Holding (the “CH TH Interest”);

(iv)	Intercon holds one (1) share of the total issued share capital Turkcell Holding (the “Intercon TH Interest”); and

(v)

SMYH holds one (1) share of the total issued share capital Turkcell Holding (the “SMYH TH Interest”, and the CTH TH Interest, the CH TH Interest, the SMYH TH Interest and the Intercon TH Interest together are the “Total CTH TH Interest”).

(D)

As at the date of this Deed, CFI holds 51% (which as at the date of this Deed is 51 B shares) and ATT holds 49% (which as at the date of this Deed is 49 A shares) in each case of the total issued share capital of CTH.

(E)

Ziraat has provided certain credit facilities to CFI (the “Facility Agreement”) and holds (as security for repayment of those facilities), inter alia, security over CH’s 100% shareholding in CFI and CFI’s 51% shareholding in CTH.

(F)

Turkey Wealth Fund Management Company was established pursuant to Law no. 6741 on the Establishment of the Turkey Wealth fund Management Company and Amendments to Certain Law, published in the Official Gazette dated 26 August 2016 and numbered 29813, as amended. Turkey Wealth Fund is a wealth fund established by the Turkey Wealth Fund Management Company, through Turkey Wealth Fund Internal Bylaw registered with the Istanbul Trade Registry on 24 January 2017.

(G)	IMTIS Holdings is a wholly-owned subsidiary of IMTIS. All of the depositary receipts issued by IMTIS are held by an Affiliate of ATT.

(H)	It is the intention of the Parties to complete the Transactions (as defined below) at the end of which, inter alia:

(i)

Telia Finland will have disposed of all of the Telia TH Interest and will no longer hold any direct or indirect ownership of shares in Turkcell (other than de minimis shares in Turkcell through its interest in Sonera);

(ii)	CTH will have disposed of all of the CTH TH Interest and will no longer hold any direct or indirect ownership of shares in Turkcell;

(iii)	Turkcell Holding will have ceased to exist as a separate entity and de-registered from the Istanbul Trade Registry as a result of the TH/TVF BTIH Merger;

(iv)	IMTIS Holdings, following the TH/TVF BTIH Merger, will have acquired direct ownership of 24.8% of the shares in Turkcell (which as at the date of this Deed is 545,600,000 shares in Turkcell); and

(v)

TVF BTIH will have acquired direct ownership of 26.2% of the shares in Turkcell (which as at the date of this Deed is 576,400,000.238 shares in Turkcell) and TVF BTIH will have acquired Control of Turkcell through its holding of Group A Shares,

(such ownership structure, the “Final Ownership Structure”).

(I)	In order to effect the Final Ownership Structure, on or about the date hereof:

(i)

Telia Finland and TVF BTIH have entered into a share purchase agreement providing for the transfer, subject to the terms and conditions therein, from Telia Finland to TVF BTIH of the Telia TH Interest (the “Telia TH Interest SPA”);

(ii)

CTH, ATT, CFI and TVF BTIH have entered into a share purchase agreement providing for the transfer, subject to the terms and conditions therein, from CTH to TVF BTIH of the Total CTH TH Interest (the “Total CTH TH Interest SPA”);

(iii)

IMTIS Holdings, ATT and TVF BTIH have entered into a share purchase agreement providing for the transfer, subject to the terms and conditions therein, to IMTIS Holdings of the IMTIS Holdings Shares (the “Turkcell Interest SPA”);

(iv)

ATT, IMTIS Holdings, Telia Finland, TVF BTIH, CTH, and Turkcell Holding have entered into an escrow and custody agreement with the Escrow Agent (the “Escrow Agreement”) providing that certain Escrow Property will be held in escrow and released in accordance with the terms and conditions therein; and

(v)	the Parties intend to enter into the transactions described herein.

(J)

In order to implement the Final Ownership Structure, the Parties (among others) wish to effect a full and final settlement of the disputes between them as specified and on the terms set out in a deed of settlement and mutual release entered into on or about the date hereof (the “Global Settlement Deed”).

(K)

The purpose of this Framework Agreement is to regulate and coordinate implementation by each of the Parties of each of the steps necessary to achieve simultaneous Completion under the Transaction Agreements.

(L)	It is the intention of the Parties that this document be executed as a deed, notwithstanding one or more Parties may execute it under hand.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“2019 Dividend Agreement”	means the agreement dated 6 September 2019 between CFI, ATT, Sonera, Telia Finland, CTH and Turkcell Holding, relating to the distribution of Turkcell dividends;

“ADR Program”	means the ADR facility established pursuant to the Deposit Agreement;

“Affiliate”	of a person means (a) in the case of L1 and ATT (in respect of ATT, only for so long as ATT is Controlled, directly or indirectly, by L1), L1 and each person that, directly or indirectly, through one or more intermediaries, is Controlled by L1; (b) in the case of TWF, TVF BTIH and Ziraat, TWF and each person that directly or indirectly through one or more intermediaries, is Controlled by TWF; and (c) in the case of any other Party (including ATT after it ceases to be Controlled, directly or indirectly, by L1), each person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Party; provided always that, none of the Republic of Turkey, the Turkish state, the government of the Republic of Turkey from time to time, nor Turkcell Holding, or any subsidiary of Turkcell Holding or Turkcell shall be regarded as being an Affiliate of any Party for the purposes of this Deed;

“Amended and Restated CTH Memorandum and Articles of Association”	has the meaning attributed thereto in Clause 9.1.1;

“AoA Amendments”	means the amendments to Turkcell’s articles of association as set out in Schedule 2 (Form of AoA Amendments) or as otherwise agreed in writing by each and all of the Key Parties to reflect any requirement of the CMB and / or the Turkish Ministry of Trade or to correct manifest error;

“Applicable Laws”	means in relation to any person, any and all Laws, notices, judgments, orders or rulings from any Governmental Entity or a tribunal or other assembly conducting judicial business, in each case having the force of law insofar as they apply to that person;

“Approval”	means any judgment, order, approval, consent, licence, permit, concession, decree, waiver, exemption, clearance or other authorisation, in each case, from any Governmental Entity or under the authority of any Governmental Entity;

“Arbitration Deed”	means the arbitration deed entered into between the Parties and the other parties thereto on the same date as this Deed;

“ATT CTH Receivable”	means an account receivable in the amount of US$1,575,366.75 due from CTH to ATT;

“ATT Disclosure Letter”	has the meaning given to that term under the Total CTH TH Interest SPA;

“Bankruptcy Event”

with respect to a person means the occurrence of any of the following with respect to such person:

(a)   it is unable or admits inability to pay its debts as they fall due, or is deemed or declared to be bankrupt, insolvent or unable to pay its debts under Applicable Law, suspends or threatens to suspend making payments on its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)   a moratorium is declared in respect of any of its indebtedness;

(c)   any corporate action, legal proceeding or other procedure or step is taken, or any petition is filed, in relation to: (i) its insolvency, bankruptcy, concordat, regulated financial restructuring, suspension of payments, moratorium of any indebtedness, winding-up, liquidation, dissolution, reorganisation, rehabilitation or administration, or any similar proceedings under Applicable Law; (ii) a composition, compromise, assignment or arrangement with any of its creditors; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such person or any of its assets; (iv) enforcement of any Encumbrance over any of its assets; or (v) attachment, execution or other judicial seizure of all or substantially all of the assets of such person, or in each case any analogous procedure or step is taken in any jurisdiction, in each case except any corporate action, legal proceeding or other procedure, step or petition by a person other than the person in question, its shareholders or Affiliates, which is frivolous and vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement;

(d)   such person or entity convenes a meeting of its creditors, or any class thereof, for the purpose of any of the procedures or steps mentioned in paragraph (c) above; or

(e)   an order for relief is entered with respect to such person under any of the procedures or steps mentioned in paragraph (c) above;

provided that a payment default under the Facility Documents (if any), any arrangement entered into with Ziraat for the purposes of the Transactions and/or the taking of any enforcement action by Ziraat under the Facility Documents (including without limitation any such steps as is described in any of paragraphs (a), (b) (c), (d) or (e) above) shall not constitute a Bankruptcy Event;

“Breaching SPA Warrantor”	has the meaning attributed thereto in Clause 11.6.1(a);

“Business Day”	means a day (except a Saturday or Sunday) on which banks are generally open for business in Istanbul, Turkey; London, England; Amsterdam, The Netherlands; Luxembourg City, Luxembourg; Stockholm, Sweden; and Tortola, the British Virgin Islands;

“BVI BCA”	has the meaning attributed thereto in Clause 3.2(c) (Actions in Preparation for the CTH Issuance and the CTH Buy-Back);

“BVI Injunction”	means the injunction granted in favour of Sonera by the ECCA in the terms set out in paragraph 1 of the Certificate of Result of Appeal dated 11 July 2013;

“BVI Registrar”	means the Registrar of Corporate Affairs (British Virgin Islands);

“Central Registration System”	means the electronic system established and monitored by the CRA pursuant to CML and Communiqué on Procedures and Principles on Keeping Records of Dematerialized Capital Market Instruments (II-13.1) adopted on 7 August 2014, where dematerialised capital markets instruments, including shares in Turkcell, and rights and records relating thereto are kept;

“CFI Disclosure Letter”	has the meaning given to that term under the Total CTH TH Interest SPA;

“CFI Safekept Documents”	has the meaning attributed thereto in the Escrow Agreement;

“CH CTH Receivable”	means an account receivable in the amount of US$1,824,068.88 due from CTH to CH, as subsequently assigned to CFI;

“CH Guarantee Beneficiary Party”	means each of TWF, TVF BTIH, Ziraat, Sonera and Telia Finland;

“CH Parties”	means CH and CFI;

“CH TH Interest”	has the meaning attributed thereto in Recital (C);

“CMB”	means the Capital Markets Board of Turkey;

“CML”	means Capital Markets Law No. 6362 of the Republic of Turkey, published in the Official Gazette dated 30 December 2012 and numbered 28513, as amended;

“Completion”	has the meaning given to that term under Clause 8.8.1 (Completion);

“Completion Conditions”	has the meaning attributed thereto in Clause 6.1 (Completion Conditions);

“Completion Date”	has the meaning attributed thereto in Clause 8.8.1 (Completion);

“Conditions Precedent to the Convocation of the Turkcell General Assembly”	has the meaning attributed thereto in Clause 3.10.1;

“Control”

means the:

(i) possession, directly or indirectly, of the power to direct, or cause the direction of, management and policies of a person whether through the ownership of voting securities, by agreement or otherwise;

(ii)  power to elect more than half of the directors, partners or other individuals exercising similar authority with respect to a person; or

(iii)  possession, directly or indirectly, of a voting interest in excess of 50% in a person,

and the terms Controlled by or under common Control with shall be construed accordingly;

“Conversion Turkcell Shares”	has the meaning attributed thereto in Clause 3.3.1;

“CRA”	means the Turkish Central Registry Agency;

“CTH Buy-Back”	has the meaning attributed thereto in Clause 8.6 (CTH Buy-Back);

“CTH Corporate Documents”	means, collectively, the CTH Memorandum and Articles of Association, the CTH SHA and the Ziraat Deed of Confirmation;

“CTH Interim Accounts”	has the meaning attributed thereto in Clause 3.2(c) (Actions in Preparation for the CTH Issuance and the CTH Buy-Back);

“CTH Issuance”	has the meaning attributed thereto in Clause 8.5 (CTH Issuance);

“CTH Memorandum and Articles of Association”	means the amended and restated Memorandum of Association and Articles of Association of CTH in full force and effect as of the date hereof, filed with the BVI Registrar on 25 November 2005, as amended from time to time;

“CTH Registered Agent”	means Harneys Corporate Services Limited, in its capacity as CTH’s registered agent, which expression includes such ever other person as may be the registered agent of CTH at the applicable time;

“CTH SHA”	means the shareholders agreement in respect of CTH between ATT, CFI and CTH, dated 20 September 2005;

“CTH SPA Claim”	has the meaning given to that term under the Turkcell Interest SPA;

“CTH Subsidiaries”	means CTI and Intercon;

“CTH TH Interest”	has the meaning attributed thereto in Recital (C);

“CTI”	means Cukurova Telecom International Limited, a company registered in the British Virgin Islands, whose registered address is at Craigmuir Chambers, P.O. BOX 71, Road Town, Tortola, British Virgin Islands;

“Deed of Termination”	has the meaning given to that term under the Global Settlement Deed;

“Deposit Agreement”	means the amended and restated Deposit Agreement amongst Citibank N.A., as Depositary, Turkcell and the holders of American Depositary Shares (each representing 2.5 shares in Turkcell) dated 6 July 2011, as amended;

“Designated Solicitors”	means, collectively, Milbank LLP, Skadden, Arps, Slate, Meagher and Flom (UK) LLP, and Sullivan & Cromwell LLP;

“Designated Solicitors Instructions”	has the meaning attributed thereto in Clause 3.5.1(b);

“Disclosure Letter”	means each of the ATT Disclosure Letter, the CFI Disclosure Letter and the Telia Disclosure Letter;

“ECCA”	means the Court of Appeal of the Eastern Caribbean Supreme Court;

“Encumbrance”	means any encumbrance, debenture, mortgage, blocking order, court decision, court order, injunction, arrest, execution order, order preventing the sale of any assets, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right to require accession, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same and “Encumber” shall be construed accordingly;

“Escrow Agent”	means the escrow agent under the Escrow Agreement, whether acting in its capacity as escrow agent or custodian;

“Escrow Agent Instructions”	means the written instructions to the Escrow Agent in the forms set out in Schedule 3 (Form of Escrow Agent Instructions);

“Escrow Agreement”	has the meaning attributed thereto in Recital (I)(iv);

“Escrow Party”	means each party to the Escrow Agreement (other than the Escrow Agent);

“Escrow Property”	has the meaning attributed thereto in the Escrow Agreement;

“Exit Right Communiqué”	means the Communiqué No. II-23.1 on Common Principles Regarding Material Transactions and the Exit Right published in the Official Gazette numbered 28861 and dated 24 December 2013, as amended from time to time or superseded by another Communiqué issued by the CMB covering exit rights;

“Facility Agreement”	has the meaning attributed thereto in Recital (E);

“Facility Documents”	has the meaning given to that term in the Global Settlement Deed;

“Fee Letter”	has the meaning attributed thereto in the Escrow Agreement;

“Final Ownership Structure”	has the meaning attributed thereto in Recital (H);

“First Release Documents”	has the meaning attributed thereto in the Escrow Agreement;

“Global Settlement Deed”	has the meaning attributed thereto in Recital (J);

“Governmental Entity”	means any legislative, executive, judicial, tax, enforcement, supervisory, administrative, independent regulatory, or other body, authority, agency, bureau, branch, department, division, commission, court, tribunal, official, multi-national organisation, quasi-governmental body, or other similar recognised organisation or body, in each case of any national, federal, regional, municipal, local or foreign government, or any other similarly recognised organisation, body or official exercising regulatory authority, including the CMB, ITCA and the Turkish Competition Board;

“Group A Shares”	means 15% of the total issued and outstanding shares of Turkcell classified as a separate class of Group A Shares pursuant to the AoA Amendments;

“GSA Disclosure Letter”	has the meaning given to that term under the Global Settlement Deed;

“ICC”	means the International Court of Arbitration of the International Chamber of Commerce;

“Implementation Committee”	has the meaning attributed thereto in Clause 3.7.1 (Implementation Committee);

“IMTIS”	means International Mobile Telecom Investment Stichting Administratiekantoor, a foundation (stichting) incorporated and existing under the laws of The Netherlands (registration number 78186471), whose registered office is at Herikerbergweg 88, 1101CM Amsterdam, the Netherlands;

“IMTIS Holdings Shares”	means all of the Conversion Turkcell Shares, cumulatively representing 24.8% of the total outstanding ordinary shares of Turkcell;

“Informing Party”	has the meaning attributed thereto in Clause 11.6.2(a);

“Initial Application Date”	has the meaning attributed thereto in Clause 8.3.4;

“Intercon”	means Intercon Danışmanlık Ve Eğitim Hizmetleri A.Ş., a company registered in Turkey, whose registered address is at Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, Istanbul, Turkey;

“Intercon TH Interest”	has the meaning attributed thereto in Recital (C);

“ITCA”	means the Turkish Information Technologies and Communications Authority;

“Key Parties”	means ATT, Telia Finland, TVF BTIH and Ziraat;

“Key SPAs”	means: (i) the Total CTH TH Interest SPA; (ii) the Telia TH Interest SPA; and (iii) the Turkcell Interest SPA;

“Law”	means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, communiqué, decision, resolution, decree, executive order, or other similar act enacted, adopted, promulgated, or applied by any Governmental Entity, each as in effect from time to time;

“Leakage”

means each and any of the following:

(i) any dividend or other distribution (whether in cash or in specie) declared, paid or made, or agreed to be made, by Turkcell Holding to or for the benefit of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons;

(ii)  any payment made or agreed to be made by Turkcell Holding to or for the benefit of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons for the purchase, redemption or repayment of any share capital, loan capital or other securities of Turkcell Holding, or any other return of capital to or for the benefit of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons;

(iii)  any payment of any other nature made by Turkcell Holding to or for the benefit of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons (including royalty payments, management fees, monitoring fees, interest payments, loan payments, service or directors’ fees, bonuses or other compensation of any kind);

(iv) any transfer or surrender of assets, rights or other benefits by Turkcell Holding to or for the benefit of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons;

(v)   Turkcell Holding assuming or incurring any liability or obligation for the benefit of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons;

(vi) the provision of any guarantee or indemnity or the creation of any Encumbrance by Turkcell Holding in favour, or for the benefit, of CFI, ATT, Telia Finland or CTH or any of their respective Related Persons;

(vii)  any waiver, discount, deferral, release or discharge by Turkcell Holding of: (i) any amount, obligation or liability owed to it by CFI, ATT, Telia Finland or CTH or any of their respective Related Persons; or (ii) any claim (howsoever arising) against CFI, ATT, Telia Finland or CTH or any of their respective Related Persons;

(viii)  any agreement, arrangement or other commitment by Turkcell Holding to do or give effect to any of the matters referred to in paragraphs (i) to (vii) (inclusive) above; and

(ix) any Tax paid or due and payable by Turkcell Holding as a result of or in respect of any of the matters set out in paragraphs (i) to (viii) (inclusive) above,

provided always that, in each case, (x) the deduction from and set-off of any advance dividend receivable owed to Turkcell Holding from CTH in the amount of TRY 137,326,675.23 from and against the net trading profit of Turkcell Holding as at the Locked Box Accounts Date pursuant to a board resolution of Turkcell Holding dated 9 June 2020; (y) the payment of TRY 71,198 to Telia Finland, in settlement of the payable of the same amount due from Turkcell Holding to Telia Finland, pursuant to a board resolution of Turkcell Holding dated 15 June 2020; and (z) the payment of any Tax incurred by Turkcell Holding directly as a result of or in respect of the conversion of Turkcell Holding Cash in accordance with Clause 3.4 shall not, in the case of (x) to (z), constitute Leakage;

“L1 Guarantee Beneficiary Party”	means each of TWF, TVF BTIH, Ziraat, Sonera and Telia Finland;

“L1 Guaranteed Party”	means each of IMTIS Holdings, IMTIS, ATT and any person which is required to execute and deliver a Transferee Deed of Adherence in accordance with Clause 11.8.2 (IMTIS Holdings Transferee Deed of Adherence);

“L1 Guaranteed Parties Post-Completion Liability Cap”	has the meaning attributed thereto in Clause 13.1.9(b);

“L1 Guaranteed Parties Pre-Completion Liability Cap”	has the meaning attributed thereto in Clause 13.1.9(a);

“Loan Note 1”	means the loan note in the Loan Note 1 Amount to be issued by TVF BTIH to CTH under the Total CTH TH Interest SPA, substantially in the form set out in Schedule 4 (Form of Loan Note 1);

“Loan Note 1 Amount”	means an amount in US$ that is equal to (a) the market value of the IMTIS Holdings Shares calculated in US$ at the Reference Exchange Rate on the Completion Date by reference to the closing price of a share in Turkcell on the Istanbul Stock Exchange on the Business Day immediately prior to the Completion Date minus (b) the Loan Note 3 Amount;

“Loan Note 1 Deed of Assignment”	means a deed of assignment of Loan Note 1 from CTH to IMTIS Holdings in the form of Schedule 7 (Form of Loan Note Deed of Assignment);

“Loan Note 1 TWF Deed of Assignment”	has the meaning attributed thereto in the Turkcell Interest SPA;

“Loan Note 2”	means the loan note in the Loan Note 2 Amount to be issued by TVF BTIH to CTH under the Total CTH TH Interest SPA, substantially in the form set out in Schedule 5 (Form of Loan Note 2);

“Loan Note 2 Amount”	means US$1,604,576,501.00;

“Loan Note 2 Deed of Assignment”	means a deed of assignment of Loan Note 2 from CTH to Ziraat in the form of Schedule 7 (Form of Loan Note Deed of Assignment);

“Loan Note 3”	means the loan note in the Loan Note 3 Amount to be issued by TVF BTIH to IMTIS Holdings under Clause 3.6.1, substantially in the form set out in Schedule 6 (Form of Loan Note 3);

“Loan Note 3 Amount”	means an amount in US$ that is equal to the sum of (a) US$333,556,415 and (b) the product of (i) the number of calendar days from and excluding 15 November 2020 to and including the Completion Date, multiplied by (ii) US$58,082;

“Loan Note 3 Deed of Assignment”	has the meaning attributed thereto in the Turkcell Interest SPA;

“Loan Notes”	means, collectively, Loan Note 1, Loan Note 2 and Loan Note 3;

“Locked Box Accounts”	has the meaning attributed thereto in the Telia TH Interest SPA;

“Locked Box Accounts Date”	means 31 May 2020;

“MERSIS”	means Merkezi Sicil Kayıt Sistemi;

“Order”	means any writ, order, judgment, injunction, settlement, decision, award, ruling, subpoena, verdict or decree entered, issued, made or rendered by any Governmental Entity;

“Partial Escrow Release”	has the meaning attributed thereto in Clause 8.3.1;

“Parties”	means the parties to this Deed and each of them a “Party”;

“Permitted Transferees”	has the meaning attributed thereto in Clause 11.8.1(a)(i);

“Reference Exchange Rate”	means, on any date (the “reference date”) the US$/TRY exchange rate effective on the date (the “fixing date”) that is one (1) Business Day prior to the reference date at 3:00 p.m. GMT published under Bloomberg ticker “TRY BGN CURNCY” with reference to the fixing date;

“Registration Fee”	has the meaning attributed thereto in Clause 3.3.1(b);

“Related Person”

means:

(i) in the case of the first person, any such other person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common control with, such first person;

(ii)  in the case of a person who is an individual, any spouse, domestic partner and/or lineal descendant by blood or adoption of that individual or any person(s) acting in the capacity of trustee(s) of a trust of which that individual is the settlor; and

(iii)  in the case of a partnership, any nominee or trustee of the partnership, the partners in that partnership or their nominees, any general partner of the partnership, any investment manager or investment adviser to the person, any parent undertaking or subsidiary undertaking of any such general partner, investment manager or investment adviser and any other investment fund managed or advised by any such person or any direct or indirect investor in any fund that directly or indirectly holds interests in the partnership, and so that a Related Person of any person which itself is a Related Person of any other person (either as a result of the operation of paragraphs (i) to (iii) (inclusive) above or through the operation of this sub-clause), shall also be deemed to be a Related Person of that other person;

“Relevant CTH Actions”	has the meaning attributed thereto in Clause 8.6.3(a);

“Relevant Financing Transaction”	has the meaning attributed thereto in Clause 11.8.1(b)(ii);

“Representative”	means, in relation to any person, such person’s directors, officers, employees, lawyers, accountants, bankers or other advisers, agents, insurers, consultants, sub-contractors or brokers;

“Request to the Turkcell Board”	has the meaning attributed thereto in Clause 4.1.1;

“Requesting Party”	has the meaning attributed thereto in Clause 9.3 (Additional ITCA Approvals);

“Relevant Dividend Amount”	has the meaning attributed thereto in Clause 5.1(b);

“Residual Escrow Property”	means the Escrow Property other than the First Release Documents and the Second Release Documents;

“Second Release Documents”	has the meaning attributed thereto in the Escrow Agreement;

“SMYH”	means Sınai ve Mali Yatırımlar Holding A.Ş, a company registered in Turkey, whose registered address is at Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, Istanbul, Turkey;

“SMYH TH Interest”	has the meaning attributed thereto in Recital (C);

“SPA Warrantor”	has the meaning attributed thereto in Clause 11.6.1 (Conduct of Warranty Claims);

“Suspension Period”	has the meaning attributed thereto in Clause 11.9 (2019 Dividend Agreement);

“Target Turkcell General Assembly Date”	has the meaning attributed thereto in Clause 4.1.2(a);

“Tax”	any form of tax and any duty, levy, withholding, contribution, impost or tariff in the nature of tax, together with all related penalties, fines, surcharges and interest;

“Telia Disclosure Letter”	has the meaning given to that term under the Telia TH Interest SPA;

“Telia TH Interest”	has the meaning attributed thereto in Recital (C);

“Telia TH Interest SPA”	has the meaning attributed thereto in Recital (I)(i);

“Telia TH Interest SPA Implementation”	has the meaning attributed thereto in Clause 8.3.2(k);

“Telia Parties”	means Telia Finland and its Affiliates;

“Telia Parties Liability Cap”	has the meaning attributed thereto in Clause 13.4(a);

“Termination Date”	means 15 January 2021;

“TH Articles of Association”	means the articles of association of Turkcell Holding in full force and effect as of the date hereof, filed with the Istanbul Trade Registry on 28 December 1999, as amended from time to time;

“TH Attorneys”	has the meaning attributed thereto in Clause 5.2;

“TH Corporate Documents”	means, collectively, the TH Articles of Association and the TH SHA;

“TH Nominal Shares”	means, collectively, the CH TH Interest, the Intercon TH Interest and the SMYH TH Interest;

“TH Retained Dividends”	has the meaning attributed thereto in Clause 11.9 (2019 Dividend Agreement);

“TH SHA”	means the shareholders agreement in respect of Turkcell Holding between Telia Finland, CH, Yapı ve Kredi Bankası A.Ş., Pamukbank T.A.Ş., Turkiye Genel Sigorta A.Ş. and Pamuk Factoring A.Ş., dated 21 October 1999;

“TH/TVF BTIH Merger”	means the short-form (accelerated) merger of Turkcell Holding with and into TVF BTIH pursuant to the TH/TVF BTIH Merger Agreement;

“TH/TVF BTIH Merger Agreement”	means the merger agreement regulating the terms of the TH/TVF BTIH Merger, substantially in the form set out in Schedule 8 (Form of TH/TVF BTIH Merger Agreement);

“TH/TVF BTIH Merger Documents”	has the meaning attributed thereto in Clause 3.1.2;

“TH/TVF BTIH Merger Registration”	has the meaning attributed thereto in Clause 8.3.2(e);

“Third Party Claim”	has the meaning attributed thereto in Clause 11.6.2(a);

“Third Party Claim Proceedings”	has the meaning attributed thereto in Clause 11.6.2(c);

“Total CTH TH Interest”	has the meaning attributed thereto in Recital (C);

“Total CTH TH Interest SPA”	has the meaning attributed thereto in Recital (I)(ii);

“Total CTH TH Interest SPA Implementation”	has the meaning attributed thereto in Clause 8.3.2(k);

“Transaction Agreements”

means:

(i)   this Framework Agreement;

(ii)   the Global Settlement Deed;

(iii)  the Telia TH Interest SPA;

(iv)  the Total CTH TH Interest SPA;

(v)  the Turkcell Interest SPA;

(vi)  the TH/TVF BTIH Merger Agreement;

(vii)   the Escrow Agreement;

(viii)  Loan Note 1;

(ix)  Loan Note 2;

(x)  Loan Note 3;

(xi)  the Loan Note 1 Deed of Assignment;

(xii)   the Loan Note 2 Deed of Assignment;

(xiii)  the Loan Note 1 TWF Deed of Assignment;

(xiv)  the Loan Note 3 Deed of Assignment;

(xv) each Disclosure Letter;

(xvi)  each GSA Disclosure Letter;

(xvii)  each Deed of Termination;

(xviii) the Arbitration Deed; and

(xix)  any other agreement, document, instrument and/or certificate contemplated herein and therein and designated as a Transaction Agreement by the Key Parties,

provided that neither the TH/TVF BTIH Merger Agreement nor
any Deed of Termination shall be a Transaction Agreement for the purpose of clause 15.2 of the Global Settlement Deed and clause 2 (Arbitration) of the Arbitration Deed, and for the
avoidance of doubt, although scheduled to this Deed, none of the AoA Amendments, the TVF/BTIH SPV Merger Agreement,
the TVF/BTIH Merger Board Resolutions, TVF/BTIH Merger
Board Declaration, the TVF/BTIH Merger ITR Petition, the
Turkcell General Assembly Agenda, the Turkcell BoD
Announcement, the AOA Approval Announcement and the
Turkcell Holding POA shall be a Transaction Agreement,
whether for the purpose of clause 2 (Arbitration) of the
Arbitration Deed or otherwise;

“Transactions”	means the transactions contemplated by the Transaction Agreements;

“Transfer”	means, whether directly or indirectly, any sale, assignment, disposition, transfer, Encumbrance, grant, hypothecation, assignment, novation, mortgage, lease, or any other voluntary or involuntary arrangement or transaction (including any option agreement, total return swap or any other derivative transaction) which would allow any other person the right, directly or indirectly, to participate in the income, capital growth or voting rights of any shares in Turkcell, or any merger, business combination, consolidation or other reorganisation, in whole or in part, voluntary or by operation of Law that would have a similar effect;

“Transferee Deed of Adherence”	means a deed of adherence to the Transaction Agreements in the form of Schedule 31 (Form of Transferee Deed of Adherence);

“Turkcell”	has the meaning attributed thereto in Recital (A);

“Turkcell Board”	means the board of directors of Turkcell as constituted from time to time;

“Turkcell BoD Announcement”	has the meaning attributed thereto in Clause 4.1.2(c);

“Turkcell BoD Resolution”	has the meaning attributed thereto in Clause 4.1.2(b);

“Turkcell GA Convocation Long Stop Date”	means 7 December 2020;

“Turkcell General Assembly”	means the general assembly of shareholders of Turkcell (whether annual or extraordinary) which includes the approval of the AoA Amendments as an agenda item;

“Turkcell General Assembly Convocation Date”	means the date on which the Request to the Turkcell Board is made;

“Turkcell General Assembly Date”	means the date of the Turkcell General Assembly;

“Turkcell Holding”	has the meaning attributed thereto in the Preamble;

“Turkcell Holding Cash”	means a cash amount equal to TRY 253,039,722;

“Turkcell Holding General Assembly”	means the ordinary general assembly meeting of shareholders of Turkcell Holding pertaining to the special fiscal year of 1 June 2019-31 May 2020;

“Turkcell Holding POA”	has the meaning attributed thereto in Clause 5.2;

“Turkcell Interest SPA”	has the meaning attributed thereto in Recital (I)(iii);

“Turkcell Shares”	has the meaning attributed thereto in Recital (B);

“TWF Guarantee Beneficiary Party”	means each of ATT, L1, IMTIS Holdings, Sonera and Telia Finland;

“TWF Guaranteed Party”	means TVF BTIH and any person which is required to execute and deliver a Transferee Deed of Adherence in accordance with Clause 11.8.3 (TVF BTIH Transferee Deed of Adherence);

“TWF Parties”	means TWF and its Affiliates;

“TWF Parties Post-Completion Liability Cap”	has the meaning attributed thereto in Clause 13.2.8(b);

“TWF Parties Pre-Completion Liability Cap”	has the meaning attributed thereto in Clause 13.2.8(a);

“Utilisation Fee”	has the meaning attributed thereto in the Fee Letter;

“Warranty Claim”	has the meaning attributed thereto in Clause 11.6.1; and

“Ziraat Deed of Confirmation”	means the deed of confirmation between Ziraat, CFI and ATT, dated 28 July 2014.

1.2	Construction

In this Deed:

(a)

in construing this Deed, the so-called “ejusdem generis” rule does not apply, and in particular, any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and without limitation and shall not limit the sense of the words preceding such terms;

(b)	references to this Deed (or to a provision thereof) include this Deed (or such provision thereof) as amended or supplemented in accordance with its terms from time to time;

(c)	a reference to a Recital, clause, paragraph or Schedule is, unless stated otherwise, a reference to a recital, clause or paragraph of, or schedule to, this Deed;

(d)	a reference in a Schedule to a paragraph is, unless otherwise stated, a reference to a paragraph in that Schedule;

(e)

a reference to any statute or statutory provision is a reference to that statute or statutory provision as re-enacted, amended or extended before the date of this Deed and includes a reference to any subordinate legislation (as re-enacted, amended or extended) made under it before the date of this Deed;

(f)

a reference to a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not having a separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(g)	references to any person or a Party shall include that person’s personal Representatives, executors, administrators, successors, permitted substitutes taking by novation and permitted assigns;

(h)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

(i)

any reference to “writing” or “written” includes any legible reproduction of words delivered in permanent and tangible form but does not include instant messenger messages or mobile phone text message (SMS);

(j)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

(k)	references to “$” or “dollar” or “US$” shall be references to the lawful currency of the United States from time to time;

(l)	references to “TRY” or “Turkish Lira” shall be references to the lawful currency of the Republic of Turkey from time to time;

(m)	a reference to one gender is a reference to all or any genders, and references to the singular include the plural and vice versa; and

(n)

in relation to a limited liability partnership, references to “directors” or “employees” shall be taken as a reference to the members and (where applicable) employees of that limited liability partnership.

1.3	The Schedules form part of this Deed and a reference to “this Deed” includes its Schedules.

1.4	The contents page and headings in this Deed do not affect its interpretation.

1.5

References to a number of shares or a percentage interest in the share capital of any entity shall be deemed to be references to such number of shares or percentage interest as adjusted for any reorganisation of the share capital of the relevant entity, stock-split, share consolidation, merger, reduction of capital or any other corporate action with a similar effect after the date of this Deed.

1.6	The Parties acknowledge and agree that, upon the TH/TVF BTIH Merger Registration:

(a)	all rights of Turkcell Holding under this Deed and the other Transaction Agreements shall pass to, and be assumed by, TVF BTIH by operation of Applicable Law;

(b)

all obligations of Turkcell Holding in this Deed or the other Transaction Agreements which arise upon or after the TH/TVF BTIH Merger Registration shall pass to, and be assumed by, TVF BTIH by operation of Applicable Law; and

(c)	no Party will have any rights to vary or terminate this Deed and any other Transaction Agreement as a result of the TH/TVF BTIH Merger.

2.	REGULATORY APPROVALS

2.1

The Parties agree that the Approvals required to carry out the Transactions are those set out at Schedule 1 (Transaction Approvals) and that in respect of each Approval described therein the primary responsibility for obtaining such Approval is of the Party or Parties set out under the first column of that table under “Parties Responsible”.

2.2

Each Party that has primary responsibility for obtaining each Approval described in Schedule 1 (Transaction Approvals) shall use its reasonable endeavours to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary (subject to and as required under any Applicable Laws) to seek and obtain such Approvals for the purpose of the Transactions in accordance with and within the time periods set out in Schedule 1 (Transaction Approvals).

2.3

All Parties shall use their respective reasonable endeavours to cooperate and collaborate with each other Party to obtain the Approvals any Party is required to obtain for the purpose of the Transactions in accordance with and within the time periods set out in Schedule 1 (Transaction Approvals).

2.4

The Key Parties and Turkcell Holding shall use their respective reasonable endeavours to cooperate and collaborate with Turkcell to notify all relevant persons as may be required in connection with the Transactions under any applicable concession agreements or other contracts to which Turkcell or any of its Affiliates are a party.

2.5

Each Party shall, promptly (and in any case within the relevant time period set out by the relevant Governmental Entity, if any): (a) following request by another Party, provide to such Party any documents and information which are required (i) for the initial applications to be made to the Governmental Entities and (ii) in response to any inquiries or requests for additional information and documentary materials from any Governmental Entity in connection with the Transactions; and (b) promptly following any inquiries or requests for additional information and documentary materials received by such Party from any Governmental Entity in connection with the Transactions, provide such additional information and documentary materials to the Governmental Entity.

2.6	Each Party shall, to the extent permitted to do so under Applicable Laws relating to the sharing of information and subject to any confidentiality restrictions:

(a)

promptly provide each Key Party (to the extent all other Key Parties have not already received it) with copies of any written communication received by such Party from any Governmental Entity regarding the Approvals set out at Schedule 1 (Transaction Approvals);

(b)

promptly keep each Key Party informed of all material discussions with any Governmental Entity in respect of any filings, investigations or other inquiries in connection with the Approvals set out at Schedule 1 (Transaction Approvals); and

(c)	to the extent provided in a timely manner, take into account each Key Party’s reasonable comments about the proposed form, timing, nature and extent of the applicable filing or submission,

provided that no Party shall be required to share any information which is, in its reasonable opinion, commercially sensitive and any such information may be redacted from documents before provision of such documents to the Key Parties; provided further that such Party shall give explanations for redactions (and clarifications to the text of redacted written correspondence, where necessary) upon request by any Key Party.

2.7

If any administrative or judicial action or proceeding is instituted or threatened in writing to be instituted to challenge the Transactions, each of the Parties shall use its reasonable endeavours to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or delays consummation of the Transactions.

2.8

No Party shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any Approval required to be obtained prior to Completion.

2.9

No Party shall take any steps or deliberately make public any information (except as required by Applicable Laws) that materially deviates from the information set out in the filings seeking Approvals and that might reasonably be expected to be likely to worsen the chances of obtaining the required Approvals.

2.10

Notwithstanding the foregoing or any other covenant herein contained, no Party shall be required to offer to, agree to, sell, divest or hold separate or take any other action with respect to any assets, businesses or interests in any assets or businesses of any Party or any of their respective Affiliates (or to consent to any sale, divestiture or hold separate, or agreement to sell, divest, or hold separate by any Party or any of their respective Affiliates, of any of its or their assets, businesses, or interests) in order to obtain any approval, consent, confirmation or waiver pursuant to this Clause 2 (Regulatory Approvals).

3.	TURKCELL GENERAL ASSEMBLY CONVOCATION CONDITIONS

3.1	Actions in Preparation for the TH/TVF BTIH Merger

3.1.1

As soon as practicable following the date of this Deed, Turkcell Holding shall, and each of Telia Finland, CTH, ATT and CFI shall, to the extent they are not prohibited from doing so by Applicable Law and in accordance with Applicable Law, take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to, prepare or cause to be prepared the following documents and information required for the TH/TVF BTIH Merger, in a form and with validity dates as required to permit the TH/TVF BTIH Merger to occur in accordance with Clause 8 (Transaction Steps on the Completion Date):

(a)

the audited interim financial statements of Turkcell Holding, for the period starting on the Locked Box Accounts Date and ending on a date falling no more than forty (40) calendar days prior to the date of convocation of the Turkcell General Assembly;

(b)

a report from a public accountant confirming that the share capital of Turkcell Holding has been paid up in full, that its creditors’ rights are not impaired by the TH/TVF BTIH Merger, and that the share capital of Turkcell Holding is preserved;

(c)	the TH/TVF BTIH Merger Agreement;

(d)

board resolutions of Turkcell Holding approving the TH/TVF BTIH Merger, the TH/TVF BTIH Merger Agreement and the TH/TVF BTIH Merger Documents, adopting the accelerated merger method and explaining the grounds for such adoption in the form set out in Schedule 9 (Form of TH/TVF BTIH Merger Board Resolutions);

(e)

board of directors’ declaration of Turkcell Holding listing the assets (including their value) held by Turkcell Holding with the land, intellectual property and other applicable registries, or stating that there are no such assets in the form set out in Schedule 10 (Form of TH/TVF BTIH Merger Board Declaration);

(f)

petitions to be filed with the Istanbul Trade Registry for the registration of the TH/TVF BTIH Merger and giving notice to creditors as required under Applicable Laws in the form set out in Schedule 11 (Form of TH/TVF BTIH Merger ITR Petition); and

(g)

any additional documentation or information necessary or advisable in order to permit the parties to the TH/TVF BTIH Merger Agreement to enter into, and to approve, the TH/TVF BTIH Merger Agreement, and to register the TH/TVF BTIH Merger (including tax declarations which must be filed jointly by Turkcell Holding and TVF BTIH within thirty (30) days following the TH/TVF BTIH Merger Registration).

3.1.2

As soon as practicable following the date of this Deed, TVF BTIH shall prepare or cause to be prepared the following documents and information for TVF BTIH, in a form and with validity dates as required to permit the TH/TVF BTIH Merger to occur in accordance with Clause 8 (Transaction Steps on the Completion Date):

(a)	the most recently issued financial statements of TVF BTIH;

(b)

a report from a public accountant confirming that the share capital of TVF BTIH has been paid up in full, that its creditors’ rights are not impaired by the TH/TVF BTIH Merger and that the share capital of TVF BTIH is preserved;

(c)	the TH/TVF BTIH Merger Agreement;

(d)

board resolutions of TVF BTIH approving the TH/TVF BTIH Merger, the TH/TVF BTIH Merger Agreement and the TH/TVF BTIH Merger Documents, adopting the accelerated merger method and explaining the grounds for such adoption in the form set out in Schedule 9 (Form of TH/TVF BTIH Merger Board Resolutions);

(e)

petitions to be filed with the Istanbul Trade Registry for the registration of the TH/TVF BTIH Merger and giving notice to creditors as required under Applicable Laws in the form set out in Schedule 11 (Form of TH/TVF BTIH Merger ITR Petition); and

(f)

any additional documentation or information necessary or advisable in order to permit the parties to the TH/TVF BTIH Merger Agreement to enter into, and to approve, the TH/TVF BTIH Merger Agreement, and to register the TH/TVF BTIH Merger (including tax declarations which must be filed jointly by Turkcell Holding and TVF BTIH within thirty (30) days following the TH/TVF BTIH Merger Registration).

(together with the documents and information set forth in Clause 3.1.1, the “TH/TVF BTIH Merger Documents”).

3.2	Actions in Preparation for the CTH Issuance and the CTH Buy-Back

As soon as practicable following the date of this Deed:

(a)

each of ATT and Ziraat (with CFI’s consent thereon) shall deliver to the board of directors of CTH an executed copy of the shareholder resolutions of CTH in the form set out in Schedule 12 (Form of CTH Issuance M&A Amendments Shareholder Resolutions);

(b)	a resolution of the board of directors of CTH shall be passed and adopted in the form set out in Schedule 13 (Form of CTH Board Resolutions); and

(c)

CTH shall, and each of ATT, CFI and Ziraat shall take all necessary actions (through the exercise of voting rights and otherwise) to cause CTH to: (i) file (and to cause to be registered) a notice with the Registrar in the approved form to elect to cease registration of changes in the CTH register of members in accordance with Section 43A of the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”) of the British Virgin Islands; (ii) promptly following the receipt of the executed copy of the shareholder resolutions in the form set out in Schedule 12 (Form of CTH Issuance M&A Amendments Shareholder Resolutions) instruct and cause the CTH Registered Agent to file (and cause to be registered with the BVI Registrar using the BVI Registrar’s premium service) a notice of amendment of the CTH Memorandum and Articles of Association in accordance with Section 13(1) of the BVI BCA together with a notice of change in the maximum number of shares that CTH is authorised to issue (by increasing the maximum number of shares that CTH is authorised to issue by the amount of 0.49 A Shares and 0.51 B Shares) in accordance with Section 40(1) of the BVI BCA, and (iii) prepare or cause to be prepared, executed, delivered and registered all of the documents and information, and the taking of all necessary actions, required for (in order) each of (a) the CTH Issuance; and (b) the CTH Buy-Back to take effect in accordance with Clause 8.3.2(j) and 8.8 (Completion), including preparation of the interim financial statements of CTH by CTH, CFI and ATT (it being acknowledged that Ziraat shall not have any responsibility in relation thereto) so as to reflect CTH’s financial position (both as to balance sheet and cash flow) as at the time the CTH Buy-Back is implemented in accordance with Clauses 8.3.2(j), 8.6 and 8.8 (Completion) (the “CTH Interim Accounts”).

3.3	Conversion of Turkcell Holding’s Closely Held Turkcell Shares

3.3.1

Subject to Clauses 3.3.2 and 3.3.3, below, as soon as practicable following the date of this Deed, Turkcell Holding shall, and each of Telia Finland, CTH, ATT and CFI shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to, convert 545,600,000 of the closely held Turkcell Shares, cumulatively representing 24.8% of the total outstanding ordinary shares of Turkcell, into tradable ordinary shares of Turkcell (the “Conversion Turkcell Shares”), including by causing Turkcell Holding to take the following actions:

(a)

adopt a board resolution (requiring the affirmative vote of all members of the board of directors of Turkcell Holding (at the relevant time)) authorising the conversion of the closely held Conversion Turkcell Shares and granting all relevant powers to one (1) ATT nominated member, one (1) CFI nominated member and one (1) Telia Finland nominated member of the board of directors of Turkcell Holding, acting jointly but not severally, to carry out all necessary actions to convert the closely held Conversion Turkcell Shares into tradeable ordinary shares;

(b)

issue a notice to ATT setting out the details of the anticipated amount to be paid by or on behalf of Turkcell Holding for the conversion of the closely held Conversion Shares (the “Registration Fee”) and all supporting calculations, complying with ATT’s reasonable instructions with respect thereto;

(c)

promptly instruct the intermediary through which the Conversion Turkcell Shares are held by Turkcell Holding to submit to the CRA (through the Central Registration System) a request for conversion of the closely held Conversion Turkcell Shares into tradable ordinary shares of Turkcell, and for disclosure to be made by the CRA in respect of such conversion; and

(d)	on receipt of the notification of the amount of the Registration Fee from the CMB, deliver such notification to ATT.

3.3.2

ATT undertakes to and shall, as a condition precedent to the conversion of the closely held Conversion Turkcell Shares into tradeable ordinary shares of Turkcell, as soon as reasonably practicable after delivery of the notification pursuant to Clause 3.3.1(d), pay (on behalf of Turkcell Holding) the Registration Fee in Turkish Lira in immediately available funds directly to the relevant CMB account in accordance with the notification described under paragraph 3.3.1(d) above.

3.3.3

It is acknowledged and agreed by each of Telia Finland, CFI, ATT, CTH and TH that the Transfer of any Turkcell Share is an “Important Decision” as that term is defined in, and for the purposes of, the TH SHA. Further, as a condition precedent to the conversion of the closely held Conversion Turkcell Shares into tradeable ordinary shares of Turkcell, the board of directors of Turkcell Holding shall adopt a resolution (requiring the affirmative vote of all members of the board of directors of Turkcell Holding (at the relevant time)) providing that, following such conversion and in the event of termination of this Deed in accordance with Clause 14.1, Turkcell Holding will not Transfer any Conversion Turkcell Share without the approval of at least five (5) of the members of the Board of Turkcell Holding (at the relevant time) in advance and in accordance with clause 4.03 of the TH SHA.

3.4	Conversion of Turkcell Holding Cash

3.4.1

As soon as practicable following the date of this Deed, Turkcell Holding shall, and each of Telia Finland, CTH, ATT and CFI shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to:

(a)

convert all of the Turkcell Holding Cash from Turkish Lira to US Dollars over a period of ten (10) consecutive Business Days, by converting an amount equivalent to TRY 25,303,972.2 on each such Business Day, such converted cash being the “Turkcell Holding Escrow Cash”;

(b)	notify each Key Party in writing of the final amount in US Dollars of the Turkcell Holding Escrow Cash as at the time of conversion thereof under paragraph (a) above; and

(c)

maintain the Turkcell Holding Escrow Cash in US Dollars in a US Dollar bank account in Turkcell Holding’s name and ensure that the Turkcell Holding Escrow Cash is not withdrawn or transferred from such account until Turkcell Holding delivers or procures delivery of it to the Escrow Agent in accordance with clause 4 (Escrow Property) of the Escrow Agreement and Clause 3.5 (Delivery of Escrow Property and Escrow Agent Instructions).

3.4.2

As soon as practicable following the notification of the notification at Clause 3.4.1(b) each of the Escrow Parties shall notify the Escrow Agent of the amount to be deposited into the Turkcell Holding Cash Account as defined in the Escrow Agreement.

3.5	Delivery of Escrow Property and Escrow Agent Instructions

3.5.1

As soon as practicable and, in any event, within ten (10) Business Days following the satisfaction (or waiver if made in accordance with the provisions thereof) of all the Conditions Precedent to the Convocation of the Turkcell General Assembly set out in paragraphs (a) to (i) (inclusive) of Clause 3.10.1, (i) CFI shall deliver or direct the delivery of the CFI Safekept Documents to the Escrow Agent in accordance with the terms of clause 4 (Escrow Property) of the Escrow Agreement, and (ii) each Escrow Party shall deliver or procure the delivery of:

(a)	subject to Clause 3.5.2 below, its Escrow Property to the Escrow Agent in accordance with the terms of clause 4 (Escrow Property) of the Escrow Agreement; and

(b)

an executed but undated copy of the Escrow Agent Instructions to the Designated Solicitors, together with an irrevocable letter of instruction directing the Designated Solicitors to date and deliver the applicable Escrow Agent Instructions to the Escrow Agent in accordance with this Deed (the “Designated Solicitors Instructions”). The Designated Solicitors shall hold and subsequently date and deliver to the Escrow Agent the applicable Escrow Agent Instructions.

3.5.2

Turkcell Holding shall not be required to deliver or procure the delivery of its Board of Directors resolution book to the Escrow Agent if, at the date on which it would otherwise be required to do so in accordance with Clause 3.5.1(a), the Turkcell Holding General Assembly has not yet occurred.

3.5.3

Each Escrow Party shall prepare the Escrow Agent Instructions to be delivered to the Designated Solicitors pursuant to Clause 3.5.1 in accordance with the forms set out in Schedule 3 (Form of Escrow Agent Instructions), including any notes, parameters or guidance set out in Schedule 3 (Form of Escrow Agent Instructions).

3.5.4

Each Party shall, to the extent such Party is not prohibited from doing so by Applicable Law and in accordance with Applicable Law, take all necessary actions (including through the exercise of voting rights or otherwise) to cause its Affiliates (in the case of TWF, only TVF BTIH and in the case of L1, also IMTIS Holdings and IMTIS) to take the actions contemplated by this Clause 3.5.

3.5.5

Each Party shall give all such consents and instructions which are necessary to enable any Escrow Party to deliver any Escrow Property to the Escrow Agent in accordance with this Clause 3.5 and clause 4 (Escrow Property) of the Escrow Agreement.

3.6	Loan Note 3

3.6.1

The Escrow Property that TVF BTIH shall deliver (or procure the delivery of) to the Escrow Agent in accordance with Clause 3.5.1(a) and the terms of the Escrow Agreement shall include an executed (but undated) copy of Loan Note 3, which TVF BTIH shall issue to IMTIS Holdings simultaneously with IMTIS Holdings funding the IMTIS Holdings Cash Account (as defined in the Escrow Agreement) in accordance with Clause 3.5.1(a) and the terms of the Escrow Agreement.

3.6.2	Loan Note 3 shall remain deposited with the Escrow Agent until released in accordance with the terms of this Deed and the Escrow Agreement.

3.6.3

Each of IMTIS Holdings, L1, ATT, TVF BTIH, TWF and Ziraat acknowledge and agree that IMTIS Holdings shall not be deemed to have acquired legal title to, and full beneficial ownership of, Loan Note 3 until the deemed simultaneous occurrence of the Telia TH Interest SPA Implementation, the Total CTH TH Interest SPA Implementation and the TH/TVF BTIH Merger Registration as described under with Clause 8 (Transaction Steps on the Completion Date).

3.7	Implementation Committee

3.7.1

An implementation committee shall be formed by the Key Parties immediately following the date of this Deed comprised of one (1) representative from each of the Key Parties (the “Implementation Committee”).

3.7.2	Each Key Party must nominate its representative to the Implementation Committee by notifying the other Key Parties in writing by no later than five (5) Business Days after the date of this Deed.

3.7.3

Each of the Key Parties shall be entitled at any time to remove any person appointed by such Key Party as its representative on the Implementation Committee and to appoint a new person to take the place of such representative. Any such removal shall be effective immediately upon receipt of a written notice by the other Key Parties.

3.7.4

The Implementation Committee shall meet telephonically at least once a week, or as otherwise reasonably requested by any Key Party representative. Each party representative shall update the representatives of the other parties on the progress made to achieve satisfaction of the Conditions Precedent to the Convocation of the General Assembly, including any progress made with the competent Governmental Entities and any inquiries made by, or requests for additional information and documentary materials received from, any Governmental Entity in connection with the Transactions.

3.7.5	Each Key Party representative shall be permitted to invite counsel to attend the meetings of the Implementation Committee.

3.8	Replacement Share Certificates of Turkcell Holding

3.8.1

As soon as practicable following the date of this Deed, each of CTH, Telia Finland and Turkcell Holding shall use their reasonable endeavours, including the adoption of a board resolution by Turkcell Holding, as soon as is reasonably practicable but in any case before Turkcell Holding delivers its Escrow Property to the Escrow Agent in accordance with clause 4 (Escrow Property) of the Escrow Agreement and Clause 3.4 (Delivery of Escrow Property and Escrow Agent Instructions) to:

(a)	cancel and destroy all issued original share certificates of Turkcell Holding held by each of CTH and Telia Finland;

(b)

procure the issuance of one (1) replacement share certificate to CTH in respect of its entire shareholding in Turkcell Holding and one (1) replacement share certificate to Telia Finland in respect of its entire shareholding in Turkcell Holding in accordance with the Turkish Commercial Code; and

(c)	deliver each one (1) share certificate to the Representative of the respective shareholder.

3.8.2

Each of CTH, Telia Finland and Turkcell Holding shall procure that the new share certificates are signed by any two members of the board of directors of Turkcell Holding prior to their delivery to the respective shareholder’s Representatives.

3.8.3

Each of CTH, Telia Finland and Turkcell Holding shall procure that the cancellation of the existing share certificates of Turkcell Holding held by each of CTH and Telia Finland is conducted under the supervision of either an attorney-at-law satisfactory to the Key Parties, or a notary public, in separate meetings for each of Telia Finland and CTH, convened either physically or by means of a videoconference which is video recorded. A legal consultant representing TWF shall have the right to join such meetings, whether in person or via videoconference, and to guide the attorney at law during the meeting to make sure that the cancellation of the existing share certificates are properly observed.    In such meetings, the cancellation process of the existing share certificates of Turkcell Holding held by each of CTH and Telia Finland shall be completed by way of handwritten cancellation annotations or stamping cancellation caches on the share certificates and recorded under an affidavit to be signed by a Representative of the respective shareholder. Any expenses related to the appointment of the attorney-at-law or the notary public shall be borne by the relevant shareholder.

3.8.4

Each of CTH and Telia Finland shall use all commercially reasonable endeavours to deliver each of their respective cancelled share certificates to Turkcell Holding as soon as reasonably practicable following cancellation thereof and in any case before Turkcell Holding delivers its Escrow Property to the Escrow Agent in accordance with clause 4 (Escrow Property) of the Escrow Agreement and Clause 3.4 (Delivery of Escrow Property and Escrow Agent Instructions).

3.8.5

On receipt of the cancelled share certificates of Turkcell Holding previously held by Telia Finland, the Representatives of Telia Finland in Turkey shall organise destruction of the cancelled share certificates before a Turkish notary public and the Representative of each Key Party and CFI shall be invited with reasonable notice to attend such destruction process. The Representatives of Telia Finland shall procure that Representatives of each Key Party and Turkcell Holding are provided with all documents as they shall reasonably request evidencing such destruction.

3.8.6

On receipt of the cancelled share certificates of Turkcell Holding previously held by CTH, the Representatives of CTH in Turkey shall organise destruction of the cancelled share certificates before a Turkish notary public and the Representative of each Key Party and CFI shall be invited with reasonable notice to attend such destruction process. The Representatives of CTH shall procure that Representatives of each Key Party and CFI and Turkcell Holding are provided with all documents as they shall reasonably request evidencing such destruction. For the avoidance of doubt, if CTH so requests, the cancellation of the share certificates of Turkcell Holding held by CTH in accordance with Clause 3.8.3, and the destruction of such share certificates in accordance with this Clause 3.8.6 shall be completed in one meeting.

3.9	Corporate Authorisations

Within sixty (60) Business Days following a written request from any other Party, provided that any such written request shall be submitted by no later than ten (10) Business Days after the date of this Deed, each Party shall deliver to such other Party (for itself and its Affiliates) one (1) notarised and apostilled copy of a power of attorney (if any) and/or a board resolution (or other applicable equivalent authorisation) evidencing and, if customary in the relevant jurisdiction and reasonably practicable, confirming the validity of, the authority of the individuals that executed, and were empowered to execute, the Transaction Agreements to which it is party on its behalf, it being understood that no Party shall be required by this Clause 3.9 to arrange for an in-person appearance or physical signing by such Party’s signatory before a notary or court in any jurisdiction.

3.10	Conditions for Convocation of the Turkcell General Assembly

3.10.1	The conditions precedent to the convocation of the Turkcell General Assembly (together, the “Conditions Precedent to the Convocation of the Turkcell General Assembly”) are the following:

(a)	all Approvals set out in Schedule 1 (Transaction Approvals) which are required to be obtained before convocation of the Turkcell General Assembly in accordance with that Schedule have been obtained;

(b)	effectiveness, at (or conditional upon) Completion, of the mutual waivers, releases and covenants in the Global Settlement Deed;

(c)	each Transaction Agreement which has been entered into by all parties thereto remains in full force and effect with no party thereto being in material breach of its obligations thereunder;

(d)	an Order from the ECCA in substantially the same form as that at Schedule 1 (Certificate of Result) of the Global Settlement Deed has been issued by the ECCA and is in full force and effect;

(e)

to the knowledge of the Parties, no other Order or Law issued by any court of competent jurisdiction or other Governmental Entity preventing any of the Partial Escrow Release, Telia TH Interest SPA Implementation, Total CTH TH Interest SPA Implementation, TH/TVF BTIH Merger Registration or Completion;

(f)	the TH/TVF BTIH Merger Documents have been prepared in accordance with Clause 3.1 (Actions in Preparation for the TH/TVF BTIH Merger);

(g)

all actions required under Clause 3.2 (Actions in Preparation for the CTH Issuance and the CTH Buy-Back) for the CTH Buy Back to take effect in accordance with Clauses 8.3.2(j), 8.6 and 8.8 (Completion);

(h)

any waivers of any right, restriction or entitlement under the CTH Corporate Documents and the TH Corporate Documents, in each case as contemplated by the Global Settlement Deed, are in full force and effect;

(i)	the Conversion Turkcell Shares have been converted in accordance with Clause 3.3 (Conversion of Turkcell Holding’s Closely Held Turkcell Shares);

(j)

CFI and the Escrow Parties have delivered or procured the delivery of the Escrow Property to the Escrow Agent in accordance with clause 4 (Escrow Property) of the Escrow Agreement and Clause 3.4 (Delivery of Escrow Property and Escrow Agent Instructions); and

(k)

each Escrow Party has delivered an executed but undated copy of the Escrow Agent Instructions, together with the Designated Solicitors Instructions, to the Designated Solicitors in accordance with Clause 3.4 (Delivery of Escrow Property and Escrow Agent Instructions).

3.10.2

Subject to Clauses 3.10.3, 3.10.4, 3.10.5 and 3.10.6 below, the Conditions Precedent to the Convocation of the Turkcell General Assembly may be waived by agreement in writing between each of the Key Parties, and only by all of them.

3.10.3

If any Party requests a waiver of any Condition Precedent to the Convocation of the Turkcell General Assembly, it shall give each other Party not less than five (5) Business Days’ notice of such request.

3.10.4

Any waiver of any Condition Precedent to the Convocation of the Turkcell General Assembly that imposes any additional obligations or liabilities on any Party or that materially affects such Party’s rights under any Transaction Agreement shall only become effective if such Party has also consented to it in writing (which, for this purpose, does not include email).

3.10.5

Any waiver of any Condition Precedent to the Convocation of the Turkcell General Assembly that would impose disproportionate obligations or liabilities under Applicable Law on any Party which is not a Key Party as compared to a Key Party shall only become effective if such disproportionately affected Party has also consented to it in writing (which, for this purpose, does not include email).

3.10.6

Any waiver of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at Clause 3.10.1(d) above shall only become effective if CFI has also consented to it in writing (which, for this purpose, does not include email).

3.10.7

If at any time prior to Completion, an Order or Law (or an amendment to existing Law) under the jurisdiction of the Republic of Turkey is issued, approved, enacted, promulgated, or published (or, with respect to Law or amendments to existing Law only, enjoined or officially included in the general assembly agenda of the Turkish Parliament) as a result of which any Party (or any of its Affiliates or Turkcell) is or will be obliged to grant, or shall or will become subject to, dissenting shareholder rights (including exit rights from Turkcell and/or compensation) and/or make a mandatory tender offer, in each case as a result of or in connection with the Transactions, any such circumstance shall be treated as an unsatisfied Condition Precedent to the Convocation of the Turkcell General Assembly and may only be waived by agreement in writing between each of the Key Parties, and only by all of them.

3.10.8

No Party shall take any steps to cause Turkcell to convene the Turkcell General Assembly unless and until all of the Conditions Precedent to the Convocation of the Turkcell General Assembly have been satisfied or waived in accordance with this Clause 3.10.

3.10.9	The Parties agree that:

(a)

the primary responsibility for obtaining satisfaction of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at paragraph (a) of Clause 3.10.1 is as described in Clause 2.1 above;

(b)	Telia Finland has the primary responsibility for obtaining satisfaction of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at paragraph (d) of Clause 3.10.1 above;

(c)

Turkcell Holding and each of Telia Finland, CTH, ATT and CFI have the primary responsibility for obtaining satisfaction of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at paragraph (f) of Clause 3.10.1 above (with respect to the TH/TVF BTIH Merger Documents contemplated under Clause 3.1.1);

(d)

TVF BTIH and TWF have the primary responsibility for obtaining satisfaction of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at paragraph (f) of Clause 3.10.1 above (with respect to the TH/TVF BTIH Merger Documents contemplated under Clause 3.1.2);

(e)

Ziraat, CFI, ATT and CTH collectively have the primary responsibility for obtaining satisfaction of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at paragraph (g) of Clause 3.10.1 above; and

(f)

TH and ATT jointly have the primary responsibility for obtaining satisfaction of the Condition Precedent to the Convocation of the Turkcell General Assembly set out at paragraph (i) of Clause 3.10.1 above.

3.10.10

Each Party who is (or together with another Party is) described as primarily responsible under Clause 3.10.9 above for the satisfaction of each Condition Precedent to the Convocation of the Turkcell General Assembly shall give notice to the Parties of the satisfaction of any of the relevant conditions (from time to time) as soon as practicable and in any event within two (2) Business Days of becoming aware of the same.

3.10.11

The Parties agree and acknowledge that entry into the Transaction Agreements shall not create or cause to pass any equitable interest in the shares captured by the BVI Injunction prior to the obtaining of the ECCA Order in Clause 3.10.1(d) above.

3.11	Convocation of the Turkcell Holdings Annual General Assembly

3.11.1

Subject to Clause 3.11.2, during the period starting on 1 August 2020 and ending on 20 August 2020, Turkcell Holding shall, and each of Telia Finland, ATT, CFI and CTH shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to convene the Turkcell Holding General Assembly (i) to approve the financial statements of Turkcell Holding pertaining to the special fiscal year of 1 June 2019-31 May 2020, (ii) to approve the annual activity report and group company report of Turkcell Holding pertaining to the special fiscal year of 1 June 2019-31 May 2020, (iii) to release the members of the board of directors of Turkcell Holding from their liabilities in their capacity as members of the board of directors, (iv) to re-appoint the board members whose term of office has expired for a term of one year, and (v) subject to Clause 11.2, to discuss and resolve on any other issues which are required to be discussed and resolved on in an ordinary general assembly meeting in accordance with Applicable Law.

3.11.2

If the Turkcell General Assembly is convened on a date falling prior to 1 August 2020, Turkcell Holding shall convene, and each of Telia Finland, ATT, CFI and CTH shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to convene, the Turkcell Holding General Assembly on a date falling up to five (5) Business Days before the Turkcell General Assembly Date to approve the matters and take the actions set out under Clause 3.11.1.

4.	CONVOCATION OF THE TURKCELL GENERAL ASSEMBLY

4.1.1

By no later than the fifth (5th) Business Day immediately following satisfaction (or waiver if made in accordance with the provisions thereof) of all the Conditions Precedent to the Convocation of the Turkcell General Assembly, Turkcell Holding shall, and each of Telia Finland, ATT, CFI and CTH shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to, submit a request to the Turkcell Board for convocation of the Turkcell General Assembly in accordance with Article 411/1 of the Turkish Commercial Code with an agenda in the form set out in Schedule 14 (Form of Turkcell General Assembly Agenda) (such request being the “Request to the Turkcell Board”).

4.1.2	The Request to the Turkcell Board shall include a request to the Turkcell Board that:

(a)

the Turkcell Board shall invite the shareholders of Turkcell to the Turkcell General Assembly to be convened both physically and electronically through electronic general assembly system on the date falling twenty-two (22) calendar days after the receipt of the Request to the Turkcell Board by the Turkcell Board (the “Target Turkcell General Assembly Date”);

(b)

the Turkcell Board shall, on the same date as the date of the Request to the Turkcell Board or as soon as possible thereafter, adopt a board resolution (the “Turkcell BoD Resolution”) calling the Turkcell General Assembly on the Target Turkcell General Assembly Date with an agenda in the form set out in Schedule 14 (Form of Turkcell General Assembly Agenda), and shall provide a notarised copy of the Turkcell BoD Resolution to Turkcell Holding;

(c)

on the same day as the Turkcell BoD Resolution, the Turkcell Board shall disclose the Turkcell BoD Resolution through the public announcement platform in the form set out in Schedule 15 (Form of Turkcell BoD Announcement) (the “Turkcell BoD Announcement”);

(d)	the Turkcell Board shall announce the date of Turkcell General Assembly and its agenda on the Turkish Trade Registry Gazette and on its website;

(e)

the Turkcell Board shall apply to the CMB and the Turkish Ministry of Trade for approval of the AoA Amendments and, on the date of approval of the AoA Amendments by the CMB and the Turkish Ministry of Trade, shall issue a public disclosure of such approvals in the form set out in Schedule 16 (Form of AoA Approval Announcement); and

(f)

the Turkcell Board shall apply to the Ministry of Customs and Trade Provincial Trade General Directorate for the appointment of the Ministry Representative to attend the Turkcell General Assembly by filing a petition duly annexing all required documents and paying all applicable fees.

4.1.3

Each of Telia Finland, ATT, CFI and CTH shall, to the extent that it is not prohibited from doing so by Applicable Law and in accordance with Applicable Law, take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to exercise all rights and powers available to it in its capacity as a shareholder of Turkcell to cause Turkcell to take each of the actions set out in the Request to the Turkcell Board under Clause 4.1.2 above in the manner and within the time periods as set out therein.

5.	TRANSACTION STEPS ON AND FOLLOWING THE TURKCELL GENERAL ASSEMBLY DATE

5.1

On the Turkcell General Assembly Date and subject to the satisfaction or waiver (if made in accordance with the provisions thereof) of the Completion Conditions (other than the Completion Condition under Clause 6.1(b)), to the extent that it is not prohibited from doing so by Applicable Law and in accordance with Applicable Law, Turkcell Holding shall, and each of Telia Finland, ATT, CFI and CTH shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to, vote (or cause to be voted), in person or by proxy, the Turkcell Shares:

(a)	to approve the AoA Amendments;

(b)

subject in each case to the prior approval of, or contingent upon the approval of, the AoA Amendments by the shareholders of Turkcell, (i) to approve any dividend payment or other distribution proposed by the Turkcell Board at the Turkcell General Assembly in an amount equal to the lesser of (1) the maximum amount allowed under Applicable Law and (2) TRY 1,623,243,500.00 (such amount, the “Relevant Dividend Amount”), or (ii) if no such proposal is tabled by the Turkcell Board or the aggregate amount of the dividend payment or other distribution proposed by the Turkcell Board is different from the Relevant Dividend Amount, to table a proposal for, and approve, a dividend payment in an aggregate amount equal to the Relevant Dividend Amount;

(c)	to approve the appointment of Christopher Powell as a director of Turkcell by the Turkcell Board as per Article 363 of the Turkish Commercial Code; and

(d)	against any other proposal that would reasonably be expected to impede, frustrate, prevent, delay or nullify all or any material part of the Transaction Agreements or the Transactions.

5.2

In furtherance of Clause 5.1, by no later than the Turkcell General Assembly Date Turkcell Holding shall, and each of Telia Finland, ATT, CFI and CTH shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause Turkcell Holding to, authorise, execute and deliver the power of attorney in the form of Schedule 17 (Form of Turkcell Holding POA) (the “Turkcell Holding POA”) to appoint one (1) Representative from Telia Finland and one (1) Representative from ATT, acting severally, as its attorneys (the “TH Attorneys”), who will appear at the Turkcell General Assembly and vote the Turkcell Shares in accordance with the voting instructions specified in the Turkcell Holding POA. Each of Telia Finland and ATT must nominate its Representative by notifying the other Key Parties in writing by no later than ten (10) Business Days prior to the Turkcell General Assembly Date.

5.3

For the avoidance of doubt, unless otherwise agreed by the Key Parties, Clause 5.1 shall not apply, and Turkcell Holding shall not vote to approve the AoA Amendments on the Turkcell General Assembly Date, if:

(a)	the Turkcell General Assembly was convened other than in accordance with Clause 4.1.1 (Convocation of the Turkcell General Assembly);

(b)

the Turkcell Board has not taken the actions requested in accordance with Clause 4.1.2, subject to any changes which are not material (including any lengthening of the time periods for performance which the Key Parties acting reasonably agree is necessary in the circumstances or is required by Applicable Laws);

(c)

the CMB or the Turkish Ministry of Trade have requested any changes to the the amendments to Turkcell’s articles of association as set out in Schedule 2 (Form of AoA Amendments) and such changes have not been approved in writing by each of the Key Parties; or

(d)	on the Turkcell General Assembly Date, the Completion Conditions (other than the Completion Condition under Clause 6.1(b)) are not satisfied or waived (in accordance with the provisions thereof),

and Turkcell Holding shall, and each of Telia Finland, ATT, CFI and CTH shall (including through the exercise of voting rights or otherwise) cause Turkcell Holding to, immediately revoke the Turkcell Holding POA if any of paragraphs (a) to (b) of this Clause 5.3 applies.

5.4

The authority of the TH Attorneys to represent Turkcell Holding in its capacity as shareholder of Turkcell at the Turkcell General Assembly is limited to those powers expressly authorised under the Turkcell Holding POA. Any vote or action taken by the TH Attorneys in respect of the Turkcell Shares (at the Turkcell General Assembly or otherwise) that is different from what is expressly authorised under the Turkcell Holding POA shall be deemed null and void.

6.	COMPLETION CONDITIONS

6.1

The obligations of each Party to proceed to Completion are conditional upon the satisfaction or waiver (if made in accordance with the provisions hereof) of the following conditions (the “Completion Conditions”):

(a)	the approval of the AoA Amendments by the CMB and the Turkish Ministry of Trade;

(b)	the approval of the AoA Amendments by the Turkcell General Assembly;

(c)

the continued satisfaction or waiver of the Conditions as defined in each of the Total CTH TH Interest SPA and the Telia TH Interest SPA in accordance with the terms thereof (except those Conditions which are satisfied by the satisfaction of the other Completion Conditions in this Deed); and

(d)

the continued satisfaction or waiver (if made in accordance with Clause 3.10.2) of the Conditions Precedent to the Convocation of the Turkcell General Assembly; provided that the conditions set out in paragraphs (a), (f), (g), (i), (j) and (k) of Clause 3.10.1 shall be deemed to be satisfied if they were satisfied on or prior to the Turkcell General Assembly Convocation Date, and Clause 3.10.7 shall apply to the Completion Conditions, mutatis mutandis.

6.2

Subject to Clauses 6.3, 6.4, 6.5 and 6.6, each Completion Condition (other than the Completion Condition set out at Clause 6.1(b)) may be waived by agreement in writing among all of the Key Parties, and not only some of them. The Parties acknowledge and agree that the Completion Condition in Clause 6.1(b) cannot be waived by the Parties.

6.3	If any Party requests a waiver of any Completion Condition, it shall give each other Party not less than five (5) Business Days’ notice of such request.

6.4

Any waiver of any Completion Condition that imposes any additional obligations or liabilities on any Party or that materially affects such Party’s rights under any Transaction Agreement shall only become effective if such Party has also consented to it in writing (which, for this purpose, does not include email).

6.5

Any waiver of any Completion Condition that would impose disproportionate obligations or liabilities under Applicable Law on any Party which is not a Key Party as compared to a Key Party shall only become effective if such disproportionately affected Party has also consented to it in writing (which, for this purpose, does not include email).

6.6

Any waiver of the Completion Condition set out at 6.1(d) as it relates to Condition Precedent to the Convocation of the Turkcell General Assembly set out at Clause 3.10.1(d) above shall only become effective if CFI has also consented to it in writing (which, for this purpose, does not include email).

6.7

No Party may rely on the failure of any Completion Conditions to be satisfied if such failure was caused by such Party’s failure to use its reasonable endeavours to consummate the Transactions, as required by Clause 7 (Efforts to Cause Completion to Occur).

6.8

If any Party becomes aware of any fact, matter or circumstance that is reasonably likely to lead to a Completion Condition being unsatisfied or incapable of waiver, that Party will immediately notify the other Parties thereof.

6.9

Any waiver of any Completion Condition under Clause 6.2 shall not affect a Party’s right to compensation for liabilities incurred as a result of any other Party’s failure to satisfy such Completion Condition.

7.	EFFORTS TO CAUSE COMPLETION TO OCCUR

7.1	In addition to the obligations on the Parties in respect of the Approvals set out elsewhere in the Transaction Agreements, prior to Completion, each Party shall use all its reasonable endeavours to take, or cause to be taken, all actions (including the exercise of voting rights), and to do, or cause to be done and cooperate in full with each other Party in order to do, all other things necessary (subject to and as required under any Applicable Law) to consummate the Transactions as promptly as practicable including, but not limited to:

(a)	making all public disclosures as may be required under Applicable Laws regarding the Transactions;

(b)

duly and timely preparing and submitting required instructions to any applicable financial institutions / intermediaries, the Escrow Agent and the CRA in accordance with the provisions of the Transaction Agreements;

(c)	executing and delivering all such certificates, instruments of conveyance and documents as may be reasonably required to carry out the intent and purposes of the Transaction Agreements; and

(d)	causing all relevant annotations to be made in (i) the corporate books of Turkcell Holding, Turkcell, CTH and TVF BTIH and (ii) the register of Loan Note holders of TVF BTIH, as applicable.

7.2

On the Business Day prior to the Turkcell General Assembly Date, the Designated Solicitors shall date and deliver the signed Escrow Agent Instructions in the form scheduled to this Deed in Part A of Schedule 3 (Form of Escrow Agent Instructions) to the Escrow Agent in accordance with the Designated Solicitors Instructions.

7.3	Actions in Preparation for removal of attachments on the CH TH Interest and the SMYH TH Interest

CH, SMYH and each Party which is a direct or indirect shareholder of CH and SMYH shall take all necessary actions to prepare for the removal of all attachments on the CH TH Interest and the SMYH TH Interest, including liaising with any third party beneficiary of such attachments to obtain all necessary consents for the removal of such attachments on the Completion Date.

7.4	Board of Directors resolution books of Turkcell Holding, CH and SMYH

(a)

If, in accordance with Clauses 3.5.1 and 3.5.2, Turkcell Holding did not deliver or procure the delivery of its Board of Directors resolution book to the Escrow Agent, Turkcell Holding shall, and each Party which is a direct or indirect shareholder of Turkcell Holding shall take all necessary actions (through the exercise of voting rights or otherwise) to cause Turkcell Holding to, deliver or procure the delivery of such Board of Directors resolution book to the Key Parties (or their Representatives) on the Completion Date.

(b)

Each of CH and SMYH shall, and each Party which is a direct or indirect shareholder of CH and SMYH shall take all necessary actions (through the exercise of voting rights or otherwise) to cause each of CH and SMYH to, permit inspection by the Key Parties (or their Representatives) of those pages of its Board of Directors resolution book which set out those resolutions approving the transfer of the relevant TH Nominal Shares on the Completion Date, for the purpose of carrying out the actions required for Completion. For the avoidance of any doubt, nothing in this Clause 7.4(b) shall permit the Key Parties to: (i) inspect any other pages of the relevant resolution book by the Key Parties (or their Representatives); or (ii) require CH and/or SMYH (or their respective Representatives) to leave their Board of Directors resolution book in the possession of the Key Parties (or their Representatives).

8.	TRANSACTION STEPS ON THE COMPLETION DATE

8.1

Completion shall take place as soon as the Completion Conditions have been satisfied or waived in accordance with the provisions hereof. The Parties intend that Completion will occur on the Business Day immediately following the Turkcell General Assembly Date or, if not possible, sequentially within the shortest period of time practically achievable.

8.2	Delivery of Escrow Agent Instructions

Promptly following the satisfaction or waiver of the Completion Conditions in accordance with the provisions hereof, the Designated Solicitors shall date and deliver the signed Escrow Agent Instructions in the form scheduled to this Deed in Part B.1 of Schedule 3 (Form of Escrow Agent Instructions) to the Escrow Agent in accordance with the Designated Solicitors Instructions.

8.3	Partial Escrow Release

8.3.1

On receipt of the relevant Escrow Agent Instructions requiring it to do so, the Escrow Agent shall immediately and simultaneously release the First Release Documents as set out in the Escrow Agreement (the “Partial Escrow Release”). The First Release Documents shall be jointly held and administered by the Key Parties (or their Representatives) for the limited purpose of taking the actions contemplated and in the manner prescribed by Clauses 8.3.2, 8.3.3, 8.4, 8.5, 8.6 and 8.7.

8.3.2	Promptly after the Partial Escrow Release, the Key Parties (or their Representatives) (unless otherwise noted below) shall take, or cause to be taken, the following actions:

(a)

TVF BTIH (or its Representatives) shall present for approval (but not yet deliver) the First Release Documents relevant for the registration of the TH/TVF BTIH Merger to the Istanbul Trade Registry to confirm that they are sufficient and in good order to effect the registration of the TH/TVF BTIH Merger;

(b)

cause the First Release Documents relevant for the registration of the TH/TVF BTIH Merger approved by the Istanbul Trade Registry to be dated and issued, and, where applicable, duly notarised in accordance with Applicable Law;

(c)	apply to the Istanbul Trade Registry for registration of the TH/TVF BTIH Merger through the MERSIS system, effective immediately;

(d)	deliver the First Release Documents relevant for the registration of the TH/TVF BTIH Merger to the Istanbul Trade Registry;

(e)	procure the issuance of the certificate of registration of the TH/TVF BTIH Merger by the Istanbul Trade Registry (the “TH/TVF BTIH Merger Registration”);

(f)

subject to Clause 8.3.3 below, procure that the Designated Solicitors date and deliver the signed Escrow Agent Instructions in the form scheduled to this Deed in Part B.2 of Schedule 3 (Form of Escrow Agent Instructions) to the Escrow Agent in accordance with the Designated Solicitors Instructions;

(g)

CH, SMYH and each Party which is a direct or indirect shareholder of CH and SMYH shall cause all actions for the removal of all attachments on the CH TH Interest and the SMYH TH Interest to be taken and for the removal of such attachments to be reflected in the share ledger of Turkcell Holding;

(h)	cause all actions under Clause 8.4 (Transfer to CTH of the TH Nominal Shares) to be performed;

(i)	cause all actions under Clause 8.5 (CTH Issuance) to be performed;

(j)	cause all actions under Clause 8.6 (CTH Buy-Back) to be performed;

(k)

endorse the original share certificates of Turkcell Holding and update the share register of Turkcell Holding, in each case to record (i) TVF BTIH as the sole shareholder of Turkcell Holding; (ii) the transfer to TVF BTIH of the Telia TH Interest under the Telia TH Interest SPA (“Telia TH Interest SPA Implementation”); and (iii) the transfer of the Total CTH TH Interest under the Total CTH TH Interest SPA (“Total CTH TH Interest SPA Implementation”) and date all other First Release Documents relevant for the Telia TH Interest SPA Implementation and the Total CTH TH Interest SPA Implementation;

(l)

subject to Clause 8.3.3 below, cause the release of the Second Release Documents and the Residual Escrow Property by the Escrow Agent in accordance with the Escrow Agent Instructions delivered in accordance with paragraph (f) above; and

(m)	cause the surviving entity in the TH/TVF BTIH Merger to issue the first of three (3) separate creditor announcements to be made at one-week intervals.

8.3.3

The Parties agree and acknowledge that the signed Escrow Agent Instructions in the form scheduled to this Deed in Part B.2 of Schedule 3 (Form of Escrow Agent Instructions) shall be delivered to the Escrow Agent, and the Second Release Documents and the Residual Escrow Property shall be released by the Escrow Agent, at the same time as but not before TH/TVF BTIH Merger Registration.

8.3.4

If any of the actions described in paragraphs (a) to (l) (inclusive) of Clause 8.3.2 have not been completed by 11.00 a.m. (London time) on the same Business Day as the Business Day on which an application to the Istanbul Trade Registry for registration of the TH/TVF BTIH Merger has been made in accordance with Clause 8.3.2 (the “Initial Application Date”), the Parties shall take, or cause to be taken, all actions (including the exercise of voting rights) and do, or cause to be done, all things necessary (subject to and to the extent permitted under Applicable Law) and co-operate in good faith with each other Party to submit or re-submit all documents and take all other actions described in paragraphs (a) to (l) (inclusive) of Clause 8.3.2 in order to achieve Completion on the next Business Day immediately following the Initial Application Date and each subsequent Business Day thereafter until Completion is achieved.

8.4	Transfer to CTH of the TH Nominal Shares

8.4.1	The Key Parties (other than Telia Finland) shall cause the First Release Documents relevant for the transfer to CTH of the TH Nominal Shares to be dated and:

(a)

CTH shall purchase from CH, and CH shall sell and transfer to CTH, effective immediately, the CH TH Interest for a cash consideration of TRY 1.00, with full title guarantee and together with all rights, title and interest then attaching to them, free and clear of all Encumbrances;

(b)

CTH shall purchase from Intercon, and Intercon shall sell and transfer to CTH, effective immediately, the Intercon TH Interest for a cash consideration of TRY 1.00, with full title guarantee and together with all rights, title and interest then attaching to them, free and clear of all Encumbrances; and

(c)

CTH shall purchase from SMYH, and SMYH shall sell and transfer to CTH, effective immediately, the SMYH TH Interest for a cash consideration of TRY 1.00, with full title guarantee and together with all rights, title and interest then attaching to them, free and clear of all Encumbrances.

8.4.2

Each Party that is a direct or indirect shareholder of CTH, CH, Intercon and SMYH, to the extent such Party is not prohibited from doing so by Applicable Law and in accordance with Applicable Law, shall exercise all rights and powers available to it in its capacity as a direct or indirect shareholder of CTH, CH, Intercon and SMYH, as applicable, to cause CTH, CH, Intercon and SMYH to take the actions contemplated by Clause 8.4.1 above.

8.4.3

As of the date of this Deed and at consummation of the acquisition by CTH of the TH Nominal Shares (i) CH warrants to each other Party that it is a direct shareholder of SMYH and CH exercises sole control over the management, business affairs and the board of directors of SMYH such that it is capable, and will be capable at the time the transfer of the SMYH TH Interest to CTH has to be implemented, without Approval from any third-party (subject to Approvals from third parties required to remove the attachments on the SMYH TH Interest), to complete the transfer of the SMYH TH Interest to CTH, and (ii) CTH warrants to each other Party that Intercon is a direct subsidiary of CTH, and CTH exercises control over the management, business affairs and the board of directors of Intercon such that it is capable, and will be capable at the time the transfer of the Intercon TH Interest to CTH has to be implemented, without Approval from any third-party, to complete the transfer of the Intercon TH Interest to CTH.

8.5	CTH Issuance

8.5.1

The Key Parties (other than Telia Finland) shall cause the First Release Documents relevant to the CTH Issuance to be dated, and ATT, CFI, CTH and Ziraat shall take all necessary actions to cause CTH to issue 0.49 A shares in CTH to ATT (in consideration of ATT contributing the ATT CTH Receivable to CTH) and 0.51 B shares in CTH to Ziraat (at the direction of CFI) (in consideration of CFI contributing the CH CTH Receivable to CTH), respectively (collectively, the “CTH Issuance”), including by taking the following steps (in the following order):

(a)	CH shall deliver to CFI, and CFI shall accept, an absolute assignment of the CH CTH Receivable in favour of CFI in the form set out in Schedule 18 (Form of CH Receivable Assignment);

(b)

each of ATT and CFI shall deliver to the board of directors of CTH an executed copy of an application letter for shares in CTH, respectively, in the form set out in Schedule 19 (Form of CTH Issuance Share Application Letter), and CFI shall also issue a direction letter in the form set out in Schedule 20 (Form of CFI Direction Letter) to CTH directing CTH to issue the shares to be issued to CFI by CTH directly in the name of Ziraat;

(c)

the board of directors of CTH shall approve the CTH Issuance and resolve to issue 0.49 A shares in CTH to ATT as consideration for the satisfaction, release and discharge in full of the ATT CTH Receivable and 0.51 B shares in CTH to Ziraat as consideration for the satisfaction, release and discharge in full of the CH CTH Receivable, by adopting the board resolutions in the form set out in Schedule 21 (Form of CTH Issuance Board Resolutions), such that immediately after the consummation of the CTH Issuance the registered members of CTH will be, and will hold the number and class of shares in CTH, as set out following:

(1)	ATT – 49.49 A shares in CTH; and

(2)	Ziraat – 51.51 B shares in CTH,

(it being acknowledged and agreed that no share certificates will be issued in connection with the CTH Issuance); and

(d)

CTH shall instruct and cause the CTH Registered Agent (or such other person who holds and maintains the register of members of CTH) to update the register of members of CTH to reflect the CTH Issuance, namely by recording in such register of members the allotment (on a fully paid basis) to ATT of 0.49 A shares in CTH and to Ziraat of 0.51 B shares in CTH. Promptly upon the register of members being so updated, CTH shall cause a copy thereof to be provided to each of ATT and Ziraat.

8.5.2

It is acknowledged and agreed by each of ATT and CTH in favour of each other that, in consideration of (and with effect immediately upon) CTH issuing 0.49 A shares to ATT (as provided for above in this Deed), the ATT CTH Receivable is satisfied, released and discharged in full and that CTH no longer has any obligation to ATT (or any other person) under or in connection with the ATT CTH Receivable.

8.5.3

It is acknowledged and agreed by each of CH, CFI, Ziraat and CTH in favour of each other that, in consideration of (and with effect immediately upon) CTH issuing 0.51 B shares to Ziraat (as provided for above in this Deed), the CH CTH Receivable is satisfied, released and discharged in full and that CTH no longer has any obligation to CFI (or any other person) under or in connection with the CH CTH Receivable.

8.6	CTH Buy-Back

8.6.1

The Key Parties (other than Telia Finland) shall cause the First Release Documents relevant to the CTH Buy-Back to be dated, and ATT, CFI, CTH and Ziraat shall take all necessary actions to cause CTH to purchase (i) all of the issued shares registered in the name of ATT in CTH other than 0.49 A shares in consideration of CTH distributing (at the direction of ATT) Loan Note 1 to IMTIS Holdings and (ii) all of the issued shares registered in the name of Ziraat in CTH other than 0.51 B shares in consideration of CTH distributing Loan Note 2 to Ziraat (collectively, the “CTH Buy-Back”), including by taking the following steps:

(a)

Ziraat shall deliver to the board of directors of CTH an executed copy of a consent and confirmation letter (in the form set out in Schedule 22 (Form of Ziraat Consent)) (i) providing their prior written consent to CTH purchasing its own shares pursuant to the CTH Buy-Back (for the purposes of Regulation 4.4 of the CTH Memorandum and Articles of Association); and (ii) confirming that it has the necessary authority to execute and deliver the shareholder resolutions referred to therein;

(b)

each of ATT and Ziraat (with CFI’s consent) shall deliver to the board of directors of CTH an executed copy of the shareholder resolutions in the form set out in Schedule 23 (Form of CTH Buy-Back Shareholder Resolutions) approving the CTH Buy-Back;

(c)

the board of directors of CTH shall approve the CTH Interim Accounts and resolve to offer the CTH Buy-Back by adopting the board resolutions in the form set out in Schedule 24 (Form of CTH Buy-Back Offer Board Resolutions);

(d)	CTH shall deliver to each of ATT and Ziraat (with CFI’s consent) a short-form offer letter (including share repurchase form) in the form set out in Schedule 25 (Form of CTH Offer Letter);

(e)

each of ATT and Ziraat (with CFI’s consent) shall deliver to the board of directors of CTH its consent to, and agreement to participate in, the CTH Buy-Back in the form set out in Schedule 26 (Form of ATT and Ziraat Consent to CTH Buy-Back Offer), including its completed and duly executed and delivered acknowledgement and agreement to the short-form offer letter;

(f)

each of ATT and Ziraat (with CFI’s consent) shall deliver to the board of directors of CTH an executed share transfer / repurchase form in the form set out in Schedule 27 (Form of Share Transfer / Repurchase Form), which upon receipt CTH shall duly execute, in respect of their shares the subject of the CTH Buy-Back and the share certificates (if any were issued) in respect of their shares the subject of the CTH Buy-Back (or an indemnity, in form satisfactory to CTH, for any lost share certificates);

(g)

the board of directors of CTH shall approve the completion of the CTH Buy-Back by adopting the board resolutions in the form set out in Schedule 28 (Form of CTH Buy-Back Approval Board Resolutions), including passing the necessary solvency resolutions and approving:

(i)	the updating of CTH’s register of members to record therein the CTH Buy-Back and the cancellation of the applicable shares the subject of such CTH Buy-Back;

(ii)	the cancellation of any applicable share certificates in respect of the shares subject of the CTH Buy-Back (with no balance share certificates being issued); and

(iii)	the payment of the applicable buyback consideration represented by Loan Note 1 and Loan Note 2;

(h)

CTH shall instruct and cause the CTH Registered Agent (or such ever other person who holds and maintains the register of members of CTH) to update the register of members of CTH to effect the CTH Buy-Back and the cancellation of all the issued shares in CTH save for (I) 0.49 A Shares as held by ATT and (II) 0.51 B Shares as held by Ziraat (it being acknowledged and agreed that, from the time the register of members of CTH is so updated, the former holders of the shares as repurchased pursuant to the CTH Buy-Back have no further rights or entitlements in respect of such repurchased shares other than their right to receive the consideration as provided for in, as applicable, in Clauses 8.6.1(i) or 8.6.1(j) following). Promptly upon the register of members being so updated, CTH shall cause a copy thereof to be provided to each of ATT and Ziraat;

(i)

upon or promptly following the register of members of CTH being updated as per Clause 8.6.1(h) above, CTH (at the direction of ATT) shall (in consideration of the buyback by CTH of the applicable shares previously held by ATT in CTH) deliver the Loan Note 1 Deed of Assignment to IMTIS Holdings;

(j)

upon or promptly following the register of members of CTH being updated as per Clause 8.6.1(h) above, CTH shall (in consideration of the buyback by CTH of the applicable shares previously held by Ziraat in CTH) deliver the Loan Note 2 Deed of Assignment to Ziraat; and

(k)

TVF BTIH shall update the applicable register of Loan Note holders to reflect the transfer of Loan Note 1 to IMTIS Holdings and Loan Note 2 to Ziraat, respectively, as a result of the CTH Buy-Back, and shall deliver a copy of such updated register to ATT and Ziraat.

8.6.2

Each of ATT, CFI, CTH and Ziraat warrants in respect of itself that (i) each step that it is required to take in order to effect the CTH Issuance and the CTH Buy-Back on the Completion Date is set out in Clauses 3.2, 8.5, 8.6.1 and 8.6.3 and (ii) to its knowledge, no steps other than those set out in Clauses 3.2, 8.5, 8.6.1 and 8.6.3, are required to be taken by third parties to effect the CTH Issuance and the CTH Buy-Back on the Completion Date.

8.6.3	Each of ATT, Ziraat and CFI hereby irrevocably agrees, as of the date of this Deed:

(a)

that CTH may undertake and perform each of the CTH Issuance, CTH Buy-Back and any and all of the actions in preparation for the CTH Issuance and the CTH Buy-Back contemplated by Clauses 3.2, 8.5 and 8.6, respectively, or otherwise in connection therewith (the “Relevant CTH Actions”) free of any restrictions, limitations, conditions or other requirements arising under the CTH Memorandum and Articles of Association and, in particular, without complying with any restrictions, limitations, conditions or other requirements arising under any of Regulations 6 to 10 (inclusive) of the CTH Memorandum and Articles of Associations; and

(b)

to waive, and hereby irrevocably waives, the application of Regulations 6 to 10 (inclusive) of the CTH Memorandum and Articles of Association (to the extent the same are applicable to any of the Relevant CTH Actions), and surrenders any rights and entitlements it may have in connection therewith.

8.7	Authority given to Key Parties

Each Party other than a Key Party authorises, for itself and its Affiliates, the Key Parties (or their Representatives) to hold, administer and date the First Release Documents and Second Release Documents to which it, or any of its Affiliates, is a party in accordance with this Clause 8. Each Party agrees, for itself and its Affiliates, that upon the dating of a First Release Document or a Second Release Document by the Key Parties (or their Representatives) such First Release Document or Second Release Document shall become binding on each party to that document in accordance with its respective terms.

8.8	Completion

8.8.1

Each Party agrees and acknowledges that, notwithstanding any other provision of this Clause 8 or any other Transaction Agreement, all (and, in no event, less than all) of the actions described under paragraphs (a) to (k) (inclusive) of Clause 8.3.2 shall be deemed to occur simultaneously and, at the same time, the following shall be deemed to occur simultaneously:

(a)

CTH shall acquire legal title to, and full beneficial ownership of the TH Nominal Shares, with full title guarantee and together with all rights, title and interest then attaching to them, free and clear of all Encumbrances;

(b)	TVF BTIH shall acquire legal title to, and full beneficial ownership of the Total CTH TH Interest;

(c)	TVF BTIH shall acquire legal title to, and full beneficial ownership of the Telia TH Interest;

(d)

Telia Finland shall acquire legal title to, and full beneficial ownership of, a cash amount constituting the Purchase Price (as defined in the Telia TH Interest SPA) as adjusted in accordance with clause 3.3 of the Telia TH Interest SPA (if applicable);

(e)	CTH shall acquire legal title to, and full beneficial ownership of Loan Note 1 and Loan Note 2 in accordance with the Total CTH TH Interest SPA;

(f)

IMTIS Holdings shall acquire legal title to, and full beneficial ownership of, the IMTIS Holdings Shares in accordance with the Turkcell Interest SPA, Loan Note 1 and the Loan Note 1 Deed of Assignment, and Loan Note 3;

(g)	Ziraat shall acquire legal title to, and full beneficial ownership of Loan Note 2 and the Loan Note 2 Deed of Assignment;

(h)

TVF BTIH shall acquire legal title to, and full beneficial ownership of, Loan Note 1, and Loan Note 3 alongside the Loan Note 1 TWF Deed of Assignment and the Loan Note 3 Deed of Assignment in accordance with the Turkcell Interest SPA; and

(i)

the Key Parties (or their Representatives) shall, save as set out in Clause 8.8.3, cause all Second Release Documents (as released by the Escrow Agent in accordance with the Escrow Agent Instructions contemplated by Clause 8.3.2(f) and the Escrow Agreement) which have not yet been dated and delivered in order to give effect to the actions set out under paragraphs (a) to (h) (inclusive) above to be immediately dated and delivered to the relevant counterparties, such occurrence being “Completion”, and the date of such occurrence being the “Completion Date”.

8.8.2

With effect from, and subject to Completion, each of CTH, Telia Finland, Turkcell Holding, TWF and TVF BTIH irrevocably and unconditionally releases and forever discharges each member of the board of directors of Turkcell Holding who were in such position until Completion from their liabilities in their capacity as members of the board of directors of Turkcell Holding and, to the extent not prohibited from doing so by Applicable Law and in accordance with Applicable Law, TVF BTIH (or its successors) shall, and TWF shall take all necessary actions (through the exercise of voting rights or otherwise) to cause TVF BTIH (or its successors) to, release and discharge such directors from their liabilities in their capacity as members of the board of directors of Turkcell Holding at the first annual general assembly of shareholders of TVF BTIH (or its successors) held after Completion.

8.8.3

No counterpart to the Deed of Adherence to the CTH SHA Termination Deed, the form of which is set out in Schedule 8 of the Global Settlement Deed, shall be dated and delivered unless, on or before the Completion Date, Ziraat exercises its rights under its security under the Facility Documents to appropriate CFI’s shares in CTH.

9.	TRANSACTION STEPS AFTER THE COMPLETION DATE

9.1	Actions Related to CTH

9.1.1

Immediately after Completion, CTH shall, and each of ATT and CFI shall take all necessary actions (including through the exercise of voting rights or otherwise) to cause CTH to, (i) amend and restate the CTH Memorandum and Articles of Association by adopting the Memorandum of Association and Articles of Association in the form set out in Schedule 30 (Amended and Restated CTH Memorandum and Articles of Association) (the “Amended and Restated CTH Memorandum and Articles of Association”), and (ii) register the Amended and Restated CTH Memorandum and Articles of Association with the Registrar of Corporate Affairs (British Virgin Islands).

9.1.2

As soon as reasonably practicable after the Completion Date, ATT, CFI and CTH shall take all necessary actions (including through the exercise of voting rights or otherwise) to (i) wind-up and dissolve the CTH Subsidiaries in accordance with their corporate documents and Applicable Laws, and then (ii) wind-up and dissolve CTH in accordance with the Amended and Restated CTH Memorandum and Articles of Association and Applicable Law, including by taking the steps set out in Schedule 30 (CTH Dissolution Steps).

9.2	Turkcell Dividends

9.2.1

Subject to Completion having occurred, each of TVF BTIH and IMTIS Holdings shall take all necessary actions (including through the exercise of voting rights and by requiring directors of Turkcell nominated for appointment by it) to cause Turkcell to comply with, to the extent permitted by Applicable Law and in accordance with Applicable Law, Turkcell’s dividend distribution policy in place as at the date of this Deed as historically applied in 2017 and 2018 in respect of its financial year ended 31 December 2019. Subject to Completion having occurred and to the extent permitted by Applicable Law and in accordance with Applicable Law, TVF BTIH and IMTIS Holdings shall discuss in good faith with the Turkcell Board how to cause the payment of all dividends and other distributions approved in respect of Turkcell’s financial year ended 31 December 2019 (including, for the avoidance of doubt, any dividend or other distribution approved pursuant to Clause 5.1(b)) to occur as soon as reasonably practicable.

9.2.2

TVF BTIH warrants to Telia Finland that as of the date of this Deed it has no present intention to cause Turkcell (i) to amend Turkcell’s dividend distribution policy in place as at the date of this Deed for a period of one (1) year after the Completion Date, or (ii) to apply the dividend policy during such period otherwise than as historically applied in respect of the 2017 and 2018 financial years of Turkcell.

9.3	Additional ITCA Approvals

Following Completion, each of TVF BTIH and IMTIS Holdings shall, if reasonably requested by the other party (the “Requesting Party”), use its reasonable endeavours to cooperate and collaborate with such Requesting Party and Turkcell in relation to any Approval such Requesting Party and Turkcell may require from ITCA under Applicable Law in circumstances where a Transfer of shares in Turkcell is contemplated or occurring.

9.4	ADR Program

TVF BTIH shall, during the three-year period starting at Completion, use its reasonable endeavours to cause Turkcell not to terminate its ADR Program.

10.	RELEASE OF ESCROW PROPERTY – NON-COMPLETION

The Parties agree that the Escrow Agent shall be required to immediately and simultaneously release the Escrow Property, or any residual Escrow Property then held by the Escrow Agent, as applicable, back to the Escrow Party which had originally delivered such Escrow Property to the Escrow Agent if:

(a)

the Escrow Agent is notified that the AoA Amendments have not been approved by the Turkcell General Assembly by way of delivery by the Designated Solicitors of the signed Escrow Agent Instructions in the form scheduled to this Deed in Part C of Schedule 3 (Form of Escrow Agent Instructions);

(b)	no Escrow Agent Instructions have been received by the Escrow Agent by the Termination Date; or

(c)	the Escrow Agreement otherwise terminates in accordance with its terms.

11.	OTHER AGREEMENTS

11.1	CTH Interim Covenants Relating to Turkcell Holding

11.1.1

From the date of this Deed until Completion, except as (i) otherwise provided in any Transaction Agreement, (ii) required by Applicable Law; or (iii) consented to in writing and in advance by TVF BTIH (which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), CTH (including through the exercise of voting rights and by requiring directors of Turkcell Holding nominated for appointment by it) shall use all reasonable endeavours to cause Turkcell Holding not to trade, carry on any business or own any assets or incur any liabilities other than:

(a)	the entry into and/or performance of its obligations under the Transaction Agreements;

(b)	holding the Turkcell Shares and conducting activities related to, or reasonably incidental to, the maintenance of its corporate existence;

(c)	voting (or causing to be voted), in person or by proxy, the Turkcell Shares at any annual general assembly of Turkcell in the ordinary course and in a manner consistent with past practice;

(d)	ownership of cash or cash equivalents for the purposes of paragraphs (b) (including in respect of receipt of dividends on Turkcell Shares) and/or (e); and

(e)

general administration activities, including those relating to overhead costs and paying filing fees and other ordinary course expenses (such as audit fees and Taxes), to include the fulfilment of any periodic reporting requirements.

11.1.2

Without prejudice to the generality of Clause 11.1.1 above and other than where TVF BTIH has provided its advance written consent (which consent not to be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), from the date of this Deed until Completion, except as contemplated by this Deed or the Transaction Agreements or as required by Applicable Law, CTH (including through the exercise of voting rights and by requiring directors of Turkcell Holding nominated for appointment by it) shall not:

(a)	amend any TH Corporate Document;

(b)	reorganise, split, combine or reclassify any shares of Turkcell Holding’s capital stock or undertake any form of reduction of capital or take any analogous action to the foregoing;

(c)

issue, sell or otherwise dispose of any of Turkcell Holding’s capital stock, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of Turkcell Holding’s capital stock;

(d)	declare or pay any dividends or distributions on or in respect of any of Turkcell Holding’s capital stock, or redeem, purchase or acquire any of Turkcell Holding’s capital stock;

(e)

vote (or cause to be voted), in person or by proxy, the shares representing the CTH TH Interest at any annual general assembly of Turkcell Holding other than in the ordinary course and in a manner consistent with past practice;

(f)	amend the 2019 Dividend Agreement;

(g)	take any action which would constitute a breach of any TH Corporate Document;

(h)	take any action to convene a general assembly of the shareholders of Turkcell (whether annual or extraordinary) other than the Turkcell General Assembly; or

(i)	agree to do any of the foregoing;

further to the above, and other than where TVF BTIH has provided its advance written consent (which consent not to be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), from the date of this Deed until Completion, except as contemplated by this Deed or the Transaction Agreements or as required by Applicable Law, CTH (including through the exercise of voting rights and by requiring directors of Turkcell Holding nominated for appointment by it) shall use all reasonable endeavours to cause Turkcell Holding not to:

(j)

take any action or enter into any other transaction that would have the effect of knowingly increasing (or where an increase would be reasonably foreseeable) the Tax liability or knowingly reducing (or where a reduction would be reasonably foreseeable) any Tax asset of TVF BTIH post-Completion;

(k)	enter into any transaction with Telia Finland or CTH (or any of their respective Related Persons including, for the avoidance of doubt, ATT and CFI and their respective Related Persons);

(l)

enter into any guarantee, indemnity or other agreement to secure any obligation of any third party or Telia Finland or CTH (or any of their respective Related Persons including, for the avoidance of doubt, ATT and CFI and their respective Related Persons);

(m)	settle any litigation or cease defending any ongoing litigation;

(n)	incur, assume or guarantee any indebtedness for borrowed money;

(o)	take any action set out in paragraph (a) to (d) (inclusive) or (f) of Clause 11.1.3 in respect of its holding of the Turkcell Shares; or

(p)	agree to do any of the foregoing,

provided that, in each case, the foregoing restrictions will not restrict Turkcell Holding from entering into or carrying on activities in the ordinary course to the extent necessary to maintain its existence and function as a holding company of the Turkcell Shares.

11.1.3

From the date of this Deed until Completion, except as contemplated by this Deed or the Transaction Agreements or required by Applicable Law, or consented to in writing by TVF BTIH (which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), CTH shall not take, or agree to take, any of the following actions:

(a)

offer or Transfer any share comprising part of the CTH TH Interest or enter into a transaction (including a derivative transaction) having an economic effect similar to that of a transfer of a share, or announce any intention to offer or Transfer any such share;

(b)	pledge, mortgage, charge or otherwise Encumber any share comprising part of the CTH TH Interest or any interest in any such share;

(c)	grant an option over any share comprising part of the CTH TH Interest or any interest in any such share;

(d)	enter into any agreement in respect of the votes attached to any share forming part of the CTH TH Interest;

(e)	permit Turkcell Holding to take any action set out in the foregoing paragraphs (a) to (d) (inclusive) or (f) in respect of the Turkcell Shares; or

(f)	agree to do any of the foregoing.

11.2	Turkcell Holding Interim Covenants

11.2.1

From the date of this Deed until Completion, except as (i) otherwise provided in any Transaction Agreement, (ii) required by Applicable Law; or (iii) consented to in writing and in advance by TVF BTIH (which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), Turkcell Holding agrees that it shall not trade, carry on any business or own any assets or incur any liabilities other than:

(a)	the entry into and/or performance of its obligations under the Transaction Agreements;

(b)	holding the Turkcell Shares and conducting activities related to, or reasonably incidental to, the maintenance of its corporate existence;

(c)	voting (or causing to be voted), in person or by proxy, the Turkcell Shares at any annual general assembly of Turkcell in the ordinary course and in a manner consistent with past practice;

(d)	ownership of cash or cash equivalents for the purposes of paragraphs (b) (including in respect of receipt of dividends on Turkcell Shares) and/or (e); and

(e)

general administration activities, including those relating to overhead costs and paying filing fees and other ordinary course expenses (such as audit fees and Taxes), to include the fulfilment of any periodic reporting requirements.

11.2.2

Without prejudice to the generality of Clause 11.2.1 above and other than where TVF BTIH has provided its advance written consent (which consent not to be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), from the date of this Deed until Completion, except as contemplated by this Deed or the Transaction Agreements, Turkcell Holding shall not:

(a)	amend any TH Corporate Document;

(b)	reorganise, split, combine or reclassify any shares of its capital stock or undertake any form of reduction of capital or take any analogous action to the foregoing;

(c)

issue, sell or otherwise dispose of any of its capital stock, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(d)	declare or pay any dividends or distributions on or in respect of any of its capital stock, or redeem, purchase or acquire any of its capital stock;

(e)	amend the 2019 Dividend Agreement;

(f)	take any action which would constitute a breach of any TH Corporate Document; or

(g)	agree to do any of the foregoing;

further to the above, and other than where TVF BTIH has provided its advance written consent (which consent not to be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), from the date of this Deed until Completion, except as contemplated by this Deed or the Transaction Agreements, Turkcell Holding shall not:

(h)

take any action or enter into any other transaction that would have the effect of knowingly increasing (or where an increase would be reasonably foreseeable) the Tax liability or knowingly reducing (or where a reduction would be reasonably foreseeable) any Tax asset of TVF BTIH post-Completion;

(i)	enter into any transaction with Telia Finland or CTH (or any of their respective Related Persons including, for the avoidance of doubt, ATT and CFI and their respective Related Persons);

(j)

enter into any guarantee, indemnity or other agreement to secure any obligation of any third party or Telia Finland or CTH (or any of their respective Related Persons including, for the avoidance of doubt, ATT and CFI and their respective Related Persons);

(k)	settle any litigation or cease defending any ongoing litigation;

(l)	incur, assume or guarantee any indebtedness for borrowed money; or

(m)	agree to do any of the foregoing,

provided that, in each case, the foregoing restrictions will not restrict Turkcell Holding from entering into or carrying on activities in the ordinary course to the extent necessary to maintain its existence and function as a holding company of the Turkcell Shares.

11.2.3

From the date of this Deed until Completion, except as contemplated by this Deed or the Transaction Agreements or required by Applicable Law or consented to in writing by TVF BTIH (which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged by the Parties that TVF BTIH may require up to five (5) Business Days from the receipt by TVF BTIH of such consent request to consider such request), Turkcell Holding shall not take, or agree to take, any of the following actions:

(a)

offer or Transfer any Turkcell Share or enter into a transaction (including a derivative transaction) having an economic effect similar to that of a transfer of a share, or announce any intention to offer or Transfer any Turkcell Share;

(b)	pledge, mortgage, charge or otherwise Encumber any Turkcell Share or any interest in any Turkcell Share;

(c)	grant an option over any Turkcell Share or any interest in any Turkcell Share;

(d)	enter into any agreement in respect of the votes attached to any Turkcell Share; or

(e)	agree to do any of the foregoing.

11.3	Actions to be Taken by CTH and/or Turkcell Holding

11.3.1

Each of ATT and CFI shall use all reasonable endeavours (including through the exercise of voting rights and by requiring directors of CTH nominated for appointment by each of them respectively) to cause CTH to comply with its obligations under the Transaction Agreements.

11.3.2

Each of CTH and Telia Finland shall use all reasonable endeavours (including through the exercise of voting rights and by requiring directors of Turkcell Holding nominated for appointment by each of them respectively) to cause Turkcell Holding to comply with its obligations under the Transaction Agreements.

11.3.3

From the date of this Deed until Completion, Turkcell Holding shall use all reasonable endeavours (including through the exercise of voting rights and by requesting directors of Turkcell nominated for appointment by Turkcell Holding) to cause Turkcell not to:

(a)	reorganise, split, combine or reclassify any shares of its capital stock or undertake any form of reduction of capital or take any analogous action to the foregoing; or

(b)

issue, sell or otherwise dispose of any of its capital stock, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, provided that, in each case, the foregoing restrictions will not restrict Turkcell Holding from entering into or carrying on activities in the ordinary course to the extent necessary to maintain its existence and function as a holding company of the Turkcell Shares.

11.4	Leakage

11.4.1	CTH:

(a)	warrants that during the period commencing on (and including) the Locked Box Accounts Date up to (and including) the date of this Deed, no Leakage has occurred to it; and

(b)	undertakes that during the period commencing on the date of this Deed up to (and including) the Completion Date, no Leakage will occur to it.

11.4.2

CTH agrees that it shall not have any right, remedy or claim against Turkcell Holding in the event of any claim made in respect of any breach by CTH of Clause 11.4.1 or in relation to the facts underlying any such claim.

11.5	Equitable Relief and Specific Performance

Without prejudice to the rights of any Party under any other Transaction Agreement, each Party agrees and acknowledges for the benefit of each other Party that if any Party is or may be in breach of any of its respective obligations under Clauses 11.1, 11.2, 11.3 and/or 11.4, each Party’s only relief or remedy in respect of any such breach or potential breach shall be equitable relief and/or specific performance.

11.6	Conduct of Claims

11.6.1	Conduct of Warranty Claims

If the matter or circumstance that has resulted in a claim against any of Telia Finland, CFI or ATT (each, a “SPA Warrantor”) for breach of any warranty under the Telia TH Interest SPA or the Total CTH TH Interest SPA, as applicable (a “Warranty Claim”) is the same as, or connected with, the matter or circumstance that may also give rise to a claim against any other SPA Warrantor for breach of any warranty under the Telia TH Interest SPA or the Total CTH TH Interest SPA, as applicable, then:

(a)

the SPA Warrantor against whom a claim has been brought (the “Breaching SPA Warrantor”) shall consult with the other SPA Warrantor[s] in relation to the conduct of the Warranty Claim so far as is reasonably practicable in the circumstances and shall take reasonable account of the views of the other SPA Warrantor[s] before taking any action in relation to the Warranty Claim;

(b)

the Breaching SPA Warrantor shall procure that no admissions in relation to the Warranty Claim are made by or on behalf of the Breaching SPA Warrantor, and that the Warranty Claim shall not be compromised, disposed of or settled without the prior written consent of the other SPA Warrantor[s] (such consent not to be unreasonably withheld or delayed);

(c)

subject to the other SPA Warrantor[s] agreeing to reimburse the Breaching SPA Warrantor to its reasonable satisfaction against all of its costs and expenses in relation to such Warranty Claim, the Breaching SPA Warrantor shall take all such action as the other SPA Warrantor[s] may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest the Warranty Claim; and

(d)

the Breaching SPA Warrantor shall, subject to any privilege or confidentiality restrictions that may apply, disclose to the other SPA Warrantor[s] such material of which the Breaching SPA Warrantor is aware which relates to the Warranty Claim and shall give, subject to it being paid all reasonable costs and expenses, all such assistance as is reasonable in the circumstances.

11.6.2	Conduct of Third Party Claims

In respect of any Warranty Claim the origin or cause of which is Turkcell Holding (or its successors) such that the party bringing a Warranty Claim suffers a loss from a loss to Turkcell Holding (or its successors), the following provisions shall apply:

(a)	upon TWF or TVF BITH (as appropriate) (the “Informing Party”) becoming aware of any claim, action or demand being made by a third party against

Turkcell Holding (or its successors) which is likely to give rise to any Warranty Claim against any of the SPA Warrantors (the “Third Party Claim”), the Informing Party shall notify the SPA Warrantors by written notice specifying (in reasonable detail) the matter which gives rise to the Third Party Claim, the legal and factual basis of the claim, and where practicable, a best estimate of the amount of the liability of Turkcell Holding (or its successors) within ten (10) Business Days of the Informing Party becoming aware of such Third Party Claim;

(b)

Turkcell Holding (or its successors) shall, subject to any privilege or confidentiality restrictions that may apply, promptly give such information and access to personnel, premises, chattels, documents and records to the SPA Warrantors and their professional advisers as the SPA Warrantors may reasonably request in relation to the Third Party Claim;

(c)

on the written request of any SPA Warrantor, provided that such request has been provided within ten (10) Business Days’ of any notice given to such SPA Warrantor under Clause 11.6.2(a), Turkcell Holding (or its successors) shall allow such SPA Warrantor to take joint control, alongside Turkcell Holding (or its successors) and any other SPA Warrantor, of all actions related to the Third Party Claim (“Third Party Claim Proceedings”), in which case the following provisions shall apply:

(i)

each SPA Warrantor and Turkcell Holding (or its successors) shall keep each other fully and promptly informed of the Third Party Claim Proceedings, and consult with each other on any matter which is or is likely to be material in relation to the Third Party Claim Proceedings, taking into account of all reasonable requirements of the SPA Warrantors and Turkcell Holding (or its successors) in relation to such Third Party Claim Proceedings;

(ii)

Turkcell Holding (or its successors) shall not make any admission of liability, agreement, settlement or compromise with any third party in relation to such Third Party Claim without the prior written consent of the SPA Warrantors (such consent not to be unreasonably withheld or delayed); and

(iii)

subject to the SPA Warrantor[s] agreeing to reimburse Turkcell Holding (or its successors) to its reasonable satisfaction against all of its costs and expenses in relation to such Third Party Claim, Turkcell Holding (or its successors) shall give all such assistance and take all such actions as the SPA Warrantor[s] may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest the Third Party Claim;

(d)

if no SPA Warrantor elects to take the joint control of a Third Party Claim Proceeding pursuant to paragraph (c) above, the conduct of the Third Party Claim Proceeding shall remain with Turkcell Holding (or its successors).

11.7	TVF BTIH Claims under the Telia TH Interest SPA and the Total CTH TH Interest SPA

(a)

Subject to paragraph (b) below and any Applicable Law, TVF BTIH covenants to each of Telia Finland, CFI and ATT that in no circumstances TVF BTIH shall file a claim in respect of any breach under the Telia TH Interest SPA and/or the Total CTH TH Interest

SPA, as applicable, against less than all of the parties that TVF BTIH, acting reasonably, determines are in breach of the same warranty or covenant under the Telia TH Interest SPA and/or the Total CTH TH Interest SPA, as applicable.

(b)

If a winding-up, liquidation or dissolution order has been made in respect of Telia Finland, CFI or ATT, then TVF BTIH shall not be obliged to file a claim in respect of any breach against any such entity in accordance with paragraph (a) above but (i) in relation to any breach by ATT, TVF BTIH will be obliged to bring a claim against L1 under and in accordance with Clause 13 (Guarantees) and (ii) in respect of any breach by CFI, TVF BTIH will be obliged to bring a claim against CH under and in accordance with Clause 13 (Guarantees), in each case provided that such entity is itself not the subject of a winding-up, liquidation or dissolution order.

11.8	Lock-Up

11.8.1	IMTIS Holdings Lock-Up

(a)	Subject to Clause 11.8.1(b):

(i)

IMTIS Holdings undertakes to each of Telia Finland and TWF that IMTIS Holdings, IMTIS, L1 and their respective Affiliates (collectively, the “Permitted Transferees”) shall not Transfer any shares in Turkcell to any person that is not a Permitted Transferee; and

(ii)

L1 undertakes to each of Telia Finland and TWF that an Affiliate of L1 shall continue to hold all of the depositary receipts issued by IMTIS, and IMTIS Holdings undertakes to each of Telia Finland and TWF that IMTIS Holdings will continue to be a wholly-owned subsidiary of IMTIS, in each case, for a period of one (1) year after the Completion Date.

(b)	The restrictions under Clause 11.8.1(a) shall not apply if:

(i)	following such Transfer, the Permitted Transferees, cumulatively, continue to beneficially and legally own and have full economic exposure to at least 19.8% of the issued shares in Turkcell;

(ii)

any such Transfer is carried out in connection with any Permitted Transferee entering into a margin loan, an equity repurchase transaction or similar financing transaction, in each case for a term that exceeds one (1) year after the Completion Date, with one or more financing banks (as applicable, the “Relevant Financing Transaction”), including in circumstances where such Transfer arises out of the implementation, close-out, or termination of the Relevant Financing Transaction, or the foreclosure or enforcement of shares in Turkcell by one or more financing banks under the Relevant Financing Transaction;

(iii)

any such Transfer is a tender by any Permitted Transferee in any bona fide third party mandatory tender offer or voluntary tender offer made for all of the shares in Turkcell (except where such tender offer is made by an existing shareholder of Turkcell, the phrase “all of the shares in Turkcell” in this sub-clause (iii) shall be read to mean all of the shares in Turkcell except the shares in Turkcell held by such shareholder); or

(iv)

any such Transfer is made pursuant to an “exit right” (“ayrılma hakkı” in Turkish), exercised in accordance with the terms of the CML, the Exit Right Communiqué or the Turkish Commercial Code, but only where such “exit right” arises as a result of a transaction conducted by or decided upon by Turkcell.

(c)

For the avoidance of doubt, nothing under this Clause 11.8.1 shall prevent any Permitted Transferee from (i) Transferring any shares in Turkcell as allowed under the Relevant Financing Transaction to (y) satisfy its financial obligations in relation to accrued interest and/or (z) cure any excess in the applicable loan-to-value (LTV) ratio, (ii) converting any shares of Turkcell into American Depositary Shares under the ADR Program (and vice versa), provided that the restrictions under this Clause 11.8.1 shall continue to apply to such American Depositary Shares, mutatis mutandis; or (iii) Transferring its direct or indirect interest in any Turkcell shares to settle any obligation to make a payment or generate cash in order to make a payment in each case in respect of any CTH SPA Claim that may arise from time to time to TVF BTIH or any of its Affiliates.

(d)

Save for any Transfers permitted under Clauses 11.8.4(c)(i) and 11.8.4(c)(iii), IMTIS Holdings and L1 undertake to Telia Finland that none of the Permitted Transferees shall for a period of one (1) year after the Completion Date have any discussions or enter into any agreements, understandings or arrangements (whether oral or written, conditional or otherwise) in respect of: (i) the Transfer of any part of TWF’s or TWF’s Affiliates direct or indirect interest in Turkcell to any Permitted Transferee; or (ii) any transaction which would have an economically equivalent effect to such a Transfer.

11.8.2	IMTIS Holdings Transferee Deed of Adherence

L1 undertakes to TWF to procure that, immediately prior to any Permitted Transferee completing any Transfer of IMTIS Holdings Shares to any other Permitted Transferee during the period starting on the Completion Date and ending on the date falling three (3) years after the Completion Date, such transferee shall execute and deliver the Transferee Deed of Adherence in the form set forth in Schedule 31 (Form of Transferee Deed of Adherence) in respect of each Transaction Agreement to which the relevant transferor of the IMTIS Holdings Shares is a party to each other party to each such Transaction Agreement.

11.8.3	TVF BTIH Transferee Deed of Adherence

TWF undertakes to L1 to procure that, immediately prior to TVF BTIH or any of its Affiliates completing any Transfer of any shares in Turkcell to any other Affiliate of TWF during the period starting on the Completion Date and ending on the date falling three (3) years after the Completion Date, such transferee shall execute and deliver the Transferee Deed of Adherence in the form set forth in Schedule 31 (Form of Transferee Deed of Adherence) in respect of each Transaction Agreement to which the relevant transferor of the shares in Turkcell is a party to each other party to each such Transaction Agreement.

11.8.4	TVF BTIH Lock-Up

(a)

Subject to Clause 11.8.4(c) TVF BTIH undertakes to each of Telia Finland and L1 that TVF BTIH and its Affiliates shall not Transfer any shares in Turkcell to any person that is not an Affiliate of TWF for a period of one (1) year after the Completion Date.

(b)

Subject to Clause 11.8.4(c) (ii), (iii) and (iv) (inclusive), during the period ending on the earlier of (i) the date on which the Permitted Transferees cease to beneficially and legally own and have economic exposure to at least five per cent. (5%) of the issued shares in Turkcell (it being understood that, for the purpose of this Clause 11.8.4(b), the Permitted Transferees shall be deemed to beneficially and legally own and have economic exposure to any shares in Turkcell subject to a Relevant Financing Transaction) and (ii) the date falling three (3) years after the Completion Date: (A) TVF BTIH undertakes to L1 and IMTIS Holdings that TVF BTIH and its Affiliates shall not Transfer any Group A Shares in Turkcell to any person that is not a directly or indirectly wholly-owned Affiliate of TWF (a “Group A Share Transferee”), and (B) TWF undertakes to L1 and IMTIS Holdings to ensure that if following a transfer of Group A Shares to a Group A Share Transferee, such Group A Share Transferee ceases to be a directly or indirectly wholly-owned Affiliate of TWF, such Group A Share Transferee shall, immediately prior to ceasing to be a wholly-owned Affiliate of TWF, transfer its Group A Shares to a directly or indirectly wholly-owned Affiliate of TWF.

(c)	The restrictions under Clauses 11.8.4(a) and 11.8.4(b) shall not apply if:

(i)

following such Transfer, TVF BTIH and its Affiliates, cumulatively, continue to beneficially and legally own and have economic exposure to at least 21.2% of the issued shares in Turkcell (including all of the Group A Shares);

(ii)	any such Transfer is carried out in connection with security created by TVF BTIH or any of its Affiliates over its shares in Turkcell in favour of a lender in relation to a loan transaction;

(iii)

any such Transfer is a tender by TVF BTIH and its Affiliates in any bona fide third party mandatory tender offer or voluntary tender offer made for all of the shares in Turkcell (except where such tender offer is made by an existing shareholder of Turkcell, the phrase “all of the shares in Turkcell” in this sub-clause (iii) shall be read to mean all of the shares in Turkcell except the shares in Turkcell held by such shareholder); or

(iv)

any such Transfer is made pursuant to an “exit right” (“ayrılma hakkı” in Turkish), exercised in accordance with the terms of the CML, the Exit Right Communiqué or the Turkish Commercial Code, but only where such “exit right” arises as a result of a transaction conducted by or decided upon by Turkcell.

(d)

Save for any Transfers permitted under Clauses 11.8.1(b)(i) and 11.8.1(b)(iii), TVF BTIH undertakes to Telia Finland that none of TWF or its Affiliates shall for a period of one (1) year after the Completion Date have any discussions or enter into any agreements, understandings or arrangements (whether oral or written, conditional or otherwise) in respect of: (i) the Transfer of any Permitted Transferee’s direct or indirect interest in Turkcell (other than any Turkcell shares to settle any obligation to make a payment or generate cash in order to make a payment in each case in respect of any CTH SPA Claim that may arise from time to time) to TVF BTIH or any of its Affiliates; or (ii) any transaction which would have an economically equivalent effect to such a Transfer.

(e)

None of the restrictions set out in this Clause 11.8.4 shall act so as to prevent any of TWF’s Affiliates from taking any action in the course of that person’s ordinary investment or advisory business (including the sale or purchase of Turkcell shares held before, on or after Completion), provided such action is not taken on the instructions of, or otherwise in conjunction with, for or on behalf of, TWF or TVF BTIH or any transferee of any shares in Turkcell (including any Group A Shares) which is an Affiliate of TWF.

11.9	2019 Dividend Agreement

(a)

Each party to the 2019 Dividend Agreement acknowledges and agrees that Turkcell Holding’s obligation to pay to its registered shareholders any remaining distributable amount in accordance with the last sentence of clause 2.1 of the 2019 Dividend Agreement (the “TH Retained Dividends”) shall be suspended, and therefore Turkcell Holding shall not distribute any TH Retained Dividends, during the period from the date of this Deed until the earlier of (a) Completion and (b) the date of termination of this Deed in accordance with Clause 14 (the “Suspension Period”); provided that, however, if Completion has not occurred by the end of the Suspension Period, Turkcell Holding’s obligation to distribute any TH Retained Dividends shall cease to be suspended and shall re-enter into full force and effect with effect from the end of the Suspension Period (subject to Applicable Law).

(b)

Each party to the 2019 Dividend Agreement acknowledges and agrees that immediately upon Completion the 2019 Dividend Agreement shall terminate in accordance with clause 7.2 of the Global Settlement Deed.

11.10	Resignation of Directors

Each of ATT and Telia Finland shall take all necessary actions (including through the exercise of voting rights or otherwise) to ensure that their respective representatives on the board of directors of Turkcell or, where applicable, any subsidiary of Turkcell (or any committee thereof) resign on or before Completion.

11.11	TWF Total CTH TH Interest SPA Tax Indemnity

11.11.1	Each of TVF BTIH and TWF undertakes to ATT that, following Completion, subject to Clause 11.11.2 below, it shall indemnify, defend and hold harmless ATT (without double counting):

(a)	from and against any Tax liability it actually suffers or sustains;

(b)	from and against 49% of any Tax liability CTH actually suffers or sustains; and

(c)	from and against 49% of all documented out-of-pocket costs and expenses and reasonably and properly incurred legal fees, experts’ fees and consultants’ fees incurred by CTH,

in each case imposed by the Turkish Tax authority and directly arising out of or resulting from the value attributed to the Total CTH TH Interest for its transfer to TVF BTIH under the Total CTH TH Interest SPA.

11.11.2

TVF BTIH and TWF shall not be liable for any claim under Clause 11.11.1 above unless written notice of such claim has been served by or on behalf of ATT on or before the date of expiry of the relevant statute of limitations.

11.11.3

Subject to Clause 11.11.4, if any of CTH or ATT becomes aware of a Tax claim by the Turkish Tax authority, it shall give or procure that notice in writing is given to the Representatives of TVF BTIH and TWF within ten (10) Business Days of becoming so aware.

11.11.4

If either TVF BTIH or TWF becomes aware of a Tax claim by the Turkish Tax authority, the Representative of TVF BTIH or TWF shall notify CTH and ATT in writing within ten (10) Business Days’ of becoming so aware and, on receipt of the notice, CTH and ATT shall be deemed to have given TVF BTIH and TWF notice of the Tax claim by the Turkish Tax authority in accordance with the provisions of Clause 11.11.3.

11.11.5

CTH and ATT shall keep TVF BTIH and TWF fully and promptly informed of the Tax claim, and consult with TVF BTIH and TWF on any matter which is or is likely to be material in relation to the Tax claim, taking into account of all reasonable requirements of TVF BTIH and TWF in relation to such Tax claim by the Turkish Tax authority.

11.11.6

CTH and ATT shall not make any admission of liability, agreement, settlement or compromise with the Turkish Tax authority or any third party in relation to such Tax claim by the Turkish Tax authority without the prior written consent of TVF BTIH and TWF (such consent not to be unreasonably withheld or delayed, it being acknowledged by the Parties that TVF BTIH may require up to ten (10) Business Days from the receipt by TVF BTIH of such consent request to consider such request).

11.11.7

CTH and ATT shall take, and ATT and CFI shall use all reasonable endeavours (including through the exercise of voting rights and by requiring directors of CTH nominated for appointment by them) to procure that CTH shall take, any action that the Representatives of TVF BTIH and TWF may reasonably request by notice in writing given to CTH and ATT (i) to avoid, dispute, defend, resist, appeal, request an internal review or compromise any Tax claim by the Turkish Tax authority and (ii) to allow TWF and / or TVF BTIH to elect to assume joint conduct with CTH and ATT in relation to any dispute, defence or appeal relating to any Tax claim by the Turkish Tax Authority.

11.11.8

If reasonably requested by TVF BTIH or TWF and upon reasonable notice, and subject to any applicable confidentiality obligations or restrictions, CTH and ATT shall provide, and ATT and CFI shall use all reasonable endeavours (including through the exercise of voting rights and by requiring directors of CTH nominated for appointment by them) to procure that CTH shall provide, to TVF BTIH and TWF and the professional advisors of TVF BTIH and TWF reasonable access during normal business hours to premises and personnel and to any relevant assets, documents and records in their power, possession or control to the extent necessary to investigate the matter and enable TVF BTIH and TWF to take any action referred to in this Clause 11.11.

12.	ESCROW AGREEMENT

12.1	Interest

12.1.1	The Escrow Parties agree that any interest accruing on:

(a)	the IMTIS Holdings Cash Account (as defined in the Escrow Agreement) shall accrue for the benefit of or be charged to IMTIS Holdings;

(b)	the TVF BTIH Cash Account (as defined in the Escrow Agreement) shall accrue for the benefit of or be charged to TVF BTIH;

(c)	the Custody Cash Account (as defined in the Escrow Agreement) shall accrue for the benefit of or be charged to Turkcell Holding; and

(d)	the Turkcell Holding Cash Account (as defined in the Escrow Agreement) shall accrue for the benefit of or be charged to Turkcell Holding,

and, in each case, such interest shall be paid to such Escrow Party on Completion or, as the case may be, charged to such Escrow Party by the Escrow Agent in accordance with the terms of the Escrow Agreement.

12.2	Fees, Indemnity

12.2.1	The Escrow Parties agree that the liability of the Escrow Parties to the Escrow Agent in respect of:

(a)	all fees, costs and expenses payable to the Escrow Agent in accordance with the Escrow Agreement and the Fee Letter, other than the Utilisation Fee (“Escrow Fee Claims”); and

(b)

any amounts finally agreed or determined to be payable to the Escrow Agent in respect of a claim made against the Escrow Parties (or any of them) under any indemnity provision in the Escrow Agreement (“Escrow Indemnity Claims”, and together with Escrow Fee Claims, “Escrow Claims”), shall be borne by the Relevant Parties in the Agreed Proportions.

12.2.2	The Utilisation Fee shall be borne by TVF BTIH and ATT in accordance with the terms of the Escrow Agreement.

12.2.3

If the amount paid by a Relevant Party in respect of an Escrow Claim exceeds its Agreed Proportion of the Escrow Claim, the other Relevant Parties shall, promptly on demand, pay to that Relevant Party in cash such sum as is necessary to ensure that each Relevant Party bears no more than its Agreed Proportion of the Escrow Claim.

12.2.4

This Clause 12.2 shall take precedence over any provision of the Civil Liability (Contribution) Act 1978 which would apply but for the terms of this Clause 12.2. Each Escrow Party irrevocably waives any right of contribution that they may have against any other Escrow Party in respect of any Escrow Claim, whether arising under the Civil Liability (Contribution) Act 1978 or otherwise.

12.2.5	In this Clause 12.2:

“Relevant Party” means each of (a) TVF BTIH, (b) ATT and IMTIS Holdings (taken together) or (c) Telia Finland.

“Agreed Proportion” means:

(a)	as to each Relevant Party, one third; or

(b)	in the case of an Escrow Indemnity Claim which is wholly attributable to the acts or omissions of a Relevant Party:

(i)	as to that Relevant Party, 100%; and

(ii)	as to any other Relevant Party, zero.

13.	GUARANTEES

13.1	L1 Guarantee and Indemnity

13.1.1	Subject to Clause 13.1.8 (L1 Guaranteed Parties Limitation of Liability), L1 irrevocably and unconditionally:

(a)	guarantees to each L1 Guarantee Beneficiary Party punctual performance by each L1 Guaranteed Party of all L1 Guaranteed Parties’ obligations under the Transaction Agreements;

(b)

undertakes with each L1 Guarantee Beneficiary Party that whenever an L1 Guaranteed Party does not pay any amount when due under or in connection with any Transaction Agreement, that L1 shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each L1 Guarantee Beneficiary Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that L1 Guarantee Beneficiary Party immediately on demand against any cost, loss or liability it incurs as a result of a L1 Guaranteed Party failing to perform or discharge any of its obligations under any Transaction Agreement when such obligations become performable under the terms of any Transaction Agreement or not paying any amount which would, in each case, but for such unenforceability, invalidity or illegality, have been performable under the terms of any Transaction Agreement or payable by it under any Transaction Agreement on the date when it would have been due. The amount payable by L1 under this indemnity will not exceed the amount it would have had to pay under this Clause 13.1 if the amount claimed had been recoverable on the basis of a guarantee.

13.1.2	L1 Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any L1 Guaranteed Party under the Transaction Agreements, regardless of any intermediate payment or discharge in whole or in part.

13.1.3	L1 Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any L1 Guaranteed Party or otherwise) is made by a Party other than the L1 Guaranteed Parties in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of L1 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

13.1.4	L1 Waiver of Defences

The obligations of L1 under this Clause 13.1 will not be affected by an act, omission, matter or thing which, but for this Clause 13.1, would reduce, release or prejudice any of its obligations under this Clause 13.1 (without limitation and whether or not known to it or any other Party) including:

(a)	any time, waiver or consent granted to, or composition with, any other Party or other person;

(b)	the release of L1 or any L1 Guaranteed Party or any other person under the terms of any composition or arrangement with any creditor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, L1 or any L1 Guaranteed Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of L1 or any L1 Guaranteed Party or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Transaction Agreement or any other document including, without limitation, any change in the purpose of, any Transaction Agreement or other document;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Agreement or any other document or security; or

(g)	any insolvency or similar proceedings.

13.1.5	L1 Guarantor Intent

Without prejudice to the generality of Clause 13.1.4 (L1 Waiver of Defences), L1 expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Transaction Agreements for the purposes of or in connection with any of the Transactions contemplated under the Transaction Agreements.

13.1.6	Immediate Recourse to L1

L1 waives any right it may have of first requiring any L1 Guarantee Beneficiary Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from L1 under this Clause 13.1. This waiver applies irrespective of any law or any provision of a Transaction Agreement to the contrary.

13.1.7	L1 Appropriations

Until all amounts which may be or become payable by L1 and the L1 Guaranteed Parties under or in connection with the Transaction Agreements have been irrevocably paid in full, each L1 Guarantee Beneficiary Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys or rights held or received by that L1 Guarantee Beneficiary Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and L1 shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from L1 or on account of L1’s liability under this Clause 13.1.

13.1.8	L1 Guaranteed Parties Limitation of Liability

(a)	The maximum aggregate liability of L1, IMTIS Holdings, any other L1 Guaranteed Party, and any of their respective Affiliates for:

(i)

any and all claims brought by any Party before Completion against any of L1, IMTIS Holdings, any other L1 Guaranteed Party, or any of their respective Affiliates in respect of IMTIS Holdings’ obligation to credit the IMTIS Holdings Cash Account (as defined in the Escrow Agreement) in accordance with clause 4.1(b) (Escrow Property) of the Escrow Agreement and Clause 3.5 (Delivery of Escrow Property and Escrow Agent Instructions), including any demand on the L1 guarantee and/or indemnity under Clause 13.1 (L1 Guarantee and Indemnity) in respect of such obligation, shall be the higher of (A) the Loan Note 3 Amount; and (B) the US$ amount equal to the market value at the time the relevant claim has been accepted, settled or finally determined of 13.22% of shares in Turkcell (which as at the date of this Deed is 290,888,598 shares in Turkcell) and calculated in accordance with paragraph (c); and

(ii)

any and all claims (other than as described under paragraph (i) above) brought by any Party before Completion against any of L1, IMTIS Holdings, any other L1 Guaranteed Party, or any of their respective Affiliates under the Transaction Agreements other than the Global Settlement Deed, including any demand on the L1 guarantee and/or indemnity under Clause 13.1 (L1 Guarantee and Indemnity), shall be the US$ amount equal to the market value at the time the relevant claim has been accepted, settled or finally determined of 13.22% of shares in Turkcell (which as at the date of this Deed is 290,888,598 shares in Turkcell) and calculated in accordance with paragraph (c), in each case, the “L1 Guaranteed Parties Pre-Completion Liability Cap”, without duplication and subject always to the maximum aggregate liability set out in Clause 13.1.9(a)(i). The L1 Guaranteed Parties Pre-Completion Liability Cap shall reduce by the aggregate amount of liability discharged by L1, IMTIS Holdings, any other L1 Guaranteed Party, and their respective Affiliates in respect of any and all claims brought by any Party on or before Completion against L1, IMTIS Holdings, any other L1 Guaranteed Party, or their respective Affiliates under the Transaction Agreements other than the Global Settlement Deed, including any demand on the L1 guarantee and/or indemnity under Clause 13.1 (L1 Guarantee and Indemnity).

(b)

In respect of any and all claims brought by any Party on or after Completion against any of any of L1, IMTIS Holdings, any other L1 Guaranteed Party, or any of their respective Affiliates under the Transaction Agreements other than the Global Settlement Deed, including any demand on the L1 guarantee and/or indemnity under Clause 13.1 (L1 Guarantee and Indemnity), the maximum aggregate liability of L1, IMTIS Holdings, any other L1 Guaranteed Party, and their respective Affiliates for any and all such claims shall be the US$ amount equal to (i) the market value of the IMTIS Holdings Shares at the time the relevant claim has been accepted, settled or finally determined, and calculated in accordance with paragraph (c) below, minus (ii) the aggregate amount of liability discharged by L1, IMTIS Holdings, any other L1 Guaranteed Party, and their respective Affiliates in respect of any and all claims brought by any Party under the Transaction Agreements other than the Global Settlement Deed (the “L1 Guaranteed Parties Post-Completion Liability Cap”).

(c)

The value of the shares in Turkcell described above shall be calculated in US$ at the Reference Exchange Rate on the date of calculation by reference to the closing price of a share in Turkcell on the Istanbul Stock Exchange on the date the relevant claim has been settled, accepted by L1, IMTIS Holdings, any other L1 Guaranteed Party, and their respective Affiliates or finally determined.

13.2	TWF Guarantee and Indemnity

13.2.1	Subject to Clause 13.2.8 (TWF Parties Limitation of Liability) TWF irrevocably and unconditionally:

(a)	guarantees to each TWF Guarantee Beneficiary Party punctual performance by each TWF Guaranteed Party of all TWF Guaranteed Parties’ obligations under the Transaction Agreements;

(b)

undertakes with each TWF Guarantee Beneficiary Party that whenever a TWF Guaranteed Party does not pay any amount when due under or in connection with any Transaction Agreement, that TWF shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each TWF Guarantee Beneficiary Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that TWF Guarantee Beneficiary Party immediately on demand against any cost, loss or liability it incurs as a result of a TWF Guaranteed Party failing to perform or discharge any of its obligations under any Transaction Agreement when such obligations become performable under the terms of any Transaction Agreements or not paying any amount which would, in each case, but for such unenforceability, invalidity or illegality, have been performable under the terms of any Transaction Agreement or payable by it under any Transaction Agreement on the date when it would have been due. The amount payable by TWF under this indemnity will not exceed the amount it would have had to pay under this Clause 13.2 if the amount claimed had been recoverable on the basis of a guarantee.

13.2.2	TWF Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any TWF Guaranteed Party under the Transaction Agreements, regardless of any intermediate payment or discharge in whole or in part.

13.2.3	TWF Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any TWF Guaranteed Party or otherwise) is made by a Party other than the TWF Guaranteed Parties in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of TWF will continue or be reinstated as if the discharge, release or arrangement had not occurred.

13.2.4	TWF Waiver of Defences

The obligations of TWF under this Clause 13.2 will not be affected by an act, omission, matter or thing which, but for this Clause 13.2, would reduce, release or prejudice any of its obligations under this Clause 13.2 (without limitation and whether or not known to it or any other Party) including:

(a)	any time, waiver or consent granted to, or composition with, any other Party or other person;

(b)	the release of TWF or any TWF Guaranteed Party or any other person under the terms of any composition or arrangement with any creditor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, TWF or any TWF Guaranteed Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of TWF or any TWF Guaranteed Party or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Transaction Agreement or any other document including, without limitation, any change in the purpose of, any Transaction Agreement or other document;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Agreement or any other document or security; or

(g)	any insolvency or similar proceedings.

13.2.5	TWF Guarantor Intent

Without prejudice to the generality of Clause 13.2.4 (TWF Waiver of Defences), TWF expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Transaction Agreements for the purposes of or in connection with any of the Transactions contemplated under the Transaction Agreements.

13.2.6	Immediate Recourse to TWF

TWF waives any right it may have of first requiring any TWF Guarantee Beneficiary Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from TWF under this Clause 13.2. This waiver applies irrespective of any law or any provision of a Transaction Agreement to the contrary.

13.2.7	TWF Appropriations

Until all amounts which may be or become payable by TWF and the TWF Guaranteed Parties under or in connection with the Transaction Agreements have been irrevocably paid in full, each TWF Guarantee Beneficiary Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys or rights held or received by that TWF Guarantee Beneficiary Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and TWF shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from TWF or on account of TWF’s liability under this Clause 13.2.

13.2.8	TWF Parties Limitation of Liability

(a)	The maximum aggregate liability of the TWF Parties for:

(i)

any and all claims brought by any Party before Completion against the TWF Parties in respect of the TWF Guaranteed Parties’ obligation to pay the Purchase Price as defined under the Telia TH Interest SPA and in accordance with the terms thereof, including any demand on the TWF guarantee and/or indemnity under Clause 13.2 (TWF Guarantee and Indemnity), shall be the higher of (A) the Purchase Price as defined under the Telia TH Interest SPA; and (B) the US$ amount equal to the market value at the time the relevant claim has been accepted, settled or finally determined of 13.22% of shares in Turkcell (which as at the date of this Deed is 290,888,598 shares in Turkcell) and calculated in accordance with paragraph (c); and

(ii)

any and all claims (other than as described under paragraph (i) above) brought by any Party before Completion against the TWF Parties under the Transaction Agreements other than the Global Settlement Deed, including any demand on the TWF guarantee and/or indemnity under Clause 13.2 (TWF Guarantee and Indemnity), shall be the US$ amount equal to the market value at the time the relevant claim has been accepted, settled or finally determined of 13.22% of shares in Turkcell (which as at the date of this Deed is 290,888,598 shares in Turkcell) and calculated in accordance with paragraph (c), in each case, the “TWF Parties Pre-Completion Liability Cap”, without duplication and subject always to the maximum aggregate liability set out in Clause 13.2.1(a)(i). The TWF Parties Pre-Completion Liability Cap shall reduce by the aggregate amount of liability discharged by the TWF Parties in respect of any and all claims brought by any Party on or before Completion against the TWF Parties under the Transaction Agreements other than the Global Settlement Deed, including any demand on the TWF guarantee and/or indemnity under Clause 13.2 (TWF Guarantee and Indemnity).

(b)

In respect of any and all claims brought by any Party on or after Completion against the TWF Parties under the Transaction Agreements other than the Global Settlement Deed, including any demand on the TWF guarantee and/or indemnity under Clause 13.2 (TWF Guarantee and Indemnity), the maximum aggregate liability of the TWF Parties for any and all such claims shall be the US$ amount equal to (i) the market value of the IMTIS Holdings Shares at the time the relevant claim has been accepted, settled or finally determined, and calculated in accordance with paragraph (c) below, minus (ii) the aggregate amount of liability discharged by the TWF Parties in respect of any and all claims brought by any Party under this Deed (the “TWF Parties Post-Completion Liability Cap”).

(c)

The value of the shares in Turkcell described above shall be calculated in US$ at the Reference Exchange Rate on the date of calculation by reference to the closing price of a share in Turkcell on the Istanbul Stock Exchange on the date the relevant claim has been settled, accepted by the TWF Parties or finally determined.

13.3	CH Guarantee and Indemnity

13.3.1	Subject to Clause 13.3.8 (CH Parties Limitation of Liability) CH irrevocably and unconditionally:

(a)	guarantees to each CH Guarantee Beneficiary Party punctual performance by CFI of all of CFI’s obligations under the Transaction Agreements;

(b)

undertakes with each CH Guarantee Beneficiary Party that whenever CFI does not pay any amount when due under or in connection with any Transaction Agreement, that CH shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each CH Guarantee Beneficiary Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that CH Guarantee Beneficiary Party immediately on demand against any cost, loss or liability it incurs as a result of CFI failing to perform or discharge any of its obligations under any Transaction Agreement when such obligations become performable under the terms of any Transaction Agreements or not paying any amount which would, in each case, but for such unenforceability, invalidity or illegality, have been performable under the terms of any Transaction Agreement or payable by it under any Transaction Agreement on the date when it would have been due. The amount payable by CH under this indemnity will not exceed the amount it would have had to pay under this Clause 13.3 if the amount claimed had been recoverable on the basis of a guarantee.

13.3.2	CH Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by CFI under the Transaction Agreements, regardless of any intermediate payment or discharge in whole or in part.

13.3.3	CH Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of CFI or otherwise) is made by a Party other than CFI in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of CH will continue or be reinstated as if the discharge, release or arrangement had not occurred.

13.3.4	CH Waiver of Defences

The obligations of CH under this Clause 13.3 will not be affected by an act, omission, matter or thing which, but for this Clause 13.3, would reduce, release or prejudice any of its obligations under this Clause 13.3 (without limitation and whether or not known to it or any other Party) including:

(a)	any time, waiver or consent granted to, or composition with, any other Party or other person;

(b)	the release of CH or CFI or any other person under the terms of any composition or arrangement with any creditor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, CH or CFI or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of CH or CFI or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Transaction Agreement or any other document including, without limitation, any change in the purpose of, any Transaction Agreement or other document;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Agreement or any other document or security; or

(g)	any insolvency or similar proceedings.

13.3.5	CH Guarantor Intent

Without prejudice to the generality of Clause 13.3.4 (CH Waiver of Defences), CH expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Transaction Agreements for the purposes of or in connection with any of the Transactions contemplated under the Transaction Agreements.

13.3.6	Immediate Recourse to CH

CH waives any right it may have of first requiring any CH Guarantee Beneficiary Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from CH under this Clause 13.3. This waiver applies irrespective of any law or any provision of a Transaction Agreement to the contrary.

13.3.7	CH Appropriations

Until all amounts which may be or become payable by CH and CFI under or in connection with the Transaction Agreements have been irrevocably paid in full, each CH Guarantee Beneficiary Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys or rights held or received by that CH Guarantee Beneficiary Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and CH shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from CH or on account of CH’s liability under this Clause 13.3.

13.3.8	CH Parties Limitation of Liability

In respect of any and all claims brought by any Party on, before or after Completion against the CH Parties under the Transaction Agreements other than the Global Settlement Deed, including any demand on the CH guarantee and/or indemnity under Clause 13.3 (CH Guarantee and Indemnity), the maximum aggregate liability of the CH Parties for any and all such claims shall be the amount equal to US$1,604,576,501.00 (the “CH Parties Liability Cap”). The CH Parties Liability Cap shall reduce by the aggregate amount of liability discharged by the CH Parties in respect of any and all claims brought by any Party against the CH Parties under the Transaction Agreements other than the Global Settlement Deed, including any demand on the CH guarantee and/or indemnity under Clause 13.3 (CH Guarantee and Indemnity).

13.4	Telia Parties Limitation of Liability

(a)

In respect of any and all claims brought by any Party on, before or after Completion against the Telia Parties under the Transaction Agreements other than the Global Settlement Deed, the maximum aggregate liability of the Telia Parties for any and all such claims shall be the lesser of (i) the Purchase Price (as defined in the Telia TH Interest SPA) and (ii) the US$ amount equal to the market value at the time the relevant claim has been accepted, settled or finally determined of 24.02% of shares in Turkcell (which as at the date of this Deed is 528,349,800 shares in Turkcell) and calculated in accordance with paragraph (b) below (the “Telia Parties Liability Cap”). The Telia Parties Liability Cap shall reduce by the aggregate amount of liability discharged by the Telia Parties in respect of any and all claims brought by any Party against the Telia Parties under the Transaction Agreements other than the Global Settlement Deed.

(b)

The value of the shares in Turkcell described above shall be calculated in US$ at the Reference Exchange Rate on the date of calculation by reference to the closing price of a share in Turkcell on the Istanbul Stock Exchange on the date the relevant claim has been settled, accepted by the Telia Parties or finally determined.

14.	TERMINATION

14.1	Termination

14.1.1	Automatic Termination

This Deed shall automatically terminate:

(a)	upon the Termination of the Global Settlement Deed, the Telia TH Interest SPA, the Total CTH TH Interest SPA or the Escrow Agreement in accordance with their respective terms;

(b)	if the Conditions Precedent to the Convocation of the Turkcell General Assembly are not satisfied or waived (in accordance with the provisions thereof) by the Turkcell GA Convocation Long Stop Date;

(c)	if Completion has not occurred, on the Termination Date; or

(d)	if all of the Escrow Property is released as provided in this Deed and the Escrow Agreement other than as required in order to achieve Completion.

14.1.2	Termination Following the Occurrence of a Bankruptcy Event

(a)

During the thirty (30) day period starting on the occurrence of a Bankruptcy Event in respect of any of CFI, ATT, TVF BTIH, CTH, Telia Finland, Turkcell Holding or Turkcell, (a) the Parties shall each use their reasonable endeavours to co-operate in good faith to achieve Completion during such period; and (b) in any event, the Key Parties will each use their reasonable endeavours to co-operate in good faith to agree a plan to achieve Completion by a long-stop date as further agreed by the Parties.

(b)	If:

(i)	at the end of the thirty (30) day period described above Completion has not occurred and the Key Parties have not agreed a plan to achieve Completion by a long-stop date as agreed by the Parties; or

(ii)	the Key Parties have agreed a plan to achieve Completion by a long-stop date and Completion has not occurred by such long-stop date,

any Party other than the Party (or Parties) in respect of which a Bankruptcy Event has occurred shall have the right to immediately terminate this Deed by giving notice to the other Parties.

14.2	Survival of Certain Provisions

Notwithstanding the foregoing, this Clause 14.2 and Clauses 1 (Definitions and Interpretation), 3.3.3, 10 (Release of Escrow Property – Non-Completion), 15 (Payments; Costs and Expenses), 13.1.9 (L1 Guaranteed Parties Limitation of Liability), 13.2.8 (TWF Parties Limitation of Liability), 13.3.8 (CH Parties Limitation of Liability), 13.4 (Telia Parties Limitation of Liability), 16 (Third Party Rights), 17 (General), 18 (Miscellaneous), 19 (Governing Law) and 20 (Arbitration) shall survive any termination hereof.

14.3	Prior Breaches

Any termination of this Deed shall be without prejudice to any liability of any Party for prior breaches hereof.

15.	PAYMENTS; COSTS AND EXPENSES

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation and execution of this Deed and any other Transaction Agreement or document mentioned herein.

16.	THIRD PARTY RIGHTS

The Parties do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

17.	GENERAL

17.1

Each Party will (i) execute and deliver to each other such other documents and (ii) do such other acts and things as such other Party may reasonably request for the purpose of carrying out the intent of this Deed, the other Transaction Agreements and the Transactions.

17.2

The rights and remedies provided by this Deed are cumulative and do not exclude any rights and remedies provided by Law; provided that no Party shall be entitled to rescind or terminate this Deed, whether before or after Completion, other than in accordance with the provisions of this Deed. Nothing in this Clause 17.2 shall operate to limit or exclude any liability for fraud.

18.	MISCELLANEOUS

The provisions of Clauses 15 (Confidentiality), 16 (Announcements), 17 (Successors), 18 (Assignment), 19 (Notices), 21 (Variation and Waiver), 22 (Counterparts), 23 (Whole Agreement) and 24 (Invalidity) of the Global Settlement Deed are incorporated into this Deed mutatis mutandis with references to “this Deed” therein to being deemed to be a reference to this Deed.

19.	GOVERNING LAW

19.1

Subject only to Clause 19.2, this Deed, the arbitration agreement contained in it and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter shall be governed by, and construed and take effect in accordance with, English law.

19.2	Clause 8.8.2 shall be governed by, and construed and take effect in accordance with, Turkish law.

20.	ARBITRATION

All disputes arising out of or in connection with this Deed shall be finally settled in accordance with clause 2 (Arbitration) of the Arbitration Deed.

IN WITNESS of which this agreement has been executed as a deed and has been delivered on the date which appears first on page 3 above.

EXECUTED and DELIVERED as a DEED	)
for and on behalf of T.C. ZİRAAT BANKASI A.Ş.	)	/s/ Berrin Mahmutoğlu
acting by its attorney Berrin Mahmutoğlu pursuant	)	Berrin Mahmutoğlu
to a power of attorney dated June 17, 2020)		Attorney

in the presence of:

/s/ Ela Sari Witness signature

Name	ELA SARI
(BLOCK CAPITALS)

Address	Aksu Çalĺşkan Beygo

Avukatlĺk Ortaklĺğĺ

Istanbul

Occupation	Attorney

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of TÜRKİYE VARLIK FONU	)	/s/ Zafer Sönmez
acting by its management company	)	Zafer Sönmez
TÜRKİYE VARLIK FONU YÖNETİMİ A.Ş.	)	Attorney
acting by its attorney Zafer Sönmez pursuant	)
to a power of attorney dated June 17, 2020)

in the presence of:

/s/ Okan Beygo Witness signature

Name	OKAN BEYGO
(BLOCK CAPITALS)

Address	Harmancĺ Giz Plaza

Kat 8, Levent

Istanbul

Occupation	Lawyer

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of TVF BİLGİ	)	/s/ Zafer Sönmez
TEKNOLOJİLERİ İLETİŞİM HİZMETLERİ	)	Zafer Sönmez
YATIRIM SANAYİ VE TİCARET A.Ş.	)	Authorised Signatory
acting by Zafer Sönmez and Çağatay Abraş	)
)
	)	/s/ Çağatay Abraş
	)	Çağatay Abraş
	)	Authorised Signatory

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
by LETTERONE INVESTMENT HOLDINGS S.A.	)	/s/ Sally Pryce
acting by Sally Pryce, attorney under a power	)	Sally Pryce
of attorney	)	Attorney, for an on behalf of Letterone Investment Holdings S.A.

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
by ALFA TELECOM TURKEY LIMITED acting	)	/s/ Maxime Nino
by Maxime Nino, director	)	Maxime Nino
	)	Director

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
by IMTIS HOLDINGS S.À R.L. acting by Nathan	)	/s/ Nathan Scott Fine
Scott Fine, manager	)	Nathan Scott Fine
	)	Manager

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of CUKUROVA FINANCE	)	/s/ Hikmet Yasemin Çetinalp
INTERNATIONAL LIMITED by Hikmet Yasemin	)	Hikmet Yasemin Çetinalp
Çetinalp, director, duly authorised to sign on its	)	Director
behalf	)

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of ÇUKUROVA HOLDİNG A.Ş.	)	/s/ Mehmet Ali Karamehmet
by Mehmet Ali Karamehmet, director, and	)	Mehmet Ali Karamehmet
Fikri Şadi Gücüm, director, duly authorised	)	Director
to sign on its behalf	)
)
	)	/s/ Fikri Şadi Gücüm
	)	Fikri Şadi Gücüm
	)	Director

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
by CUKUROVA TELECOM HOLDINGS LIMITED	)	/s/ Sally Pryce
acting by Sally Pryce, director, and Hasan Tuvan Yalım, director	)	Sally Pryce
	)	Director
)
)
	)	/s/ Hasan Tuvan Yalım
	)	Hasan Tuvan Yalım
	)	Director

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
by TURKCELL HOLDİNG A.Ş. acting by	)	/s/ Christopher James Powell
Christopher James Powell, director, and	)	Christopher James Powell
Hasan Tuvan Yalım, director, and	)	Director
Telia Resurs AB, (represented by	)
Gustav Jonas Markus Bengtsson), director	)
	)	/s/ Hasan Tuvan Yalım
	)	Hasan Tuvan Yalım
	)	Director
)
)
	)	/s/ Telia Resurs AB
	)	Telia Resurs AB
	)	(represented by Gustav Jonas Markus
	)	Bengtsson)
	)	Director

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of SONERA HOLDING B.V.	)	/s/ Jan Andreas Christian Ekström
	)	Jan Andreas Christian Ekström
	)	Authorised Signatory

[Framework Agreement Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of TELIA FINLAND OYJ	)	/s/ Jan Andreas Christian Ekström
	)	Jan Andreas Christian Ekström
	)	Authorised Signatory

[Framework Agreement Signature Page]

SCHEDULE 2

Form of AoA Amendments

AMENDED VERSION

ARTICLE 3 — PURPOSE AND SCOPE

The Company is incorporated to primarily provide the services within the context of concession agreements signed with the Information Technologies and Communication Authority with regard to “Granting License of Establishing and Operating GSM Pan Europe Mobile Telephone System”, “Establishing, Operating and Providing IMT-2000/UMTS Infrastructures and Services” and “Authorisation Certificate for Limited Usage Rights with regard to IMT Services” and other services under the relevant legislation and administrative acts.

In order to achieve the above-mentioned purpose, the Company may:

1) enter into service, proxy, agency, commission agreements, undertakings and any other agreements necessitated by the purpose and scope of business of the Company and obtain short, middle and long term credits and loans or issue, accept and endorse any bonds, extend credits to the companies in Turkey and abroad, in which it has direct or indirect shareholding interest, to its parent company and group companies, in Turkish Lira or other foreign currencies, on the condition that such extensions do not contradict with laws and regulations;

2) cooperate, establish new partnerships or companies or undertake enterprises with existing or future local or foreign individuals or legal entities; completely or partially take over local or foreign companies or enterprises, participate in share capitals of such companies or enterprises, establish representative offices in Turkey and abroad, participate in foundations constituted for various purposes, allocate assets to foundations which are or will be established by the Company or to those already established by others, set aside part of the profit for or pay dividends or advance dividends and make all kind of donations and aids to such kind of real or legal persons on the condition of not violating its purpose and scope of business. Transactions within the scope of this provision shall not be performed contrary to the transfer pricing regulations under the capital markets legislation and to other related legislation, the upper limit of the donation shall be determined by the general assembly, necessary public disclosures shall be made and, if required by the applicable legislation, donations made within a year shall be submitted to the shareholder’s information at the general assembly;

3) issue, acquire, sell, dispose of, create security over or to perform any other legal actions on all kind of securities, commercial papers, profit sharing instruments, bonds and convertible bonds via board resolutions when authorised by the relevant legislation and provided that such actions are not qualified as investment services and activities;

4) enter into license, concession, trademark, know-how, technical information and assistance and any other intellectual property right agreements and acquire, lease and register these rights;

5) as necessitated by the purpose and scope of business of the Company; acquire, lease, rent and sell of all types of movable and immovable property; construct plants and any kind of buildings; enter into financial leasing agreements; acquire, register and annotate in titled deeds and relevant registries any personal or in-rem rights regarding movable and immovable property, including but not limited to, promise to sell, pledge, mortgage, commercial enterprise pledge and chattel mortgage; accept mortgage from third parties; release pledges and mortgages established in favour of the Company; create security over movable and immovable properties owned by the Company, in whatsoever name or form, including mortgage, pledge, commercial enterprises pledge and chattel mortgage, in its own name or in favour of the companies which are included within the fully consolidated companies in preparation of its financial statements or in favour of the third parties on the condition of being within the purpose of conducting the ordinary business operations of the Company; provided that the principles regulated in accordance with the capital markets legislation shall be complied with regarding the Company’s transactions of providing guarantees, sureties, security interests or pledges including mortgages, in its own name or in favour of third parties and disclosures required under the capital markets legislation shall be made in order to inform investors in case special circumstances arise in transactions to be performed in favour of third parties;

6) undertake other enterprises and enter into necessary business, transactions and agreements as necessitated by the purpose and scope of business of the Company;

7) register SIM card trademarks and symbols; sell, lease, re-purchase, re-sell the same through other vendors; agree with dealers abroad or in the country for the sale of such cards; export the same; import other SIM cards and perform all related dispositions.

The Company, via the General Assembly’s decision, may perform activities other than those listed herein, by fulfilling requirements envisaged under the legislation and on the condition of not contradicting with the relevant legislation, which are related to or deemed beneficial for its scope of business.

ARTICLE 6 — SHARE CAPITAL OF THE COMPANY

The Company adopted the registered capital system as per Capital Markets Law numbered 6362 and implemented the registered capital system by the Capital Markets Board’s permit dated 13.04.2000 and numbered 40/572.

The ceiling for registered capital of the Company is TRY 2,200,000,000 (twobilliontwohundredmillion Turkish Liras).

The Company’s issued share capital is TRY 2,200,000,000 (twobilliontwohundred million Turkish Liras) and fully paid and is divided into 2,200,000,000 (twobilliontwohundred) registered shares each having a nominal value of TRY 1.00 (one Turkish Lira), and the said issued share capital is fully paid free of collusion.

The authorisation for the ceiling of registered capital granted by the Capital Markets Board, shall be valid for the years 2019 through 2023 (5 years). After the year 2023, it is mandatory for the Board of Directors to be able to resolve on share capital increase, to obtain the authorisation of the General Assembly by also obtaining the Capital Markets Board’s permit for a new ceiling amount to be valid for a term of up to 5 (five) years. In case the abovementioned authorisation is not obtained, capital increase cannot be made with a Board of Directors resolution.

The Board of Directors is authorised, at times it deems required, in accordance with the provisions of Capital Markets Law, to increase the issued share capital by issuing new shares up to the authorised ceiling of registered capital and to take a decision on the issuance of premium shares also up to the authorised ceiling of registered capital. The Board of Directors is not authorised to limit the pre-emption rights of the shareholders.

ARTICLE 7 — SHARES AND SHARE TRANSFER

7.1. Shares: Total 2,200,000,000 (twobillionandtwohundredmillion) shares representing the issued share capital of the company are divided into two groups; Group (A) shares and Group (B) shares.

a) 330,000,000 (threehundredandthirtymillion) shares having a total nominal value of TRY 330,000,000 (threehundredandthirtymillion Turkish Lira) and corresponding to 15% (fifteen percent) of the issued share capital of the Company, which are currently owned by Turkcell Holding A.Ş., are Group (A) shares.

b) The remaining 1,870,000,000 (onebillionandeighthundredseventymillion) shares having a total nominal value of TRY 1,870,000,000 (onebillionandeighthundredseventymillion Turkish Lira) corresponding to 85% (eighty-five percent) of the issued share capital of the Company are Group (B) shares.

2

7.2. Privileges to be granted to Share Groups:

Without prejudice to Article 7.3.(b) of the Articles of Association, Group A Shares will have the privileges set out below effective and exercisable only upon the conditions under Article 7.3(a) of Articles of Association having been fulfilled.

a) Nomination Privilege for the Election of the Board of Directors Members

(i) 4 (four) members of Board of Directors (excluding independent board members) shall be appointed by the General Assembly among the candidates nominated by the Group A Shareholder.

(ii) The Chairman of the Board of Directors shall be elected among the members of the Board of Directors elected through the exercise of the privileges granted to Group A Shares.

(iii) In the event that the entire Group A Shares cease to be held by a single shareholder, this nomination privilege shall automatically cease to be effective, in respect of the entire Group A shares.

b) Voting Privilege

(i) In (1) the appointment of 5 (five) members of the Board of Directors, four of which will be members nominated in accordance with Section 7.2.a(i) above, (and other than the independent board members), and (2) election of the Chairman of the Presiding Committee of the General Assembly, each Group A Share shall have voting privileges granted as to give 6 (six) voting rights to each Group A Share, only in relation to these subject matters, in the voting to be made in the General Assembly of Shareholders.

(ii) In the event that the entire Group A shares cease to be held by a single shareholder, this voting privilege shall automatically cease to be effective, in respect of the entire Group A shares.

7.3. Conditions of the Privileges

a) The Privileges set out in Article 7.2 shall become valid and effective for Group A Shares only upon the fulfilment of the two conditions below together:

(i) a merger between TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret A.Ş. and Turkcell Holding A.Ş. being completed and registered before Istanbul Trade Registry, and

(ii) The Combination of Group B shares and the entire Group A shares in the Company corresponding to at least 25% of the Company’s entire issued share capital being recorded in TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret A.Ş.’s account and TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret A.Ş. becoming the legal owner of these shares.

b) At any time after the privileges granted to Group (A) shares become valid and effective in accordance with the provisions of Article 7.3(a); in the event that the entire Group A Shares cease to be held by a single shareholder, all privileges granted under this Articles of Association to the Group A Shares shall automatically terminate.    In this circumstance, all Group A shares shall automatically be converted into Group B shares with no privileges without any need for any further decision by the Board of Directors or the General Assembly of the Company, and no shares or shareholders will have any privileges in any means.

In the event that the entire Group A Shares cease to be held by a single shareholder, nomination and appointment of all members of Board of Directors, election of the Chairman of the Presiding Committee of the General Assembly, election of the Chairman of Board of Directors and appointments of Board of Directors’ members pursuant to Article 363 of Turkish Commercial Code as per Article 9, shall be performed without any nomination or voting privileges, in accordance with the provisions of Turkish Commercial Code and the capital markets legislation.

3

In addition, without prejudice to disclosure requirements applicable under the capital markets legislation, the holder of Group A Shares is obliged to notify the Company if any Group A share is transferred to a third party.

7.4. Miscellaneous

•

So long as the privileges are in effect and not terminated in accordance with this Article 7; in the event of a capital increase in the Company, shares issued as a result of the exercise by the owner of the Group A Shares of its pre-emption right shall principally be issued as and shall constitute Group A Shares with the privileges stipulated in this Article 7 of this Articles of Association, provided that (i) where owner of Group A shares exercises its pre-emption right in the capital increase, the ratio of Group A shares in the total number of shares issued in the capital of the Company to be reached after the completion of the capital increase shall in no event be more than the ratio prior to the capital increase; and (ii) the total number of Group A Shares shall in no circumstance exceed 15% (fifteen percent) of the total number of shares issued in the capital of the Company.

If the total Group A shares upon the completion of such a capital increase exceeds 15% (fifteen percent) of the total issued share capital of the Company, the part of the new shares issued in such capital increase, exceeding 15% (fifteen percent) of the Company’s issued share capital shall be deemed to have been issued as Group B Shares and shall not be granted any privileges.

•

Shares representing the issued share capital are monitored under dematerialization principles. The Company is obliged to, and shall, take all actions required under the capital markets legislation and requirements of the Central Registration Agency in order to effect changes to the group and type of the shares in accordance with the provisions of this Articles of Association, including without limitation the creation and termination of the Group A shares and the privileges attached to Group A shares and the changing of ISIN codes for these purposes.

•	The total number of members of the Board of Directors appointed by the exercise of the voting privilege and nomination privilege of the Group A shares shall in no event exceed 5 (five).

7.5. Transfer of Shares

Transfer of shares is subject to the provisions of Turkish Commercial Code, Capital Markets Law and Regulation on Authorisations in the Electronic Communication Sector, Concession Agreement with regard to Granting License of Establishing and Operating GSM Pan Europe Mobile Telephone System, Concession Agreement on Establishing Operating and Providing IMT-2000/UMTS Infrastructures and Services and Annex of Authorisation Certificate for Limited Usage Rights with regard to IMT Services — Rights and Obligations with regard to Establishing, Operating and Providing IMT Infrastructures and Services.

The Company shall comply with the restrictions of share transfers stipulated under the Regulation on Authorisations in the Electronic Communication Sector, Concession Agreement with regard to Granting License of Establishing and Operating GSM Pan Europe Mobile Telephone System, Concession Agreement of the Establishing Operating and Providing IMT-2000/UMTS Infrastructure and Services, and Annex of Authorisation Certificate for Limited Usage Rights with regard to IMT Services — Rights and Obligations with regard to Establishing, Operating and Providing IMT Infrastructures and Services, that the Company is subject to, and/or Turkish Commercial Code, Capital Markets Law and other legislation applicable to the Company. Article 137/3 of Capital Markets Law is reserved.

ARTICLE 8 — CAPITAL INCREASE AND SHARE CERTIFICATES

This Article is removed from the Text.

4

ARTICLE 9 — BOARD OF DIRECTORS

The Company is managed and represented and bound before third persons by the Board of Directors. The Board of Directors is authorised to carry out the affairs of the Company and for the management of Company assets and any and all activities relating to the Company’s scope of business, other than those falling within the authority of the General Assembly.

Subject to the following paragraph, the Board of Directors shall comprise 9 (nine) members to be appointed by the General Assembly.

The number and qualifications of the independent members to serve on the Board of Directors shall be determined according to the Corporate Governance Principles of the Capital Markets Board and the Nomination Committee Operations Principles to be adopted by the Board of Directors in accordance therewith.

In the event that a membership of Board of Directors becomes vacant for any reason or an independent member of Board of Directors ceases to be independent, appointment may be made in accordance with Article 363 and other provisions of Turkish Commercial Code and the capital markets legislation, and the so appointed board member shall be submitted to the approval of shareholders in the following General Assembly meeting. So long as the privileges envisaged as per Article 7 of this Articles of Association are in effect, in the event that any Board of Directors membership elected through the exercise of the privileges granted to Group A Shares becomes vacant, the appointment by the Board of Directors to be made for this vacancy pursuant to Article 363 of Turkish Commercial Code shall be made from amongst the candidates proposed by all of the members of Board of Directors which are elected by the general assembly through the exercise of privileges of the Group A Shares and continue holding their posts unanimously, or if unanimous decision may not be provided, proposed by the majority of the said Board of Directors members.

ARTICLE 10 — TERM OF OFFICE

Term of office of members of the Board of Directors is maximum 3 (three) years.

A member of the Board of Directors whose term of office expires may be re-elected.

ARTICLE 11 – MEETINGS OF THE BOARD OF DIRECTORS

1) Meetings of the Board of Directors:

The Board of Directors meeting convenes whenever necessitated by the business and affairs of the Company. Meetings of the Board of Directors shall be held at the headquarters of the Company or at any place to be designated by the Chairman of Board of Directors.

Members eligible to attend the Board meetings may also attend such meetings by electronic means as per Article 1527 of Turkish Commercial Code. Pursuant to the Communiqué on Electronic Meetings Held in Commercial Companies Other Than General Assembly Meetings of Joint Stock Companies, the Company may either set up the Electronic Meeting System, which enables right holders to attend and vote in such meetings, or purchase related services from the providers of systems that are specifically created for such purposes. In such meetings to be held, it shall be ensured that right holders enjoy their rights specified under the relevant legislation, within the framework of the relevant Communiqué, either over the system established according to this provision of the Articles of Association or the system where the supporting services are provided.

2) Meeting and Decision Quorum:

5

Without prejudice to the provisions of the capital markets legislation, the Board of Directors convenes with the presence of minimum 5 (five) members constituting the majority of full number of its members and resolves by the affirmative votes of at least 5 (five) members present in the meeting.

ARTICLE 12 — REPRESENTATION AND BINDING OF THE COMPANY

The authority to represent and bind the Company is vested with the Board of Directors. The Board of Directors may delegate this authority, wholly or partially, to one or more of its members, employees of the Company or third parties, in accordance with Articles 370 and 371 of TCC.

So long as the privileges are in effect and not terminated in accordance with Article 7 of this Articles of Association; unlimited authority to represent and bind the Company regulated under Article 370 of TCC shall be exercised by two Board of Directors members provided that at least one of them is from the members elected through the exercise of the privileges granted to Group A Shares. In the event that the entire Group A Shares cease to be held by a single shareholder, this authorisation shall automatically cease to be effective and the unlimited authority to represent and bind the Company shall be exercisable in accordance with Article 370(1) of TCC.

ARTICLE 13 — DELEGATION OF AUTHORITIES

The Board of Directors is authorised, in whole or in part, to delegate the management powers to one or more Board of Directors members or third person or persons pursuant to an Internal Directive prepared by itself in accordance with Article 367 of Turkish Commercial Code, except for the duties and authorities which are defined under Article 375 of Turkish Commercial Code and which cannot be delegated.

The General Manager is the head of execution in the Company. He performs his duties in such capacity in accordance with the instructions determined by the General Assembly or the Board of Directors in the internal directive or otherwise, and within the authority granted and the scope determined by the Board of Directors or General Assembly. He reports to the Board of Directors in respect of his actions. The Chairman of the Board of Directors cannot be the General Manager.

ARTICLE 14 — AUDITORS AND THEIR DUTIES

This article is removed from the text.

ARTICLE 15 — FINANCIAL RIGHTS OF THE MEMBERS OF THE BOARD OF DIRECTORS

The attendance fee and/or remuneration of the members of the Board of Directors shall be decided upon by the General Assembly pursuant to the relevant provisions of Turkish Commercial Code and the capital markets legislation.

ARTICLE 16 — INDEPENDENT AUDIT

Relevant provisions of Turkish Commercial Code and the capital markets legislation shall be applicable with regard to the independent auditing of the Company.

ARTICLE 17 — GENERAL ASSEMBLY

The following provisions shall be applicable to the General Assembly meetings:

6

1. Convention of the General Assembly: The General Assembly shall be convened either ordinarily or extraordinarily in accordance with the relevant provisions of Turkish Commercial Code and Capital Markets Law. In these meetings the agenda items, prepared by the Board of Directors, shall be discussed and resolved as per the relevant provisions of Turkish Commercial Code and the Articles of Association. The extraordinary meetings of the General Assembly shall convene and resolve as deemed necessary for the Company’s business. Rights of the shareholders under Turkish Commercial Code in respect of convening and adding an item in the agenda of the General Assembly meetings are reserved.

The General Assembly meeting procedures are regulated under the Internal General Assembly Directive. General Assembly meetings shall be conducted in accordance with Turkish Commercial Code, the capital markets legislation and the Internal General Assembly Directive.

2. Attending the General Assembly Meeting by Electronic Means: Right holders, who have a right to attend the general assembly meetings of the Company, can attend such meetings by electronic means pursuant to Article 1527 of Turkish Commercial Code. Pursuant to the Regulation on General Assembly Meetings of Joint Stock Companies by Electronic Means, the Company shall procure that the right holders may attend, deliver opinions, make proposals, and vote by electronic means, either setting up the electronic general assembly system, or purchase related services from the providers of systems that are specifically created for such purposes. In all meetings to be held, pursuant to this provision of the Articles of Association, right holders and their representatives shall be procured to enjoy their rights as stipulated under the aforementioned regulation.

3. Date of Meeting: Ordinary General Assembly meetings shall convene once a year and within three months following the end of Company’s fiscal year; Extraordinary General Assembly meetings shall convene whenever necessitated by the Company.

4. Voting Rights and Appointment of Proxy: Right holders or their representatives attending the General Assembly meeting shall enjoy their voting rights pro rata to the sum of their nominal shares. Each share accords the relevant shareholder one voting right, save for the voting privileges granted in accordance with the Articles of Association.

In General Assembly meetings, shareholders may have themselves represented through a proxy who may be a shareholder or a non-shareholder. Proxies who are also shareholders of the Company are authorised to vote both for themselves and the shareholders being represented by such proxies.

Regulations of the Capital Markets Board relating to voting by proxy shall apply.

5. Voting Method: Save for the provisions regarding general assembly meetings to be carried out within the Electronic General Assembly system pursuant to Turkish Commercial Code Article 1527, votes are cast in General Assembly meetings by open ballot through raising of hands. However, votes shall be cast by secret ballot upon the request of the shareholders representing one tenth of the shares represented in person or by proxy in a meeting. The related provisions of the capital markets legislation shall apply.

6. Presiding Committee of the General Assembly: Subject to Article 7 of the Articles of Association, Chairman and members of the Presiding Committee of the General Assembly meetings shall be elected by the General Assembly, from among the present shareholders or non-shareholders.

7. Meeting and Decision Quorum: Save as higher quorums are provided for in the applicable legislation, meeting quorum at the General Assembly requires the presence of shareholders representing at least 51% of the total share capital of the Company, represented by shareholders themselves or proxy holders, and save as higher quorums are provided for in the applicable legislation, decision quorum requires the affirmative votes of the majority of the voting rights present in person or by proxy at the meeting, by observing the provisions of Article 7 in relation to voting privilege.

7

In the event that the above quorums are not met or preserved at the first meeting, the General Assembly quorums shall be subject to provisions of Turkish Commercial Code and capital markets legislation for the second meeting.

As an exception to the above-mentioned rule, the decisions regarding the amendments to the Articles of Association of the Company excluding the increase in the ceiling of the registered share capital requires the presence of shares representing 2/3 of the share capital and affirmative votes of 2/3 of the shares represented in the meeting. The amendments to the Articles of Association violating the privileges established for Group A Shares herein shall not apply without the approval of the Special Assembly of Privileged Shareholders in accordance with the Article 454 of Turkish Commercial Code.

8. Place of Meeting: General Assembly meetings shall convene at the Company’s headquarters or upon the decision of the Board of Directors at another suitable place of the city where the headquarters of the Company is located.

ARTICLE 18 — PRESENCE OF A MINISTRY REPRESENTATIVE AT THE MEETINGS

This article is removed from the text.

ARTICLE 19 — ANNOUNCEMENTS AND ANNUAL REPORTS

Announcements with regard to the Company shall be made in accordance with the provisions of Turkish Commercial Code, the capital markets legislation and other relevant legislation.

The General Assembly meeting announcements shall be made within the periods specified under the applicable legislation, in accordance with Turkish Commercial Code, the capital markets legislation and the Capital Markets Board’s Corporate Governance Principles. The General Assembly meeting announcements shall be made at least three weeks before the date of General Assembly meeting, in accordance with the procedures envisaged under the legislation.

Financial tables and reports required by the capital markets legislation and independent audit report, shall be disclosed to the public according to rules and procedures set forth by Turkish Commercial Code and the capital markets legislation.

ARTICLE 21 — DETERMINATION AND DISTRIBUTION OF THE PROFIT

The periodic net profits shown in the annual budget after the deduction of all expenses and depreciation sums, amounts that are required to be set aside and taxes, which are required to be paid by or charged to the Company, from the revenues of the Company as determined by the end of the accounting term and after the deduction of the previous years’ losses shall be set aside as reserves or distributed in the order and principles as follows:

General Statutory Reserve Fund:

a) 5% shall be set aside as the statutory reserve fund until it reaches 20% of the issued share capital.

First Dividend:

b) First dividends shall be set aside from the remaining amount calculated by adding the amount of donation made within a year, if any, over the ratio set by General Assembly in line with the dividend distribution policy of the Company according to Turkish Commercial Code and the capital markets legislation.

c) After the above amounts are set aside, the General Assembly may distribute dividends to the Board of Directors members, employees of the Company, foundations and real and legal persons other than the shareholders.

8

Second Dividend:

d) The General Assembly is entitled to distribute as second dividends, wholly or partially, the remainder amounts after the deduction of the amounts stated in (a), (b) and (c) or to set aside this amount as a discretionary reserve fund according to Article 521 of Turkish Commercial Code.

e) 10% of the amount found after deducting 5% dividend from the amount to be distributed to shareholders and other persons who participate in the profit, shall be added to general statutory reserve fund according to 2nd paragraph of Article 519 of Turkish Commercial Code.

Unless statutory legal reserves and dividend portion which is determined to be distributed to the shareholders by the Articles of Association or dividend distribution policy of the company are set aside, it may not be decided to set aside any other reserves, to carry profits to the next year, to distribute dividend to the members of the Board of Directors, employees of the Company, foundations and real or legal persons other than the shareholders; and any dividend may not be distributed to these persons unless the dividends determined to be distributed to the shareholders are paid in cash

Dividends shall be distributed equally to all current shares as of the date of distribution regardless of the dates of their issuance or acquisition.

The procedures and dates of dividend distribution shall be decided by the General Assembly upon the Board of Directors’ proposal.

Resolution of General Assembly regarding distribution of dividend which was taken pursuant to this Article of Association may not be revoked.

The Company is entitled to distribute advance dividend in cash over the profit set out in the interim financial statements of the Company, in accordance with the conditions established by the capital markets legislation and other related legislation. In accordance with the relevant legislation, upon authorization of the board of directors by a general assembly decision, the Board of Directors may decide to or not to distribute advance dividend, and on the amount and timing of the advance dividend distribution.

ARTICLE 22 — RESERVE FUNDS

Reserve funds to be set aside by the Company shall be determined in accordance with the relevant provisions of Turkish Commercial Code and the capital markets legislation. Article 21 of the Articles of Association is reserved.

ARTICLE 25 — BONDS AND OTHER SECURITIES

The Company is entitled to issue bonds and other capital markets instruments in accordance with the provisions of Turkish Commercial Code and the capital markets legislation.

ARTICLE 26 — COMPLIANCE WITH CORPORATE GOVERNANCE PRINCIPLES

Compliance with the Capital Markets Board’s mandatory Corporate Governance Principles shall be ensured. Transactions and Board of Directors’ resolution taken in violation of the mandatory Corporate Governance Principles shall be deemed to be in violation of this Articles of Association.

With regard to the transactions deemed as material within the context of implementation of Corporate Governance Principles, and related party transactions of the Company as well as for the transactions with respect to giving security interest, pledge and mortgage in favour of third parties, corporate governance regulations of Capital Markets Board shall be complied with.

9

The Board of Directors of the Company shall establish Audit Committee, Early Risk Detection Committee, Corporate Governance Committee, Nomination Committee, Renumeration Committee and any other committee which may be required under the capital markets legislation from time to time without combining any of aforementioned committees or assigning the duties of any committee to another. The Board of Directors shall adopt different charters concerning the rules of procedures of each committee which shall be approved with the unanimity of the votes of the Board of Directors to be effective. Adopted charters and any amendment on the same shall be publicly disclosed.

The number and qualifications of independent board members who will be appointed to the Board of Directors shall be determined in accordance with the Corporate Governance Principles of the Capital Markets Board. The list of independent board members to be nominated for the election shall be prepared by the Board of Directors exclusively from amongst the candidates affirmatively assessed in the Nomination Committee report to have met the independence criteria and be submitted to the to approval of the Capital Markets Board.

10

MEVCUT ŞEKLİ		TADİL EDİLMİŞ ŞEKLİ
MADDE 3: MAKSAT VE MEVZUU		MADDE 3 — AMAÇ VE KONU

Şirket başlıca; Ulaştırma Bakanlığı ile imzalanmış bulunan GSM Pan Avrupa Mobil Telefon Sistemi ihalesinde öngörülen iş hizmetleri ve 406 sayılı Telgraf ve Telefon kanununa aykırı olmamak üzere her türlü telefon ve telekomünikasyon ve benzeri hizmetleri ifa etmek ile IMT-2000/UMTS hizmet ve altyapılarına ilişkin yetkilendirme kapsamındaki faaliyetleri yürütmek üzere kurulmuştur.		Şirket başlıca; “GSM Pan Avrupa Mobil Telefon Sistemi’nin Kurulması ve İşletilmesi Hakkında Lisans Verilmesine İlişkin İmtiyaz Sözleşmesi”, “IMT-2000/UMTS Altyapılarının Kurulması ve İşletilmesi ile Hizmetlerinin Sunulmasına İlişkin İmtiyaz Sözleşmesi” ve “IMT Hizmetlerine İlişkin Sayısı Sınırlandırılmış Kullanım Hakkı Yetki Belgesi”ne istinaden Bilgi Teknolojileri ve İletişim Kurumu ile imzalanmış olan imtiyaz sözleşmeleri kapsamındaki hizmetler ile ilgili mevzuat ve düzenleyici işlemler tahtında diğer hizmetleri ifa etmek üzere kurulmuştur.

Şirket yukarıda belirtilen maksat ve mevzuuna erişebilmek için:		Şirket yukarıda belirtilen amacı yerine getirebilmek için:
1)	Konusu ile ilgili olarak hizmet, vekalet, acentalık, komisyonculuk, taahhüt ve şirket maksat ve mevzuunun gerektirdiği sair sözleşmeleri akdedebilir ve bu meyanda, kısa, orta ve uzun vadeli kredi ve ödünç alabilir, herhangi bir senedi tanzim, kabul ve ciro edebilir, mevzuata aykırı olmamak kaydıyla yurt içinde ve yurt dışında doğrudan veya dolaylı olarak pay sahibi olduğu ortaklıklara, ana şirkete ve grup şirketlerine döviz veya Türk Lirası cinsinden kredi açabilir;	1)	Konusu ile ilgili olarak hizmet, vekâlet, acentelik, komisyonculuk sözleşmeleri, taahhütnameler ve şirket maksat ve mevzuunun gerektirdiği sair sözleşmeleri akdedebilir ve kısa, orta ve uzun vadeli kredi ve ödünç alabilir veya herhangi bir senedi tanzim, kabul ve ciro edebilir, mevzuata aykırı olmamak kaydıyla yurt içinde ve yurt dışında doğrudan veya dolaylı olarak pay sahibi olduğu ortaklıklara, ana şirkete ve grup şirketlerine döviz veya Türk Lirası cinsinden kredi açabilir;
2)	Mevcut veya ileride kurulacak yerli veya yabancı gerçek veya tüzel kişilerle işbirliği yapabilir, bunları şirkete ortak edebilir veya bunlarla yeni şirketler kurabilir veya teşebbüslere girişebilir; yerli veya yabancı şirket veya işletmeleri tamamen veya kısmen devralabilir, bu şirket veya işletmelerin sermayesine iştirak edebilir, yurt içinde ve yurt dışında mümessillikler alabilir veya mümessillikler verebilir, Türkiye’de çeşitli amaçlarla kurulmuş vakıflara katılabilir, bu gibi kişi ve/veya kurumlara kardan pay ayırabilir, kar dağıtımı yapabilir ve bağışta bulunabilir. Şu kadar ki, vakıflar ve bu gibi kişi ve/veya kurumlara bağışta bulunmaları veya kardan pay ayırmaları durumunda, Sermaye Piyasası Kurulu’nca belirlenen kurallara uyulacak ve Sermaye Piyasası Kurulu tarafından aranacak gerekli açıklamalar yapılacaktr.	2)

Mevcut veya ileride kurulacak yerli veya yabancı gerçek veya tüzel kişilerle işbirliği yapabilir, bunlarla yeni ortaklıklar veya şirketler kurabilir veya teşebbüslere girişebilir; yerli veya yabancı şirket veya işletmeleri tamamen veya kısmen devralabilir, bu şirket veya işletmelerin sermayesine iştirak edebilir, yurt içinde ve yurt dışında temsilcilikler açabilir, çeşitli amaçlarla kurulmuş vakıflara katılabilir, Şirket’in kurduğu, kuracağı ya da başkaları tarafından kurulmuş olan vakıflara malvarlığı tahsis edebilir, bu gibi kişi ve/veya kurumlara şirket işletme amacı ve konusunu ihlal etmemek kaydıyla kardan pay ayırabilir, kar payı veya kar payı avansı dağıtımı yapabilir ve her türlü bağışta ve yardımda bulunabilir. Bu madde kapsamındaki işlemler, sermaye piyasası mevzuatında yer alan örtülü kazanç düzenlemelerine ve diğer ilgili mevzuata aykırı gerçekleştirilmeyecektir, bağışın üst sınırı genel kurul tarafından belirlenecektir, gerekli kamu açıklamaları yapılacak ve ilgili mevzuatın gerektirmesi halinde yıl içerisinde yapılan bağışlar genel kurulda pay sahiplerinin bilgisine sunulacaktır;

3)	Aracılık faaliyeti ve portföy yöneticiliği yapmamak kaydıyla ve ilgili mevzuat uyarınca yetkilendirildiği durumlarda Yönetim Kurulu kararı ile her nevi menkul kıymetleri ve ticari senetleri kar ortaklığı belgeleri, finansman bonoları ve hisse senedine dönüşebilen tahvilleri çıkarabilir, edinebilir, ihraç edebilir, elden çıkarabilir, teminat olarak gösterebilir veya bunlarla ilgili sair hukuki tasarruflarda bulunabilir:	3)	Yatırım hizmetleri ve faaliyetleri niteliğinde olmamak kaydıyla ve ilgili mevzuat uyarınca yetkilendirildiği durumda Yönetim Kurulu kararı ile her nevi menkul kıymetleri, ticari senetleri, kar ortaklığı belgeleri, finansman bonoları ve pay senedine dönüşebilen tahvilleri, ihraç edebilir, edinebilir, satabilir, elden çıkarabilir, teminat olarak gösterebilir veya bunlarla ilgili sair hukuki tasarruflarda bulunabilir;

1/15

4)	Lisans, imtiyaz, alameti farika, know-how teknik bilgi ve yardım vesair sınai mülkiyet hakları edinebilir, bunları tescil ettirebilir, kiralayabilir ve bunlara ilişkin şözleşmeler akdedebilir;	4)	Lisans, imtiyaz, marka, know-how, teknik bilgi ve yardım ve sair fikri ve sınai mülkiyet haklarına ilişkin sözleşmeler yapabilir, bu hakları edinebilir, kiralayabilir ve tescil ettirebilir;

5)	Şirket maksat ve mevzuunun gerektirdiği menkul ve gayrimenkulleri satın alabilir, kira ile tutabilir, kiraya verebilir ve satabilir: fabrika ve her türlü bina inşa edebilir, finansal kiralama yapabilir, satış vaadi, rehin, ticari işletme rehni ve ipotek de dahil olmak üzere, menkul ve gayrimenkullerle ilgili her çeşit ayni ve şahsi hakları iktisap edebilir, tapu kütüğüne ve ilgili sicillerine şerh ve tescil ettirebilir; üçüncü kişilerden ipotek devralabilir; şirket lehine tesis edilen rehin ve ipotekleri fek edebilir; sahip bulunduğu menkul ve gayrimenkulleri ipotek, rehin ve ticari işletme rehni de dahil olmak üzere kendisi adına veya mali tablolarının hazırlanma sırasında tam konsolidasyon kapsamına dahil ettiği ortaklıklar lehine veya olağan ticari faaliyetlerinin yürütülmesi amacı dahilinde olmak kaydıyla diğer üçüncü kişiler lehine her ne nam ve şekilde olur ise olsun teminat olarak gösterebilir. Şu kadar ki, Şirket’in kendi adına ve 3. kişiler lehine, garanti, kefalet, teminat vermesi veya ipotek dahil rehin hakkı tesis etmesi hususlarında sermaye piyasası mevzuatı çerçevesinde belirlenen esaslara uyulur ve üçüncü kişiler lehine yapılacak işlemlerde, yatırımcıların aydınlatılmasını teminen; özel haller kapsamında Sermaye Piyasası Kurulu’nca aranacak gerekli açıklamalar yapılacaktır.	5)	Şirket amaç ve konusunun gerektirdiği her türlü menkul ve gayrimenkulleri iktisap edebilir, kiralayabilir, kiraya verebilir ve satabilir, fabrika ve her türlü bina inşa edebilir, finansal kiralama sözleşmeleri yapabilir, satış vaadi, rehin, ipotek, ticari işletme rehni ve taşınır rehni de dahil olmak üzere, menkul ve gayrimenkullerle ilgili her çeşit ayni veya şahsi hakları iktisap edebilir, tapu kütüğüne ve ilgili sicillerine şerh ve tescil ettirebilir; üçüncü kişilerden ipotek devralabilir; şirket lehine tesis edilen rehin ve ipotekleri fek edebilir; sahip bulunduğu menkul ve gayrimenkulleri ipotek, rehin, ticari işletme rehni ve taşınır rehni de dahil olmak üzere kendisi adına veya mali tablolarının hazırlanması sırasında tam konsolidasyon kapsamına dahil ettiği ortakıklar lehine veya olağan ticari faaliyetlerinin yürütülmesi amacı dahilinde olmak kaydıyla diğer üçüncü kişiler lehine her ne nam ve şekilde olur ise olsun teminat olarak gösterebilir. Şu kadar ki, Şirket’in kendi adına veya 3. kişiler lehine, garanti, kefalet, teminat vermesi veya ipotek dâhil rehin hakkı tesis etmesi hususlarında sermaye piyasası mevzuatı çerçevesinde belirlenen esaslara uyulacak ve üçüncü kişiler lehine yapılacak işlemlerde, yatırımcıların aydınlatılmasını teminen, özel durumlarn oluşması halinde sermaye piyasası mevzuatı tahtında gerekli açıklamalar yapılacaktır;

6)	Şirket maksat ve mevzuunun gerektirdiği sair teşebbüslere girişebilir ve gerekli iş, muamele ve mukaveleleri yapabilir.	6)	Şirket amaç ve konusunun gerektirdiği sair teşebbüslere girişebilir ve gerekli iş, muamele ve mukaveleleri yapabilir;

7)	Şirket SIM kartlarının marka ve amblemini tescil ettirebilir, bunları sattırabilir, kiraya verebilir, tekrar satın alabilir, başkalarına sattırabilir, bunların satışı için yurt içinde veya yurt dışında bayilikler verebilir, ihraç edebilir, başka SIM kartlarını yurt dışından ithal edebilir, bunlarla ilgili her türlü tasarrufta bulunabilir.	7)	Şirket SIM kartlarının marka ve amblemlerini tescil ettirebilir, bunları satabilir, kiraya verebilir, tekrar satın alabilir, başkalarına sattırabilir, bunların satışı için yurt içinde veya yurt dışında bayilikler verebilir, ihraç edebilir, başka SIM kartlarını yurt dışından ithal edebilir, bunlarla ilgili her türlü tasarrufta bulunabilir.

Yukarıda gösterilen muamelelerden başka ileride şirket için faydalĺ görülecek başka işlere girişilmek istenildiği takdirde, Yönetim Kurulunun teklifi üzerine keyfiyet Genel Kurulun tasvibine sunulacak ve bu yolda karar alındıktan sonra bu işler de yapılabilecektir. Ana Sözleşme değişikliği niteliğinde olan işbu kararın uygulanması için Yabancı Sermaye Genel		Şirket, Genel Kurul kararıyla, konusu ile ilgili veya Şirket için faydalı görülecek ve burada sıralanan faaliyetler dışındaki hususlarda da mevzuat çerçevesinde öngörülen gereklilikleri yerine getirmek ve mevzuata aykırılık teşkil etmemek kaydıyl a faaliyet gösterebilir.

2 / 15

Müdürlüğü Sanayi, Ticaret Bakanlığı ve Sermaye Piyasası Kurulu’ndan gerekli izin alınacak ve usulüne uygun olarak Ticaret Siciline tescil ve Ticaret Sicili Gazetesinde ilan ettirilecektir.

MADDE 6 — ŞİRKET SERMAYESİ	MADDE 6 — ŞİRKET SERMAYESİ

Şirketin kayıtlı sermayesi 2.200.000.000 (İki milyarikiyüzmilyon) Yeni Türk Lirası olup, her biri beheri 1 (Bir) Yeni Türk Lirası değerinde 2.200.000.000 (İkimilyarikiyüzmilyon) adet nama yazılı paya bölünmüştür.

Şirketin çıkartılmış sermayesi, T.C. Başbakanlık Hazine ve Dış Ticaret Müsteşarlığı Yabancı Sermaye Genel Müdürlüğü’nün 23 Ağustos 1993 tarih ve 1746 sayılı İzin ve Teşvik Belgesi ve Yatırım İndirimi ile 19.12.1994 tarihli ekli şartlarına, 6 Kasım 1997 tarih 2741 sayılı İzin ve Teşvik Belgesi ve Yatırım İndirimi ile 16.07.1999, 16.12.1999 ve 30.11.2000 tarihli ekli şartlarına ve 26 Şubat 2001 Tarih ve 3704 sayılı İzin ve Teşvik Belgesi ve Yatırım İndirimine uygun olarak tamamı ödenmiş, 1.474.639.361 (Birmilyardörtyüzyetmişdört milyonaltıyüzotuzdokuzbinüçyüzaltmışbir) Yeni Türk Lirası olup, 1.474.639.361 (Birmilyardörtyüzyetmişdörtmilyonaltı yüzotuzdokuzbinüçyüzaltmışbir) adet paya ayrılmıştır.

Şirket, 6362 sayılı Sermaye Piyasası Kanunu hükümlerine göre kayıtlı sermaye sistemini kabul etmiş ve Sermaye Piyasası Kurulu’nun 13.04.2000 tarih ve 40/572 sayılı izni ile kayıtlı sermaye sistemine geçmiştir.

Şirket kayıtlı sermaye tavanı 2.200.000.000 TL’dir (ikimilyarikiyüzmilyon Türk Lirası).

Şirket’in çıkarılmış sermayesi, 2.200.000.000 TL (ikimilyarikiyüzmilyon Türk Lirası) olup, her biri 1,00 TL (bir Türk Lirası) nominal değerli 2.200.000.000 (ikimilyarikiyüzmilyon) adet nama yazılı paya ayrılmış olup, söz konusu çıkarılmış sermaye muvazaadan ari şekilde tamamen ödenmiştir.

Sermaye Piyasası Kurulu’nca verilen kayıtlı sermaye tavanı izni, 2019-2023 yılları (5 yıl) için geçerlidir. 2023 yılından sonra yönetim kurulunun sermaye artırım kararı alabilmesi için; yeni bir tavan tutarı ile ilgili Sermaye Piyasası Kurulu’ndan izin almak suretiyle genel kuruldan 5 (beş) yılı geçmemek üzere yeni bir süre için yetki alması zorunludur. Söz konusu yetkinin alınmaması durumunda yönetim kurulu kararı ile sermaye artırımı yapılamaz.

Yönetim kurulu, Sermaye Piyasası Kanunu hükümlerine uygun olarak gerekli gördüğü zamanlarda yetkilendirildiği kayıtlı sermaye tavanına kadar yeni pay ihraç ederek çıkarılmış sermayeyi arttırmaya ve yine yetkilendirildiği kayıtlı sermaye tavanına kadar primli hisse ihracı konusunda karar almaya yetkilidir. Yönetim Kurulunun pay sahiplerinin yeni pay alma haklarını sınırlandırma yetkisi yoktur.

MADDE 7 — HİSSE DEVRİ	MADDE 7 — PAYLAR VE PAY DEVRİ

Hisse devirleri Türk Ticaret Kanunu, Sermaye Piyasası mevzuatı ve Katma Değerli Hizmetler Yönetmeliği hükümlerine tabidir.

Yönetim Kurulu Şirket’in tabi olduğu Katma Değerli Telekomünikasyon Hizmetleri Lisans Yönetmeliği ve/veya diğer mevzuatta öngörülen hissedarlar ile ilgili sınırlamalara uymak amacıyla hisselerin yabancılara devrini sınırlayabilir.

7.1.  Paylar: Şirket’in çıkarılmış sermayesini temsil eden toplam 2.200.000.000 (ikimilyarikiyüzmilyon) adet pay, (A) Grubu paylar ve (B) Grubu paylar olarak iki gruba ayrılmıştır:

a)  Halihazırda Turkcell Holding A.Ş.’nin sahip olduğu 330.000.000 TL (üçyüzotuzmilyon Türk Lirası) toplam nominal değerli ve Şirket’in çıkarılmış sermayesinin %15’ine (yüzde onbeşine) tekabül eden 330.000.000 (üçyüzotuzmilyon) adet pay, (A) Grubu paylardır.

b)  Geriye kalan 1.870.000.000 TL (birmilyarsekizyüzyetmişmilyon Türk Lirası) toplam nominal değerli ve Şirket’in çıkarılmış

3 / 15

sermayesinin %85’ine (yüzde seksenbeşine) tekabül eden 1.870.000.000 (birmilyarsekizyüzyetmişmilyon) adet pay, (B) Grubu paylardır.

7.2. Pay Gruplarına Tanınacak Olan İmtiyazlar

Esas Sözleşme Madde 7.3.(b) hükmü saklı kalmak kaydıyla, aşağıda anılan imtiyazların (A) Grubu paylar için hüküm doğurması ve kullanılabilmesi, ancak Madde 7.3.(a)’da yer alan koşulların tamamlanmış olması durumunda mümkün olacaktır.

a) Yönetim Kurulu Üyelerinin Seçimine İlişkin Aday Gösterme İmtiyazı

(i) Yönetim Kurulunun bağımsız üyeler haricindeki 4 (dört) üyesi (A) Grubu pay sahibinin göstereceği adaylar arasından Genel Kurul tarafından seçilir.

(ii) Yönetim Kurulu Başkanı, (A) Grubu paylara tanınan imtiyazlar ile seçilmiş Yönetim Kurulu üyeleri arasından seçilir.

(iii) (A) Grubu payların tamamının tek bir pay sahibine ait olmaktan çıkması halinde, işbu aday gösterme imtiyazı tüm (A) Grubu paylar bakımından kendiliğinden yürürlükten kalkar.

b) Oyda İmtiyaz

(i) Her bir (A) Grubu pay, (1) dördü Esas Sözleşme Madde 7.2.a.(i) hükmü uyarınca aday gösterilen yönetim kurulu üyeleri olmak üzere (bağımsız yönetim kurulu üyeleri hariç) 5 (beş) Yönetim Kurulu üyesinin seçimi ile (2) Genel Kurul Toplantı Başkanı’nın seçiminde, oyda imtiyazlı olup, bu imtiyaz Genel Kurulda yapılacak oylamada her bir (A) Grubu paya sadece bu konulara ilişkin olmak üzere 6 (altı) oy hakkı verir.

(ii) (A) Grubu payların tek bir pay sahibine ait olmaktan çıkması halinde, işbu oyda imtiyaz tüm (A) Grubu paylar bakımından kendiliğinden yürürlükten kalkar.

7.3. İmtiyazların Tabi Olduğu Koşullar

a) Madde 7.2’de düzenlenen İmtiyazlar, yalnızca aşağıda belirtilen koşulların birlikte gerçekleşmesi halinde, (A) Grubu Paylar bakımından geçerli hale gelecek ve yürürlüğe girecektir:

4 / 15

(i) TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret A.Ş. ile Turkcell Holding A.Ş. arasındaki birleşme işlemlerinin tamamlanması ve birleşmenin İstanbul Ticaret Sicil Müdürlüğü nezdinde tescil edilmesi ve

(ii)  Şirket’in toplam çıkarılmış sermayesinin en az %25’ine tekabül edecek olan, (A) Grubu payların tamamı ile (B) Grubu payların toplamının, TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret A.Ş.’nin hesabına kaydedilerek, TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret A.Ş.’nin bu hisselerin yasal maliki haline gelmesi.

b) (A) Grubu paylara tanınan imtiyazların Madde 7.3(a) hükümleri uyarınca geçerli hale gelmesi ve yürürlüğe girmesinden sonra herhangi bir zamanda, (A) Grubu payların tamamının tek bir pay sahibine ait olmaktan çıkması halinde, işbu Esas Sözleşme’de (A) Grubu paylara tanınan tüm imtiyazlar, kendiliğinden sona erecektir. Bu durumda (A) Grubu payların tamamı Şirket Yönetim Kurulu ya da Genel Kurul’un başkaca bir kararına gerek olmaksızın, imtiyazsız (B) Grubu paylara dönüşecektir ve hiçbir pay ya da pay sahibi, herhangi bir şekilde imtiyazlı olmayacaktır.

(A) Grubu payların tek bir pay sahibine ait olmaktan çıkması halinde, Yönetim Kurulu üyelerinin tamamının aday gösterilmesi ve seçilmesi, Genel Kurul Toplantı Başkanı’nın seçilmesi, Yönetim Kurulu Başkanının seçilmesi ve Madde 9’a göre Türk Ticaret Kanunu Madde 363 hükmü uyarınca Yönetim Kurulu üyesi seçilmesi işlemleri, herhangi bir aday gösterme imtiyazı ya da oyda imtiyaz olmaksızın Türk Ticaret Kanunu ve sermaye piyasası mevzuatı hükümlerine uygun olarak gerçekleştirilecektir.

Ayrıca sermaye piyasası mevzuatı kapsamındaki kamuyu aydınlatma yükümlülüğüne halel getirmeksizin, (A) Grubu paylara sahip olan kişi, herhangi bir (A) Grubu payın üçüncü kişiye devri halinde bu durumu Şirket’e bildirmekle yükümlüdür.

7.4. Diğer Hükümler

- İşbu 7. Madde uyarınca imtiyazlar geçerli olduğu ve ortadan kalkmadığı müddetçe; Şirket’te sermaye artırımı yapılması halinde, (A) Grubu pay sahibinin rüçhan hakkını kullanması neticesinde çıkarılacak paylar kural olarak (A) Grubu pay olarak ihraç edilecek ve işbu Esas Sözleşme’nin 7. Maddesinde belirtilen imtiyazlara sahip yeni (A) Grubu payları teşkil edecek olmakla birlikte; (i) sermaye artırımında (A) Grubu pay sahibinin rüçhan hakkını kullanması halinde, sermaye artırımından sonra (A) Grubu payların Şirket’in toplam

5 / 15

çıkarılmış sermayesini temsil eden paylara oranı, hiçbir koşulda, sermaye artırımından önceki oranı aşmayacak ve (ii) (A) Grubu paylar toplamının Şirket’in toplam çıkarılmış sermayesini temsil eden paylara oranı hiçbir koşulda %15’i (yüzde onbeşi) aşmayacaktır.

Böyle bir sermaye artırımı sonrasında (A) Grubu payların Şirket’in toplam çıkarılmış sermayesinin %15’ini (yüzde onbeşini) aşması halinde, söz konusu sermaye artırımında ihraç edilen yeni payların, Şirket’in toplam çıkarılmış sermayesinin %15’ini (yüzde onbeşini) aşan miktarı, (B) Grubu paylar olarak ihraç edilmiş sayılacak ve herhangi bir imtiyaza sahip olmayacaktır.

— Çıkarılmış sermayeyi temsil eden paylar kaydileştirme esasları çerçevesinde izlenir. Şirket, (A) Grubu payların ve (A) Grubu paylara bağlı imtiyazların tesisi veya sona erdirilmesi ve bu amaçlarla ISIN kodlarının değiştirilmesi de dahil ancak bunlarla sınırlı olmamak kaydıyla, işbu Esas Sözleşme’ye uygun olarak payların grup ve tür değişikliklerinin gerçekleştirilmesi amacıyla sermaye piyasası mevzuatı ve Merkezi Kayıt Kuruluşu yükümlülükleri çerçevesinde gerekli bütün işlemleri yapmakla yükümlüdür ve bu işlemleri gerçekleştirecektir.

— Yönetim Kurulu’na (A) Grubu payların sahip olduğu oyda imtiyaz ve aday gösterme imtiyazlarının kullanılması suretiyle seçilen üyelerin sayısı hiçbir koşulda toplam 5’i (beşi) geçmeyecektir.

7.5. Payların Devri

Payların devri Türk Ticaret Kanunu, Sermaye Piyasası Kanunu ve Elektronik Haberleşme Sektörüne İlişkin Yetkilendirme Yönetmeliği, GSM Pan-Avrupa Mobil Telefon Sisteminin Kurulması ve İşletilmesi ile İlgili Lisans Verilmesine İlişkin İmtiyaz Sözleşmesi, IMT- 2000/UMTS Altyapılarının Kurulması ve İşletilmesi ile Hizmetlerinin Sunulmasına İlişkin İmtiyaz Sözleşmesi, Sayısı Sınırlandırılmış Kullanım Hakkı Yetki Belgesi Eki — IMT Altyapılarının Kurulması ve İşletilmesi ile Hizmetlerinin Sunulmasına İlişkin Hak ve Yükümlülükler Belgesi hükümlerine tabidir.

Şirket, Şirket’in tabi olduğu Elektronik Haberleşme Sektörüne İlişkin Yetkilendirme Yönetmeliği, GSM Pan-Avrupa Mobil Telefon Sisteminin Kurulması ve İşletilmesi ile İlgili Lisans Verilmesine İlişkin İmtiyaz Sözleşmesi, IMT-2000/UMTS Altyapılarının Kurulması ve İşletilmesi ile Hizmetlerinin Sunulmasına İlişkin İmtiyaz Sözleşmesi, Sayısı Sınırlandırılmış Kullanım

6 / 15

Hakkı Yetki Belgesi Eki — IMT Altyapılarının Kurulmasıve İşletilmesi Hizmetlerinin Sunulmasına İlişkin Hak ve Yükümlülükler Belgesi ve/veya Türk Ticaret Kanunu, Sermaye Piyasası Kanunu ve Şirket’e uygulanabilir sair mevzuatta öngörülen pay devirleri ile ilgili sınırlamalara riayet edecektir. Sermaye Piyasası Kanunu’nun 137/3 hükmü saklıdır.

MADDE 8 — SERMAYE ARTIŞI VE HİSSE SENETLERİ	MADDE 8 — SERMAYE ARTIŞI VE HİSSE SENETLERİ

Yönetim Kurulu, Sermaye Piyasası Kanunu hükümlerine uygun olarak gerekli gördüğü zamanlarda kayıtlı sermaye tavanına kadar yeni hisse senetleri ihraç ederek çıkarılmış sermayeyi arttırmaya ve pay sahiplerinin yeni pay alma hakkının sınırlandırılması ile primli pay ihracı konularında karar almaya yetkilidir.	Bu madde metinden çıkarılmıştır.

Sermaye artırımlarında rüçhan hakkı kullandıktan sonra kalan paylar ile rüçhan hakkının kullanımının kısıtlandığı durumlarda yeni ihraç edilen tüm hisseler nominal değerin altında olmamak üzere piyasa fiyatı ile halka arz edilir.

Çıkarılan pay senetleri tamamen satılarak bedelleri ödenmedikçe yeni pay çıkarılamaz, çıkarılmış sermaye miktarının şirket unvanın kullanıldığı belgelerde gösterilmesi zorunludur.

Şirket Yönetim Kurulu Sermaye Piyasası Kurulu’nun konuya ilişkin düzenlemelerine uygun olarak hisse senetlerini birden fazla payı temsil etmek üzere çeşitli kupürler halinde bastırabilir.

MADDE 9 — YÖNETİM KURULU	MADDE 9 — YÖNETİM KURULU

Şirketin denetimi ve dışarıya karşı temsili Yönetim Kuruluna aittir. Yönetim Kurulu Şirket işlerinin ve bilcümle mallarının idaresi ve Şirket maksat ve mevzuu ile ilgili ve kanunen Genel Kurulun bizzat yapmağa mecbur bulunduğu işler dışında kalan her türlü yetkiye sahiptir.

Yönetim Kurulu Genel Kurul tarafından seçilecek üyeden teşekkül eder.

Şirketin idaresi, üçüncü kişilere karşı temsil ve ilzamı Yönetim Kurulu tarafından yürütülür. Yönetim Kurulu, Genel Kurul’un yetkisine bırakılan hususlar haricinde, Şirket faaliyetleri ve bilcümle mallarının idaresi ile Şirket’in işletme konusunu ilgilendiren her türlü iş ve işlemleri yapmaya yetkilidir.
Aşağıdaki paragrafta belirtilen hususlara tabi olmak üzere Yönetim Kurulu, Genel Kurul tarafından seçilecek 9 (dokuz) üyeden oluşur.

Yönetim Kurulu’nda görev alacak olan bağımsız üyelerin sayısı ve nitelikleri, Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri ve buna göre Yönetim Kurulu tarafından kabul edilecek Aday Gösterme Komitesi Çalışma Esasları uyarınca belirlenir.

Yönetim Kurulu üyeliğinin herhangi bir sebeple boşalması veya bağımsız üyenin bağımsızlığını kaybetmesi halinde, Türk Ticaret Kanunu’nun 363. Maddesi ve sair hükümleri ile sermaye piyasası

7 / 15

mevzuatı uyarınca yönetim kurulu üyeliğine atama yapılabilir ve bu halde seçilen yönetim kurulu üyesi müteakip ilk Genel Kurul’un onayına sunulur. İşbu Esas Sözleşme Madde 7 uyarınca öngörülen imtiyazlar yürürlükte olduğu sürece, (A) Grubu paylara tanınan imtiyazlar ile seçilen Yönetim Kurulu üyeliklerinde herhangi bir boşalma olması halinde, boşalan bu üyelik için Yönetim Kurulu tarafından Türk Ticaret Kanunu’nun 363. Maddesi uyarınca atanacak üyenin seçimi, (A) Grubu paylara tanınan imtiyazların kullanılması ile Genel Kurulca seçilmiş Yönetim Kurulu üyelerinden göreve devam edenlerin tamamının oybirliği ile veya oybirliğinin sağlanamaması halinde, çoğunluğunun önerdiği adaylar arasından, yönetim kurulu üyelerinin yapacağı seçim ile atanır.

MADDE 10 — GÖREV SÜRESİ	MADDE 10 — YÖNETİM KURULU GÖREV SÜRESİ

Yönetim Kurulu Üyeleri en çok üç yıl için seçilebilirler.	Yönetim Kurulu üyelerinin görev süresi en çok 3 (üç) yıldır.

Seçim süresi sona eren Yönetim Kurulu Üyelerinin yeniden seçilmeleri mümkündür. Yönetim Kurulunun görev süresi sırasında üyeliklerden herhangi bir boşalma olduğu takdirde Türk Ticaret Kanununun ilgili hükümleri ve bu Esas Sözleşmenin 11. maddesine göre boşalan üyeliklerin yerine yeni üye seçimi yapılabilir.	Görev süresi sona eren Yönetim Kurulu üyesi yeniden seçilebilir.

MADDE 11 — YÖNETİM KURULU TOPLANTILARI	MADDE 11 — YÖNETİM KURULU TOPLANTILARI

1) Yönetim Kurulu Toplantıları:	1) Yönetim Kurulu Toplantıları:

Yönetim Kurulu Şirketin işleri ve muameleleri gerektirdiği zamanlarda toplanır. Yönetim Kurulu toplantıları Şirket merkezinde veya kararlaştırılacak bir başka mahalde yapılır.	Yönetim Kurulu Şirketin işleri ve muameleleri gerektirdiği zamanlarda toplanır. Yönetim Kurulu toplantıları Şirket merkezinde veya Yönetim Kurulu Başkanı tarafından kararlaştırılacak bir başka mahalde yapılır.

Şirket’in Yönetim Kurulu toplantısına katılma hakkına sahip olanlar bu toplantılara, Türk Ticaret Kanunu’nun 1527 nci maddesi uyarınca elektronik ortamda da katılabilirler. Şirket, Ticaret Şirketlerinde Anonim Şirket Genel Kurulları Dışında Elektronik Ortamda Yapılacak Kurullar Hakkında Tebliğ hükümleri uyarınca hak sahiplerinin bu toplantılara elektronik ortamda katılmalarına ve oy vermelerine imkân tanıyacak Elektronik Toplantı Sistemini kurabileceği gibi bu amaç için oluşturulmuş sistemlerden de hizmet satın alabilir. Yapılacak toplantılarda Esas Sözleşme’nin bu hükmü uyarınca kurulmuş olan sistem üzerinden veya destek hizmeti alınacak olan sistem üzerinden hak sahiplerinin ilgili mevzuatta belirtilen haklarını ilgili Tebliğ hükümlerinde belirtilen çerçevede kullanabilmesi sağlanır.

2) Toplantı ve Karar Nisabı:	2) Toplantı ve Karar Nisabı:

Yönetim Kurulu toplantı nisabı en az beş üyenin toplantıda hazır bulunması ile mümkündür. Yönetim Kurulu toplantılarında olağan kararlar; beş üyenin hazır bulunduğu toplantılarda dört üyenin müspet oyları ve beşden fazla üyenin hazır bulunduğu hallerde ise beş üyenin müsbet oyları ile alınır.	Sermaye piyasası mevzuatı hükümleri saklı kalmak üzere, Yönetim Kurulu, en az üye tam sayısının çoğunluğunu oluşturan 5 (beş) üyenin hazır bulunmasıyla toplanır ve toplantıda hazır bulunan en az 5 (beş) üyenin olumlu oyuyla karar alır.

8 / 15

MADDE 12 — ŞİRKETİN TEMSİLİ VE İLZAMI	MADDE 12 — ŞİRKETİN TEMSİL VE İLZAMI

Şirket ile ilgili bütün belge, senet, vekaletname, taahhütname, mukavele ve sair bilcümle evrakın, teklif, talep, kabul ve beyanlarının geçerli olabilmesi ve Şirketi ilzam edebilmesi için, bunların Yönetim Kurulu tarafından kendilerine imza yetkisi verilen ve ne suretle imza edecekleri usulü tescil ve ilan olunan kişi veya kişilerin şirket ünvanı altına vazedecekleri imzaları ile mümkündür. Şirketi ilzama yetkili kişilerin ne şekilde imza edecekleri usulü Yönetim Kurulu tarafından tesbit edilir.

Şirket’i temsil ve ilzam etme yetkisi Yönetim Kuruluna aittir. Yönetim Kurulu, Türk Ticaret Kanunu’nun 370. ve 371. Maddeleri uyarınca Şirket’i temsil ve ilzam yetkisini kısmen veya tamamen bir veya birden fazla üyesine, şirket çalışanlarına veya üçüncü kişilere devredebilir.

İşbu Esas Sözleşme Madde 7 uyarınca imtiyazlar yürürlükte olduğu ve ortadan kalkmadığı sürece; Türk Ticaret Kanunu’nun Madde 370 hükmünde düzenlenen Şirket’i sınırsız şekilde temsil ve ilzam etme yetkisi, en az biri (A) Grubu paylara tanınan imtiyazlar ile seçilmiş Yönetim Kurulu üyelerinden olmak üzere 2 (iki) Yönetim Kurulu üyesi tarafından kullanılacaktır. (A) Grubu payların tek bir pay sahibine ait olmaktan çıkması halinde, bu yetki kendiliğinden ortadan kalkacaktır ve Şirket’i sınırsız şekilde temsil ve ilzam etme yetkisi, Türk Ticaret Kanunu’nun Madde 370(1) hükmü uyarınca kullanılabilecektir.

MADDE 13 — GÖREV TAKSİMİ VE MÜDÜR TAYİNİ	MADDE 13 — GÖREV TAKSİMİ

Yönetim Kurulu sahip olduğu idare ve temsil yetkilerinin tamamını veya gerekli gördüğü veyahut şirket işlerinin icra safhasına taalluk eden kısımlarını Yönetim Kurulu üyesi olan murahhas azalara veya hisse sahibi olmaları dahi zaruri bulunmayan Genel Müdür ve Müdürlere veya diğer memurlara bırakabilir ve bunlara imza yetkisi verebilir. Temsil yetkisi, hisse sahibi olmayan Genel Müdür veya Müdürlere veya diğer memurlara bırakılmış olsa dahi, Yönetim Kurulu Üyelerinden en az bir tanesinin şirketi temsil yetkisi bulunması zaruridir. Yönetim Kurulu Şirketi temsil ve ilzam etmek üzere Üçüncü Şahıslara özel temsil yetkisi de verebilir. Genel Müdür ve Müdürlerin ve imza vazı yetkisini haiz diğer memurların vazife süreleri Yönetim Kurulu Üyelerinin seçim müddetleri ile sınırlı değildir. İşbu Ana Sözleşmenin 11-2 maddesi hükümleri saklıdır.

Bu şekilde tayin olunan murahhas aza ve müdürlerin yetkilerini Yönetim Kurulu her zaman kaldırabilir.

Yönetim Kurulu, Türk Ticaret Kanunu’nun 375. Maddesi tahtında tanımlanan devredilemeyecek görev ve yetkileri haricindeki yönetim yetkilerini, Türk Ticaret Kanunu’nun 367. Maddesi uyarınca hazırlayacağı bir iç yönerge ile kısmen veya tamamen bir veya daha fazla Yönetim Kurulu üyesine ya da üçüncü kişi veya kişilere devretmeye yetkilidir.

Genel Müdür, Şirket’te icranın başıdır. Bu sıfatla görevlerini, kendisine Genel Kurul veya Yönetim Kurulu tarafından iç yönergede veya sair şekilde belirlenen talimatlar uyarınca ve Yönetim Kurulu veya Genel Kurul tarafından verilen yetki ve belirlenen kapsam dahilinde yerine getirir. Eylemleriyle ilgili olarak Yönetim Kuruluna rapor verir. Yönetim Kurulu Başkanı, Genel Müdür olamaz.

MADDE 14 — DENETÇİLER VE GÖREVLERİ	MADDE 14 — DENETÇİLER VE GÖREVLERİ

Şirket Genel Kurulu gerek hissedarlar arasından gerek hariçten iki Denetçi seçer.	Bu madde metinden çıkarılmıştır.

Denetçiler Heyeti en çok üç yıl için seçilebilir. Görev süreleri sona eren Denetçiler bir daha seçilebilir.

Denetçiler Heyeti Türk Ticaret Kanununun 353 — 357 maddelerde belirtilmiş olan hususların yerine getirilmesinden sorumludur.

9 / 15

MADDE 15 — YÖNETİM KURULU ÜYELERİNİN HUZUR HAKKI VE DENETÇİLERİN ÜCRETLERİ		MADDE 15 — YÖNETİM KURULU ÜYELERİNİN MALİ HAKLARI

Yönetim Kurulu Üyelerine ödenecek huzur hakkı ve denetçilerin ücretleri Genel Kurul tarafından tesbit edilir ve karara bağlanır.		Yönetim Kurulu üyelerinin huzur hakkı ve/veya ücretleri, Genel Kurul tarafından Türk Ticaret Kanunu ve sermaye piyasası mevzuatının ilgili hükümleri uyarınca karara bağlanır.

MADDE 16 — BAĞIMSIZ DENETÇİ		MADDE 16 — BAĞIMSIZ DENETİM

Yönetim Kurulu, denetçilerin yanı sıra şirkete ait defter ve kayıtların her yıl incelenmesi için Türkiye’de faaliyet halinde bulunan Sermaye Piyasası Kurulu tarafından tanınan uluslararası nitelikte murakabe firmalarından birini Şirkete Bağımsız Denetçi olarak seçecektir. Sermaye Piyasası Kurulu’nun bağımsız denetçinin onaylanması ve bağımsız denetim esasları ile ilgili hükümleri uygulanır.		Şirket’in bağımsız denetimine ilişkin olarak Türk Ticaret Kanunu ve sermaye piyasası mevzuatının ilgili hükümleri uygulanır.

MADDE 17 — GENEL KURUL		MADDE 17 — GENEL KURUL

Genel Kurul toplantılarında aşağıdaki esaslar uygulanır:		Genel Kurul toplantılarında aşağıdaki hükümler uygulanır

1.	Davet Şekli: Genel Kurullar olağan ve olağanüstü olarak toplanır. Bu toplantılara davette Türk Ticaret Kanununun ve Sermaye Piyasası Kanununun ilgili hükümleri uygulanır. Genel Kurulun Türk Ticaret Kanunun 370. maddesi hükmüne uygun olarak davetsiz toplantı yapması her zaman mümkündür.	1.	Genel Kurulun Toplanması: Genel Kurul, Türk Ticaret Kanunu ve Sermaye Piyasası Kanunu’nun ilgili hükümleri uyarınca, olağan veya olağanüstü olarak toplanır. Toplantılarda, Yönetim Kurulu tarafından belirlenen gündem maddeleri, Türk Ticaret Kanunu ile Esas Sözleşme’nin ilgili hükümleri uyarınca görüşülür ve karara bağlanır. Şirket faaliyetleri için gerektiği takdirde, Genel Kurul olağanüstü olarak toplanarak karar alır. Pay sahiplerinin Türk Ticaret Kanunu tahtında sahip oldukları Genel Kurulu toplantıya çağırma ve gündeme madde ekleme hakları saklıdır.

Genel Kurul toplantı usulleri, Genel Kurul İç Yönergesi’nde düzenlenmiştir. Genel Kurul toplantıları Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve Genel Kurul İç Yönergesi’ne uygun şekilde yapılacaktır.

		2.	Genel Kurul Toplantısına Elektronik Ortamda Katılım: Şirketin Genel Kurul toplantılarına katılma hakkı bulunan hak sahipleri bu toplantılara, Türk Ticaret Kanunu’nun 1527. Maddesi uyarınca elektronik ortamda da katılabilir. Şirket, “Anonim Şirketlerde Elektronik Ortamda Yapılacak Genel Kurullara İlişkin Yönetmelik” hükümleri uyarınca hak sahiplerinin Genel Kurul toplantılarına elektronik ortamda katılmalarına, görüş açıklamalarına, öneride bulunmalarına ve oy kullanmalarına imkan tanıyacak elektronik Genel Kurul sistemini kurabileceği gibi bu amaç için oluşturulmuş sistemlerden de hizmet satın alabilir. Yapılacak tüm Genel Kurul toplantılarında Esas Sözleşme’nin bu hükmü uyarınca, kurulmuş olan sistem üzerinden hak sahiplerinin ve temsilcilerinin, anılan yönetmelik hükümlerinde belirtilen haklarını kullanabilmesi sağlanır.

10 / 15

2.	Toplantı Vakti: Olağan Genel Kurul Şirketin hesap devresinin sonundan itibaren üç ay içinde ve senede bir defa, Olağanüstü Genel Kurul ise Şirket işlerinin icabettirdiği hallerde ve zamanlarda toplanırlar.	3.	Toplantı Vakti: Olağan Genel Kurul toplantıları, Şirket’in hesap dönemi bitiminden itibaren üç ay içinde ve senede bir kere; Olağanüstü Genel Kurul toplantıları ise Şirket için gerekli olan zamanlarda toplanır.

3.	Rey Verme ve Vekil Tayini: Olağan ve Olağanüstü Genel Kurul toplantılarında hazır bulunan pay sahiplerinin veya vekillerinin her hisse için bir oyu vardır. Genel Kurul toplantılarında hissedarlar kendilerini diğer hissedarlar arasından veya hariçten tayin edecekleri vekil marifeti ile temsil ettirebilirler. Şirkette hissedar olan vekiller kendi oylarından başka temsil ettikleri hissedarların sahip olduğu oyları dahi kullanmağa yetkilidirler.	4.

Oy Hakkı ve Temsilci Tayini: Pay sahipleri veya temsilcileri, oy haklarını, paylarının toplam itibari değerleriyle orantılı olarak kullanırlar. Esas Sözleşme uyarınca tanınmış olan oy imtiyazları saklı kalmak kaydıyla, her bir pay, sahibine bir oy hakkı verir.

Pay sahipleri Genel Kurul toplantılarında kendilerini diğer pay sahipleri veya hariçten tayin edecekleri bir temsilci vasıtasıyla temsil ettirebilirler. Şirkette aynı zamanda pay sahibi olan temsilciler, kendi oylarından başka, temsil ettikleri pay sahiplerinin de sahip oldukları oyu kullanmaya yetkilidirler.

	Sermaye Piyasası Kurulunun vekaleten oy kullanmaya ilişkin düzenlemelerine uyulur.		Sermaye Piyasası Kurulu’nun vekaleten oy kullanılmasına ilişkin düzenlemeleri uygulanır.

4.	Rey Kullanma Şekli: Genel Kurul toplantılarında reyler el kaldırmak sureti ile kullanılır. Ancak, toplantılarda hazır bulunan payların onda birini temsil eden pay sahiplerinin talebi üzerine gizli oy’a başvurmak gerekir. Bu konuda Sermaye Piyasası Kurulu’nun düzenlemelerine uyulur.	5.	Oy Kullanma Şekli: Türk Ticaret Kanunu Madde 1527 uyarınca Elektronik Genel Kurul Sistemi kullanılarak gerçekleştirilecek genel kurullara ilişkin hükümler saklı olmak kaydıyla, Genel Kurul toplantılarında oylama açık ve el kaldırmak suretiyle yapılır. Ancak toplantıda asaleten veya temsilci aracılığı ile temsil edilen payların onda birini temsil eden pay sahiplerinin talebi üzerine gizli oylama yapılabilir. Bu konuda sermaye piyasası mevzuatının ilgili hükümleri uygulanır.

5.	Genel Kurul Başkanlığı: Genel Kurul toplantılarına Yönetim Kurulu Başkanı, onun bulunmadığı zamanlarda Yönetim Kurulu Başkan Vekili veya Yönetim Kurulunun aralarında seçeceği bir üye başkanlık eder. Genel Kurul Katibi hissedarlar arasından veya hariçten seçilebilir.	6.	Genel Kurul Toplantı Başkanlığı: Esas Sözleşme’nin 7. Maddesine tabi olmak üzere, Genel Kurul toplantısının başkanı ve başkanlık divanı üyeleri, genel kurulda hazır bulunan pay sahibi olan ya da olmayan kişiler arasından Genel Kurul tarafından seçilir.

6.	Müzakerelerin Yapılması ve Karar Nisabı: Şirket Genel Kurul toplantılarında Türk Ticaret Kanunun 369. maddesinde yazılı hususlar müzakere edilerek kararlar alınır. Genel Kurullarda müzakere nisabı, Türk Ticaret Kanununun daha yüksek nisapları öngördüğü haller saklı kalmak kaydı ile esas sermayenin en az yüzde elli birini temsil eden pay sahiplerinin asaleten veya vekaleten hazır bulunması; karar nisabı ile, Türk Ticaret Kanununun daha yüksek nisapları öngördüğü haller saklı kalmak kaydı ile toplantıda hazır bulunan hissedarların müspet reylerinin çoğunluğudur.	7.

Toplantı ve Karar Nisapları: İlgili mevzuatta aksine daha ağır nisap öngörülen haller hariç olmak üzere, Genel Kurul toplam sermayenin en az %51’ini temsil eden pay sahiplerinin veya temsilcilerinin varlığıyla toplanır ve Genel Kurulda, ilgili mevzuatta aksine daha ağır nisap öngörülen haller hariç olmak üzere, oyda imtiyaza ilişkin Madde 7 hükümleri gözetilerek, toplantıda asaleten veya temsilcileri aracılığıyla hazır bulunan oy haklarının çoğunluğuyla karar alınır.

İlk toplantıda, yukarıda anılan nisaba ulaşılamaması veya bu nisabın korunamaması halinde, ikinci toplantıdaki Genel Kurul nisapları, Türk Ticaret Kanunu ve sermaye piyasası mevzuatı hükümlerine tabidir.

11 / 15

Ancak, tavan artırımı haricinde kalan Şirket Ana Sözleşmesinde herhangi bir değişikliğin yapılmasına ait kararlar ise Şirket sermayesinin 2/3’ne sahip hissedarların hazır bulunması ve hazır bulunan hissedarların 2/3 sinin müspet oyları ile alınır.	Yukarıda anılan hükmün istisnası olarak, kayıtlı sermaye tavanının artırılmasına ilişkin değişiklikler hariç olmak üzere Esas Sözleşme’nin tadil edilmesine ilişkin kararlar, sermayenin 2/3’ünü temsil eden payların toplantıda hazır bulunması ve toplantıda temsil edilen payların 2/3’ünün olumlu oylarıyla verilir. (A) Grubu Paylara tanınmış olan imtiyazları ihlal edecek Esas Sözleşme tadilleri, Türk Ticaret Kanunu’nun 454. Maddesi uyarınca İmtiyazlı Pay Sahipleri Özel Kurulu tarafından onanmadıkça uygulanmaz.

7. Toplantı Yeri: Genel Kurullar Şirket merkezinde veya Yönetim Kurulu’nun kararı üzerine Şirket merkezinin bulunduğu mülki idare biriminin başka bir yerinde toplanır.	8. Toplantı Yeri: Genel Kurul toplantıları, Şirket merkezinde veya Yönetim Kurulu kararı üzerine Şirket merkezinin bulunduğu şehirde uygun başka bir yerde yapılır.

MADDE 18 — TOPLANTILARDA KOMİSER BULUNMASI	MADDE 18 — TOPLANTILARDA BAKANLIK TEMSİLCİSİNİN BULUNDURULMASI

Gerek olağan gerek olağanüstü Genel Kurul toplantılarında T.C. Sanayi ve Ticaret Bakanlığı Komiserinin hazır bulunması ve toplantı zabıtlarını ilgililerle birlikte imza etmesi şarttır. Komiserin gıyabında yapılacak Genel Kurul toplantılarında alınacak kararlar ve komiserin imzasını taşımayan toplantı zabıtları geçerli değildir.	Bu madde metinden çıkarılmıştır.

MADDE 19 — ŞİRKETE AİT İLANLAR VE YILLIK RAPORLAR	MADDE 19 — İLANLAR VE YILLIK RAPORLAR

Şirkete ait ilanlar Türk Ticaret Kanununun 37. Maddesinin 4. fıkrası hükümleri saklı kalmak kaydı ile Şirket Merkezinin bulunduğu yerde çıkan gazete ile en az on beş gün evvel yapılır. Mahalinde gazete yayınlanmadığı takdirde ilan en yakın yerdeki gazete ile yapılır. Ancak Genel Kurulun toplantıya çağırılmasına ait ilanlar Türk Ticaret Kanununun 368. maddesi gereğince ilan ve toplantı günleri hariç olmak üzere iki hafta evvel yapılmalı ve pay sahiplerine taahhütlü mektup göndermek suretiyle toplantı günü bildirilmelidir.

Sermayenin azaltılması ve tasfiyeye ait ilanlar için Türk Ticaret Kanununun 397. Ve 438. Maddeleri hükümleri uygulanır.

Şirket’e ait ilanlar, Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve ilgili diğer mevzuat hükümlerine uygun olarak yapılır.

Genel Kurul toplantı ilanları Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri’ne uygun olarak, mevzuat tahtında belirtilen sürelerde yapılır. Genel Kurul toplantı ilanları, mevzuatta öngörülen usullere uygun olarak Genel Kurul toplantı tarihinden asgari üç hafta önce yapılır.

Sermaye piyasası mevzuatından ve Türk Ticaret Kanunu’ndan kaynaklanan sair ilan ve bilgi verme yükümlülükleri saklıdır.

Sermaye Piyasası Kurulunca düzenlenmesi öngörülen mali tablo ve raporlar ile bağımsız denetim raporu Kurul tarafından belirlenen usul ve esaslar dahilinde Sermaye Piyasası Kurulu’na gönderilir ve kamuya duyurulur.

Sermaye piyasası mevzuatı tahtında gerekli olan finansal tablolar ve raporlar ile bağımsız denetim raporu, Türk Ticaret Kanunu ve sermaye piyasası mevzuatı tarafından belirlenen esas ve usullere uygun olarak kamuya açıklanacaktır.

MADDE 21 — KARIN TESBİTİ VE TAKSİMİ	MADDE 21 — KARIN TESPİTİ VE DAĞITIMI

12 / 15

Şirketin genel masrafları ile muhtelif amortisman bedelleri gibi Şirketçe ödenmesi ve ayrılması zorunlu olan miktarlar ile Şirket tüzel kişiliği tarafından ödenmesi zorunlu vergiler hesap senesi sonunda tespit olunan gelirlerden düşüldükten sonra geriye kalan ve yıllık bilançoda görülen safi (net) kar, varsa geçmiş yıl zararlarının düşülmesinden sonra Sermaye Piyasası Kanunu ve Sermaye Piyasası Kurulu tebliğlerine uyulmak suretiyle sırası ile aşağıda gösterilen şekilde dağıtılır.

Şirket’in faaliyet dönemi sonunda tespit edilen gelirlerden, Şirket tarafından ödenmesi gereken veya Şirket’e yüklenen, tüm giderler, muhtelif amortisman, ayrılması zorunlu olan miktarlar ile vergiler düşüldükten sonra geriye kalan ve yıllık bilançoda görülen dönem kârından, varsa geçmiş yıllar zararının düşülmesinden sonra kalan miktar aşağıdaki sıra ve esaslar dahilinde yedek akçe olarak ayrılır veya dağıtılır:

Genel Kanuni Yedek Akçe:

a) Birinci tertip kanuni yedek akçe olarak %5 oranında kanuni yedek akçe ayrılır.	a) Çıkarılmış sermayenin %20’sine ulaşılıncaya kadar %5 kanuni yedek akçe ayrılır.

Birinci Kâr Payı:

b) Kalandan Sermaye Piyasası Kurulunca saptanan oran ve miktarda birinci temettü hissesi ayrılır.

b)  Kalan tutardan, varsa yıl içinde yapılan bağış tutarının ilavesi ile bulunacak meblağ üzerinden, Genel Kurulun Türk Ticaret Kanunu ve sermaye piyasası mevzuatına uygun olarak belirleyeceği kâr dağıtım politikasında belirtilen oranda birinci kar payı ayrılır.

c)  Safi kardan a ve b bentlerinde belirtilen meblağlar düşüldükten sonra kalan kısmı Genel Kurul kısmen ya da tamamen ikinci temettü hissesi olarak dağıtmaya veya fevkalade yedek akçe olarak ayırmaya yetkilidir. Genel Kurul, yönetim kurulu üyeleri ile memur, müstahdem ve işçilere, çeşitli amaçlarla kurulmuş olan vakıflara ve bu gibi kişi ve/veya kurumlara yine genel kurul tarafından belirlenecek oranda kar payı verebilir.

c)  Yukarıdaki ayrımlar yapıldıktan sonra, Genel Kurul, Yönetim Kurulu üyelerine, ortaklık çalışanlarına, vakıflara ve pay sahibi dışındaki gerçek ve tüzel kişilere kardan pay verilmesine karar verebilir.

İkinci Kâr Payı:

d)  Genel Kurul, net dönem kârından (a), (b) ve (c) bentlerinde belirtilen meblağlar düşüldükten sonra kalan kısmı, kısmen veya tamamen ikinci kar payı olarak dağıtmaya veya Türk Ticaret Kanunu’nun 521. Maddesi uyarınca ihtiyari yedek akçe olarak ayırmaya yetkilidir.

e)  Pay sahipleriyle kâra iştirak eden diğer kimselere dağıtılacak miktardan %5 oranında kar payı düşüldükten sonra bulunan tutarın %10’u Türk Ticaret Kanunu’nun 519. Maddesinin 2. fıkrası uyarınca genel kanuni yedek akçeye eklenir.

d)  Mevzuat uyarınca ayrılması gereken yedek akçeler ile esas sözleşmede pay sahipleri için belirlenen birinci temettü ayrılmadıkça başka yedek akçe ayrılmasına, ertesi yıla kar aktarılmasına ve birinci temettü dağıtılmadıkça yönetim kurulu üyeleri ile memur, müstahdem ve işçilere, çeşitli amaçlarla kurulmuş olan vakıflara ve bu gibi kişi ve/veya kurumlara kardan pay dağıtılmasına karar verilemez.

Kanuni yedek akçeler ile Esas Sözleşme’de veya Şirket’in kar dağıtım politikasında pay sahipleri için belirlenen kâr payı ayrılmadıkça başka yedek akçe ayrılmasına, ertesi yıla kar aktarılmasına ve Yönetim Kurulu üyelerine, Şirket’in çalışanlarına, vakıflara ve pay sahipleri dışındaki gerçek ve tüzel kişilere kardan pay dağıtılmasına karar verilemeyeceği gibi bu kişilere, pay sahipleri için belirlenen kâr payı nakden ödenmedikçe kardan pay dağıtılamaz.

Kâr payı, dağıtım tarihi itibarıyla mevcut payların tümüne, bunların ihraç ve iktisap tarihleri dikkate alınmaksızın eşit olarak dağıtılır.

13 / 15

e) Temettü hesap dönemi itibariyle mevcut payların tümüne bunların ihraç ve ihtisap tarihleri dikkate alınmaksızın eşit olarak dağıtılabilir.

Kâr payı dağıtımına ilişkin usuller ve kar dağıtım tarihleri, Yönetim Kurulunun teklifi üzerine Genel Kurul tarafından karara bağlanır.

Bu Esas Sözleşme hükümlerine göre Genel Kurul tarafından verilen kâr payı dağıtım kararı geri alınamaz.

Şirket, sermaye piyasası mevzuatı ve ilgili sair mevzuatta düzenlenen şartlara uygun olarak, Şirket’in ara dönem finansal tablolarında belirtilen kar üzerinden nakden kar payı avansı dağıtmaya yetkilidir. İlgili mevzuat uyarınca, Yönetim Kurulunun bir Genel Kurul kararıyla yetkilendirilmesi üzerine, Yönetim Kurulu kâr payı avansı dağıtma ya da dağıtmamaya veya kar payı avansının tutarına ve dağıtımın zamanlamasına karar verebilir.

Türk Ticaret Kanunu’nun 466. maddesinin 2. fıkrasının 3 bendi hükümleri saklıdır.

MADDE 22 — YEDEK AKÇELER

Şirket tarafından ayrılacak olan yedek akçeler, Türk Ticaret Kanunu’nun ve sermaye piyasası mevzuatının ilgili hükümleri uyarınca belirlenir. Esas Sözleşme Madde 21 hükmü saklıdır.

MADDE 25 — TAHVİL VE SAİR MENKUL KIYMETLER	MADDE 25 — TAHVİL VE SAİR MENKUL KIYMETLER

Şirket, Türk Ticaret Kanunu, Sermaye Piyasası Kanunu ve ilgili diğer mevzuat hükümleri dairesinde ve Yönetim Kurulu kararıyla yurt içinde ve yurt dışında gerçek ve tüzel kişilere satılmak üzere her türlü tahvil ve Yönetim Kurulu’na yetki devri mümkün olan sermaye piyasası aracı niteliğindeki diğer borçlanma senedi ihraç edebilir.

Şirket ayrıca Sermaye Piyasası Kurulu düzenlemeleri çerçevesinde yönetim kurulu kararı ile hisse senedi ile değiştirilebilir tahvil ihraç edebilir.

Şirket, Türk Ticaret Kanunu ile sermaye piyasası mevzuatına uygun olarak tahvil ve diğer menkul kıymetleri ihraç edebilir.

MADDE 26 — KURUMSAL YÖNETİM İLKELERİNE UYUM

Sermaye Piyasası Kurulu tarafından uygulanması zorunlu tutulan Kurumsal Yönetim İlkeleri’ne uyulur. Zorunlu Kurumsal Yönetim İlkeleri’ne uyulmaksızın yapılan işlemler ve alınan Yönetim Kurulu kararları işbu Esas Sözleşme’ye aykırı sayılacaktır.

Kurumsal Yönetim İlkeleri’nin uygulanmasında önemli nitelikte sayılan işlemlerde, Şirket’in ilişkili taraf işlemleri ile üçüncü kişiler lehine teminat, rehin ve ipotek verilmesine ilişkin işlemlerinde Sermaye Piyasası Kurulu’nun kurumsal yönetime ilişkin düzenlemelerine uyulur.

Yönetim Kurulu tarafından Denetimden Sorumlu Komite, Riskin Erken Saptanması Komitesi, Kurumsal Yönetim Komitesi, Aday Gösterme Komitesi, Ücret

14 / 15

Komitesi ve sermaye piyasası mevzuatı uyarınca zaman zaman gerekebilecek diğer komiteler kurulacak ve bu anılan komiteler birleştirilmeyecek, birine ilişkin görevler diğerine verilmeyecektir. Yönetim Kurulu her komitenin çalışma esaslarına ilişkin ayrı birer düzenleme kabul edecek olup, bu düzenlemelerin geçerli olması için Yönetim Kurulunca oybirliğiyle kabul edilmesi gerekmektedir. Çalışma esaslarına ilişkin kabul edilen düzenlemeler ve bunlarda yapılan her türlü değişiklik kamuya açıklanacaktır.

Yönetim Kurulu’na atanacak bağımsız yönetim kurulu üyelerinin sayısı ve nitelikleri Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri’ne uygun olarak belirlenecektir. Seçilmesi için aday gösterilecek bağımsız yönetim kurulu üyelerinin listesi, Yönetim Kurulu tarafından yalnızca Aday Gösterme Komitesi’nin raporunda bağımsızlık kriterini sağlaması yönünden olumlu olarak değerlendirilmiş adaylar arasından hazırlanacak ve Sermaye Piyasası Kurulu’nun onayına sunulacaktır.

15 / 15

SCHEDULE 8

Form of TH/TVF BTIH Merger Agreement

MERGER AGREEMENT

PREAMBLE

This Merger Agreement (the “Agreement”) is entered into on the date of     /    /2020 by and between:

(i)

TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret Anonim Şirketi, a joint stock company duly organized and existing under the laws of the Republic of Turkey, with the tax identity number of 8830936840 (Beşiktaş Tax Office), registered with Istanbul Trade Registry under the Trade Registry Number 247146-5 with its registered office at Ortaköy Mah. Muallim Naci Cad. Vakıfbank Apt. No: 22, Beşiktaş, İstanbul (hereinafter referred to as “TVF BTIH”);

(ii)

Turkcell Holding Anonim Şirketi, a joint stock company duly organized and existing under the laws of the Republic of Turkey, with the tax identity number of 8710146872, registered with İstanbul Trade Registry under the Trade Registry Number 430991 with its registered office at Levent Mah. Cömert Sok. Yapı Kredi Plaza A-Blok N.1/A K.16 Beşiktaş, İstanbul (hereinafter referred to as “TH”); and

TVF BTIH and TH shall hereinafter jointly be referred to as the “Parties” and individually as a “Party”.

WHEREAS

(1) As at the date hereof, the issued share capital of the TH, consisting of TRY 456,300,000.00 all of which are fully paid up, is divided into 456,300,000 registered shares all of which are currently held by the TVF BTIH.

(2) The Parties wishes to execute this Agreement to set out the terms and conditions regarding the merger of TVF BTIH as the acquiring entity and TH as the transferred entity, by way of facilitated merger, via transfer of all assets and liabilities of TH to TVF BTIH and dissolution of TH without liquidation or capital increase (“Merger”).

TERMS AND CONDITIONS

Article 1.

TH, by a decision of its Board of Directors dated     /    /2020 and numbered 2020/        , approved the Merger of TVF BTIH with TH, pursuant to Article 155 et seq. of Turkish Commercial Code and Article 18 et seq. of Corporate Tax Code governing facilitated merger of companies, by transferring of all of the assets and liabilities of TH to TVF BTIH resulting in the dissolution of TH without liquidation, and authorised to take all actions required for the completion of the Merger.

TVF BTIH, by a decision of its Board of Directors dated     /    /2020 and numbered 2020/        , approved the merger of TH with TVF BTIH, pursuant to Article 155 et seq. of the Turkish Commercial Code and Article 18 et seq. of Corporate Tax Code governing facilitated merger of the companies, by acquiring all the assets and liabilities of TH in entirety and without increasing its share capital, resulting in the dissolution of TH without liquidation, and authorised to take all actions required for the completion of the Merger.

1

Article 2.

The merger shall be effected based on the latest balance sheet of TH prepared as of     /    /2020 and the latest balance sheet of TVF BTIH prepared as of     /    /2020.

TVF BTIH shall reflect all the assets and liabilities in entirety of TH into its balance sheet, which TVF BTIH has acquired, and shall become the legal successor of TH as of the date of the date of the registration of merger with Istanbul Trade Registry (“Merger Registration Date”).

Article 3.

TH, within 30 (thirty) days as of the announcement of the registration of Merger in the Turkish Trade Registry Gazette, shall submit, to the Tax Office Directorates with which TH is registered, the transfer declaration, as signed by TH and as prepared in accordance with Articles 18 and following Articles of the Corporate Tax Law, accompanied by the transfer balance sheet and profit-loss table of TH issued as of the Merger Registration Date and a notification shall be served to the Tax Office Directorate with which TVF BTIH is registered.

Article 4.

TH’s corporate tax declaration in relation to its earnings for the respective period to be determined as of the date of registration of TVF BTIH and TH’s board of directors resolutions on the Merger shall be submitted, together with the balance sheet and the profit and loss statement, to the Tax Office Directorate with which TH is registered, in two examples, within 30 (thirty) days as of the announcement of the registration of Merger in the Turkish Trade Registry Gazette. In addition to this declaration, an undertaking with regard to TVF BTIH to pay all current and future taxes and to fulfil other obligations of TH, which has been dissolved without liquidation and deleted from the trade registry as a result of the Merger shall be attached.

In addition, Parties shall fulfil the notification obligations stipulated under Tax Procedure Law Article 168 and other legislation within due time.

Article 5.

The transactions performed by TH until the Merger Registration Date with Istanbul Trade Registry shall be recorded by TH and the balance of the transactions concerned shall be transferred following the registration of the Merger to the records of TVF BTIH for incorporation into TVF BTIH’s own activities.

Article 6.

Since entirety of the shares held in TH are held directly by TVF BTIH as the acquiring entity, the Merger will not require an increase of the capital of TVF BTIH.

The shares of TVF BTIH representing its capital before the merger have been distributed among the shareholders as follows:

Shareholder	Number of Shares	Nominal Value of Each Share (TL)	Total Nominal Value (TL)	Ratio of Capital (approx. %)
Turkey Wealth Fund	5,000,000	1.00	5,000,000.00	100%
Total	5,000,000		5,000,00000	100%

2

The shares of TH representing its capital before the merger have been distributed among the shareholders as follows:

Shareholder	Number of Shares	Nominal Value of Each Share (TL)	Total Nominal Value (TL)	Ratio of Capital (approx. %)
TVF BTIH	456,300,000	1	456,300,000	100%
Total	456,300,000		456,300,000	100%

Following the merger, the share certificates that are representing the share capital of TH will be extinguished and TVF BTIH will not issue any share certificates in exchange of the shares held in TH or in relation with the Merger.

There are no additional payment obligations or other personal performance obligations and unlimited liability for the shareholders of the companies participating in the merger.

On the other hand, there is no obligation or responsibility that may result from company type differences due to the fact that the companies participating in the Merger are not of different types. In other words, there are no unlimitedly responsible shareholders.

Parties agreed that the cash payment for withdrawals will not be made within the scope of the contemplated Merger.

Parties accept and declare that the managing shareholders or the management bodies of either TVF BTIH or TH will not be provided with any kind of special benefit in accordance with this Agreement.

Article 7.

Both of TH and TVF BTIH declare and undertake that they shall separately apply to the Istanbul Trade Registry in accordance with the Article 152 of Turkish Commercial Code and Article 126 of the Trade Registry Regulation with documents set out in Schedule 1 hereto for the registration of the Merger with the Istanbul Trade Registry and announcement of the Merger in the Turkish Trade Registry Gazette. Both of the Parties separately undertake to also to execute and issue any declarations or notifications, including notifications to creditors for the protection of their rights, as required under the Turkish Commercial Code.

Article 8.

The Merger shall become effective upon its registration with the Istanbul Trade Registry. TH shall be dissolved on Merger Registration Date. All assets and liabilities of TH will automatically be transferred to TVF BTIH upon the registration of the Merger in accordance with Article 153 of the Turkish Commercial Code. As of the Merger Registration Date, all transactions conducted by TH will be deemed to have been made on behalf of TVF BTIH, TVF BTIH will become the legal successor to all rights and liabilities of TH and TVF BTIH hereby agrees and undertakes to fulfil all such liabilities against third parties.

Article 9.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Republic of Turkey and Central Courts and Execution Offices of Istanbul (Çağlayan) shall have jurisdiction for the settlement of any disputes among the Parties in connection with this Agreement.

3

This Agreement has been prepared in two copies and has been duly executed and delivered by the authorized representatives of the Parties on the date written at the beginning.

On behalf of,
TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret Anonim Şirketi

Name	:	Name	:
Title	:	Title	:
Signature	:	Signature	:

On behalf of,
Turkcell Holding Anonim Şirketi

Name	:	Name	:
Title	:	Title	:
Signature	:	Signature	:

Name	:
Title	:
Signature	:

4

Schedule 1 — Documents to be Filed with the Istanbul Trade Registry for the Registration of the Merger

A.	The documents to be submitted by TH:

(a)	a signed copy of this merger agreement;

(b)	notarized board resolutions of TH and TVF BTIH approving the Merger, this merger agreement and merger documents, adopting the accelerated merger method and explaining the grounds for such adoption;

(c)	the audited latest financial statements of TH;

(d)	TH’s petition for notification that the TH has no branch

B.	The documents to be submitted by TVF BTIH:

(a)	a signed copy of this Merger Agreement;

(b)	notarized board resolutions of TH and TVF BTIH approving the Merger, this merger agreement and merger documents, adopting the accelerated merger method and explaining the grounds for such adoption;

(c)	the latest financial statements of TVF BTIH;

(d)

a report from a public accountant confirming that the share capital of TH and TVF BTIH has been paid up in full, that its creditors’ rights are not impaired by the Merger, and that the share capitals of TH and TVF BTIH are preserved;

(e)

The declaration of TH signed by its authorized signatories, listing the assets (including their value) held by TH with the land, intellectual property and other applicable registries, or stating that there are no such assets;

C.	The documents to be submitted by both Parties:

(a)	format petitions to be filed with the Istanbul Trade Registry for the registration of the Merger;

(b)	format petitions to be filed with the Istanbul Trade Registry giving notice to creditors.

5

BİRLEŞME SÖZLEŞMESİ

ÖNSÖZ

Bu Birleşme Sözleşmesi (“Sözleşme”),     /    /2020 tarihinde:

(i)

Türkiye Cumhuriyeti kanunları tahtında usulüne uygun şekilde kurulmuş ve varlığını sürdüren, 8830936840 (Beşiktaş Vergi Dairesi) vergi kimlik numaralı, İstanbul Ticaret Sicili Müdürlüğü nezdinde 247146-5 sicil numarası ile kayıtlı, kayıtlı merkezi Ortaköy Mah. Muallim Naci Cad. Vakıfbank Apt. No: 22 Beşiktaş, İstanbul adresinde kâin bir anonim şirket olan TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret Anonim Şirketi (bundan sonra “TVF BTIH” olarak anılacaktır); ile

(ii)

Türkiye Cumhuriyeti kanunları tahtında usulüne uygun şekilde kurulmuş ve varlığını sürdüren, 8710146872 vergi kimlik numaralı, İstanbul Ticaret Sicili Müdürlüğü nezdinde 430991 sicil numarası ile kayıtlı, kayıtlı merkezi Levent Mah. Cömert Sok. Yapı Kredi Plaza A-Blok N.1/A K.16 Beşiktaş, İstanbul adresinde kâin bir anonim şirket olan Turkcell Holding Anonim Şirketi (bundan sonra “TH” olarak anılacaktır);

arasında akdedilmiştir.

TVF BTIH ve TH, bundan sonra birlikte “Taraflar” ve ayrı ayrı “Taraf” olarak anılacaklardır.

GİRİŞ:

(1) İşbu Sözleşme tarihi itibariyle, TH’nin tamamı ödenmiş olan 456.300.000,00 TL değerindeki ihraç edilmiş sermayesi, tamamı hâlihazırda TVF BTIH’nin elinde bulunan 456.300.000 adet nama yazılı hisseye bölünmüştür.

(2) Taraflar, tasfiye veya sermaye artışı söz konusu olmaksızın TH’nin tüm aktif ve pasiflerinin TVF BTIH’ye devri ve TH’nin infisahı yoluyla, devralan şirket sıfatıyla TVF BTIH ve devrolunan şirket sıfatıyla TH’nin kolaylaştırılmış birleşme usulüyle birleşmesi işlemine (“Birleşme”) ilişkin hüküm ve şartları düzenlemek amacıyla işbu Sözleşmeyi akdetmektedir.

HÜKÜM VE ŞARTLAR

Madde 1.

TH,     /    /2020 tarih ve 2020/         sayılı Yönetim Kurulu kararı ile, Türk Ticaret Kanunu’nun şirketlerin kolaylaştırılmış şekilde birleşmesini düzenleyen Madde 155 ve devamı ve Kurumlar Vergisi Kanunu’nun Madde 18 ve devamı hükümleri uyarınca, TH’nin tüm aktif ve pasiflerinin TVF BTIH’ye devredilmesi ve bunun sonucunda TH’nin tasfiyesiz infisahı yoluyla TVF BTIH’nin TH ile Birleşmesini onaylamış ve Birleşmenin tamamlanması için gereken tüm işlemlerin yapılması için yetki vermiştir.

TVF BTIH,     /    /2020 tarih ve 2020/     sayılı Yönetim Kurulu kararı ile, Türk Ticaret Kanunu’nun şirketlerin kolaylaştırılmış birleşme yoluyla birleşmesine ilişkin Madde 155 ve

1

devamı ve Kurumlar Vergisi Kanunu’nun Madde 18 ve devamı hükümleri uyarınca, TH’nin tüm aktif ve pasiflerini külliyen devralmak suretiyle ve sermayesinde artış gerçekleştirmeksizin ve bunun sonucunda TH’nin tasfiyesiz infisahı yoluyla TH’nin TVF BTIH ile Birleşmesini onaylamış ve Birleşmenin tamamlanması için gereken tüm işlemlerin yapılması için yetki vermiştir.

Madde 2.

Birleşme, TH’nin     /    /2020 itibariyle hazırlanmış olan son dönem bilançosu ve TVF BTIH’nin     /    /2020 itibariyle hazırlanmış olan son dönem bilançosuna dayalı olarak gerçekleştirilecektir.

Birleşmenin İstanbul Ticaret Sicili Müdürlüğü nezdinde tescil tarihi itibariyle (“Birleşme Tescil Tarihi”) TVF BTIH, TH’nin TVF BTIH tarafından devralınmış olan aktif ve pasiflerinin tamamını kendi bilançosuna yansıtacak ve TH’nin külli halefi haline gelecektir.

Madde 3.

TH, Birleşmenin tescilinin Türkiye Ticaret Sicili Gazetesi’nde ilanından itibaren 30 (otuz) gün içinde, TH tarafından imzalı ve Kurumlar Vergisi Kanunu Madde 18 ve devamı hükümlerine uygun şekilde hazırlanmış olan devir beyannamesini, TH’nin Birleşme Tescil Tarihi itibariyle çıkarılmış devir bilançosu ve kâr ve zarar tablosu ile birlikte, TH’nin kayıtlı olduğu Vergi Dairesi Müdürlüklerine ibraz edecektir ve TVF BTIH’nin kayıtlı olduğu Vergi Dairesi Müdürlüğüne bir bildirim gönderilecektir.

Madde 4.

TVF BTIH ve TH’nin Birleşme’ye ilişkin yönetim kurulu kararlarının tescil edildiği tarih itibariyle tespit edilecek TH’in dönem kazancına ilişkin kurumlar vergisi beyannamesi, Birleşme tescilinin Türkiye Ticaret Sicili Gazetesi’nde ilanından itibaren 30 (otuz) gün içinde, ekinde bilanço ve kar zarar cetveli ile birlikte müştereken imzalanarak ikişer örnek halinde TH’nin kayıtlı olduğu Vergi Dairesi Müdürlüğüne verilecektir. Bu beyannameye, TVF BTIH’nin, Birleşme sonucunda tasfiyesiz şekilde infisah etmiş olan ve sicilden terkin edilen TH’nin taahhuk etmiş ve edecek tüm vergi borçlarını ödeyeceği ve TH’nin diğer ödevlerini yerine getireceği hususunda bir taahhütname eklenecektir.

Ayrıca Taraflar Vergi Usul Kanunu’nun 168. maddesi ile diğer mevzuatta yer alan bildirim mecburiyetlerini de süresi içinde yerine getireceklerdir.

Madde 5.

Birleşme Tescil Tarihi’ne kadar TH tarafından gerçekleştirilen işlemler, TH tarafından kaydedilecek ve ilgili işlemlerin bakiyesi, Birleşmenin tescilinin ardından, TVF BTIH’nin kendi faaliyetlerine dâhil edilmek üzere TVF BTIH’nin kayıtlarına aktarılacaktır.

Madde 6.

TH hisselerinin tamamı devralan şirket sıfatıyla doğrudan TVF BTIH’nin elinde bulunduğundan, Birleşme, TVF BTIH’nin sermayesinde artış yapılmasını gerektirmemektedir.

TVF BTIH’nin Birleşme öncesi sermayesini temsil eden hisselerin hissedarlar arasındaki dağılımı aşağıdaki gibidir:

2

Hissedar	Hisse Adedi	Her Bir Hissenin İtibari Değeri (TL)	Toplam İtibari Değer (TL)	Sermaye Oranı (yaklaşık %)
Türkiye Varlık Fonu	5.000.000	1,00	5.000.000,00	%100
Toplam	5.000.000		5.000.000,00	%100

TH’nin Birleşme öncesi sermayesini temsil eden hisselerin hissedarlar arasındaki dağılımı aşağıdaki gibidir:

Hissedar	Hisse Sayısı	Her bir Hissenin İtibari Değeri (TL)	Toplam İtibari Değer (TL)	Sermaye Oranı (yaklaşık %)
TVF BTIH	456.300.000	1	456.300.000	%100
Toplam	456.300.300		456.300.000	%100

Birleşmenin ardından, TH’nin sermayesini temsil eden hisse senetleri itfa edilecek ve TVF BTIH, TH’de sahip olunan hisseler karşılığında veya Birleşmeye ilişkin olarak herhangi bir hisse senedi ihraç etmeyecektir.

Birleşmeye katılan şirketlerin pay sahipleri için herhangi bir ek ödeme yükümlülüğü veya diğer kişisel edim yükümlülükleri ve sınırsız sorumluluk bulunmamaktadır.

Diğer yandan, Birleşmeye katılan şirketler farklı türde olmadığından, şirket türü farklılıkları sebebiyle doğabilecek herhangi bir yükümlülük veya sorumluluk bulunmamaktadır. Diğer bir ifadeyle, sınırsız sorumlu herhangi bir pay sahibi bulunmamaktadır.

Taraflar, Türk Ticaret Kanunu Madde 141 uyarınca, öngörülen Birleşme kapsamında ayrılma akçesi ödenmeyeceği konusunda anlaşmıştır.

Taraflar, işbu Sözleşme uyarınca TVF BTIH veya TH’nin yönetici ortaklarına veya yönetim organlarına herhangi bir özel yarar sağlanmayacağını kabul ve beyan eder.

Madde 7.

TH ve TVF BTIH’nin her ikisi de Türk Ticaret Kanunu Madde 152 ve Ticaret Sicil

Yönetmeliği Madde 126 hükümleri uyarınca, Birleşmenin İstanbul Ticaret Sicili Müdürlüğü’ne tescili ve Türkiye Ticaret Sicili Gazetesi’nde ilanı amacıyla Ek 1’de belirtilen belgelerle birlikte İstanbul Ticaret Sicili Müdürlüğü’ne ayrı ayrı başvuracaklarını beyan ve taahhüt ederler. Her iki Taraf, ayrıca, alacaklıların haklarının korunması amacıyla alacaklılara gönderilecek olan bildirimler de dâhil olmak üzere, Türk Ticaret Kanunu tahtında gereken her türlü beyanda veya bildirimde bulunmayı ve bunları imzalamayı ayrı ayrı taahhüt eder.

Madde 8.

Birleşme, İstanbul Ticaret Sicili Müdürlüğü nezdinde tescili ile birlikte hüküm ifade edecektir. TH, Birleşme Tescil Tarihi itibariyle infisah olacaktır. TH’nin tüm aktif ve pasifleri, Türk Ticaret Kanunu Madde 153 hükmü uyarınca Birleşmenin tescili ile birlikte kendiliğinden TVF BTIH’ye devrolunacaktır. Birleşme Tescil Tarihi itibariyle, TH tarafından gerçekleştirilen tüm işlemler TVF BTIH ad ve hesabına yapılmış addedilecek ve TVF BTIH TH’nin tüm hak ve yükümlülüklerinin külli halefi haline gelecek olup TVF BTIH söz konusu tüm bu yükümlülükleri üçüncü şahıslara karşı ifa etmeyi kabul ve taahhüt eder.

3

Madde 9.

İşbu Sözleşme, Türkiye Cumhuriyeti kanunlarına tabi ve bu kanunlar uyarınca yorumlanacak ve uygulanacak olup işbu Sözleşme ile bağlantılı olarak Taraflar arasında doğabilecek her türlü ihtilafın çözümünde İstanbul Merkez (Çağlayan) Mahkemeleri ve İcra Daireleri yetkilidir.

İşbu Sözleşme, iki suret halinde düzenlenmiş olup Tarafların yetkili temsilcileri tarafından başta yazılı tarihte usulüne uygun şekilde imzalanmış ve teslim edilmiştir.

TVF Bilgi Teknolojileri İletişim Hizmetleri Yatırım Sanayi ve Ticaret Anonim Şirketi adına
Ad, Soyad	:	Ad, Soyad	:
Unvan	:	Unvan	:
İmza	:	İmza	:

Turkcell Holding Anonim Şirketi adına
Adı, Soyad	:	Adı, Soyad	:
Unvan	:	Unvan	:
İmza	:	İmza	:

Adı, Soyad	:
Unvan	:
İmza	:

4

Ek 1 — Birleşmenin Tescili İçin İstanbul Ticaret Sicili Müdürlüğü’ne İbraz Edilecek Belgeler

A.	TH tarafından ibraz edilecek belgeler:

(a)	işbu birleşme sözleşmesinin imzalı bir sureti;

(b)

TH ve TVF BTIH’nin, Birleşmeyi, işbu birleşme sözleşmesini ve birleşme belgelerini onaylayan, kolaylaştırılmış birleşme usulünü kabul eden ve bu usulün kabul edilmesine ilişkin gerekçeleri açıklayan yönetim kurulu kararlarının noter tasdikli suretleri;

(c)	TH’in denetimden geçmiş son dönem mali tabloları;

(d)	TH’nin şubesi bulunmadığına dair beyan;

B.	TVF BTIH tarafından ibraz edilecek belgeler:

(a)	işbu Birleşme Sözleşmesinin imzalı bir sureti;

(b)

TH ve TVF BTIH’nin, Birleşmeyi, işbu birleşme sözleşmesini ve birleşme belgelerini onaylayan, kolaylaştırılmış birleşme usulünü kabul eden ve bu usulün kabul edilmesine ilişkin gerekçeleri açıklayan yönetim kurulu kararlarının noter tasdikli suretleri;

(c)	TVF BTIH’nin son dönem mali tabloları;

(d)

mali müşavirden alınmış, TH ve TVF BTIH’nin sermayesinin tamamen ödenmiş olduğunu, Birleşme nedeniyle alacaklılarının haklarına halel gelmediğini ve TH ve TVF BTIH’nin sermayelerinin muhafaza edildiğini teyit eden bir rapor;

(e)

TH’in tapu sicili, fikri mülkiyet ve diğer ilgili siciller nezdinde kayıtlı varlıklarını (bunların değerleri ile birlikte) listeleyen veya bu tür varlıklarının olmadığını belirten TH yetkililerince imzalanmış beyan;

C.	Her iki Tarafça ibraz edilecek belgeler:

(a)	Birleşmenin tescili için İstanbul Ticaret Sicili Müdürlüğü’ne ibraz edilecek matbu dilekçeler;

(b)	alacaklılara bildirim yapılmasına ilişkin İstanbul Ticaret Sicil Müdürlüğü’ne ibraz edilecek matbu dilekçeler.

5

SCHEDULE 14

Form of Turkcell General Assembly Agenda

TURKCELL İLETİŞİM HİZMETLERİ A.Ş. 2019 HESAP YILINA İLİŞKİN OLAĞAN GENEL KURUL TOPLANTISI GÜNDEMİ	TURKCELL İLETİŞİM HİZMETLERİ A.Ş. AGENDA OF THE ORDINARY GENERAL ASSEMBLY MEETING FOR FINANCIAL YEAR 2019

1. Açılış ve Toplantı Başkanlığı’nın oluşturulması;	1. Opening and constitution of the Presiding Committee;

2. Toplantı tutanağının imzalanması hususunda Toplantı Başkanlığı’na yetki verilmesi;	2. Authorizing the Presiding Committee to sign the minutes of the meeting;

3. T.C. Ticaret Bakanlığı ve Sermaye Piyasası Kurulu onaylarının alınmış olması şartıyla; Şirket Esas Sözleşmesi’nin 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 25 ve 26. maddelerinin gündem ekindeki tadil metni uyarınca tadil edilmesi hususunun görüşülerek karara bağlanması;	3. Discussion of and decision on the amendments of Articles 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 25 and 26 of the Articles of Association of the Company in accordance with the amendment text annexed to the agenda, provided that approvals of the Ministry of Trade of the Republic of Turkey and Capital Markets Board are obtained;

4. 2019 yılı hesap dönemine ilişkin Yönetim Kurulu faaliyet raporunun okunması, görüşülmesi;	4. Reading and discussion of the activity report of the Board of Directors relating to the fiscal year 2019;

5. 2019 yılı hesap dönemine ilişkin Bağımsız Denetim rapor özetinin okunması;	5. Reading the summary of the Independent Audit report relating to the fiscal year 2019;

6. 2019 yılı hesap dönemine ilişkin olarak Türk Ticaret Kanunu’na ve Sermaye Piyasası Kurulu mevzuatına uygun şekilde hazırlanmış konsolide bilanço ve kâr-zarar hesaplarının ayrı ayrı okunması, müzakeresi ve onaylanması;	6. Reading, discussion and approval of the consolidated balance sheets and profits/loss statements prepared pursuant to the Turkish Commercial Code and Capital Markets Board legislation relating to fiscal year 2019, separately;

7. Yönetim Kurulu üyelerinin 2019 yılı hesap dönemi faaliyet ve işlemlerinden dolayı ayrı ayrı ibra edilmelerinin görüşülerek karara bağlanması;	7. Discussion of and decision on the release of the Board Members individually from the activities and operations of the Company pertaining to the fiscal year 2019;

8. 2019 yılı hesap döneminde yapılan bağış ve yardımlar hakkında bilgi verilmesi; 01.01.2020-31.12.2020 hesap dönemine ilişkin bağış sınırının tespitine yönelik Yönetim Kurulu teklifinin görüşülerek karara bağlanması;	8. Informing the General Assembly on the donation and contributions made in the fiscal year 2019; discussion of and decision on Board of Directors’ proposal concerning determination of donation limit in the fiscal year 2020 between 01.01.2020-31.12.2020;

9. Yönetim Kurulu üyeliklerinde meydana gelen boşalmalar sebebiyle Türk Ticaret	9. Submission of the board members, who were elected as per Article 363 of the Turkish

1

Kanunu’nun 363. maddesi gereğince seçilen Yönetim Kurulu üyelerinin Genel Kurul’un onayına sunulması;	Commercial Code due to the vacancies in the memberships of the Board of Directors, to the approval of General Assembly;

10. Yönetim Kurulu üyelerinin ücretlerinin belirlenmesi;	10. Determination of the remuneration of the Board Members;

11. Türk Ticaret Kanunu ve sermaye piyasası mevzuatı gereğince 2020 yılı hesap ve işlemlerinin denetimi için Yönetim Kurulu’nun bağımsız denetim şirketi seçimine ilişkin önerisinin görüşülerek karara bağlanması;	11. Discussion of and approval of the election of the independent audit firm suggested by the Board of Directors pursuant to Turkish Commercial Code and the capital markets legislation for auditing of the accounts and transactions of the fiscal year 2020;

12. 2019 yılı hesap dönemi kâr dağıtımı hususunun ve kâr dağıtım tarihinin görüşülerek karara bağlanması;	12. Discussion of and decision on the distribution of dividend as well as on the dividend distribution date for the fiscal year 2019;

13. Yönetim Kurulu üyelerine Şirket konusuna giren veya girmeyen işleri bizzat veya başkaları adına yapmaları ve bu nev’i işleri yapan şirketlere ortak olabilmeleri ve diğer işlemleri yapabilmeleri hususunda Türk Ticaret Kanunu’nun 395. ve 396. maddeleri gereğince izin verilmesinin görüşülerek karara bağlanması;	13. Decision permitting the Board Members to, directly or on behalf of others, be active in areas falling within or outside the scope of the Company’s operations and to participate in companies operating in the same business and to perform other acts in compliance with Articles 395 and 396 of the Turkish Commercial Code;

14. Sermaye Piyasası Kurulu düzenlemeleri uyarınca, Şirket tarafından 3. kişiler lehine verilmiş olan teminat, rehin ve ipotekler veya bunlardan elde edilmiş gelirler hususunda ortaklara bilgi verilmesi;	14. Informing the shareholders regarding the guarantees, pledges and mortgages provided by the Company in favour of third parties or the derived income thereof, in accordance with the Capital Markets Board regulations;

15. Kapanış.	15. Closing.

Ek 1 — Esas Sözleşme Tadil Metni [Esas Sözleşme Tadil Metninin mutabık kalınan versiyonu eklenecektir]	Annex 1 — Articles of Association Amendment Text [Agreed Version of AoA Amendment Text to be inserted]

2

SCHEDULE 15

Form of Turkcell BoD Announcement

101

THE CALL FROM THE BOARD OF DIRECTORS OF TURKCELL İLETİŞİM HİZMETLERİ ANONİM ŞİRKETİ REGARDING TO CONVENE THE ANNUAL GENERAL ASSEMBLY MEETING FOR THE FISCAL YEAR 2019 Trade Registry No: 304844	TURKCELL İLETİŞİM HİZMETLERİ ANONİM ŞİRKETİ YÖNETİM KURULU BAŞKANLIĞI’NDAN 2019 HESAP YILI OLAĞAN GENEL KURUL TOPLANTISINA DAVET DUYURUSU Ticaret Sicil No: 304844

The Ordinary General Assembly Meeting for the Fiscal Year of 2019 of our Company shall be held on [●] at [●] hrs at [●].	Şirketimizin 2019 Hesap Yılına İlişkin Olağan Genel Kurul Toplantısı, [●] tarihinde, saat [●]’da, [●] adresinde yapılacaktır.

Pursuant to Article 417 of the Turkish Commercial Code and the provisions of the Communiqué on Principles regarding Keeping Records as to Dematerialized Capital Market Instruments, numbered II13.1, the list of those holding electronically registered shares who are entitled to attend the general assembly shall be composed according to the Shareholders Table which will be provided by the Central Registry Agency. Additional information can be obtained from the CRA and is also available on: www.mkk.com.tr.	Türk Ticaret Kanunu’nun 417’nci maddesi ve Sermaye Piyasası Kurulu’nun II-13.1 sayılı “Kaydileştirilen Sermaye Piyasası Araçlarına İlişkin Kayıtların Tutulmasının Usul ve Esasları Hakkında Tebliğ” hükümleri çerçevesinde; genel kurula katılabilecek kayden izlenen payların sahiplerine ilişkin liste, Şirketimizce Merkezi Kayıt Kuruluşu’ndan sağlanacak “Pay Sahipliği Çizelgesi”ne göre düzenlenir. Konu ile ilgili Merkezi Kayıt Kuruluşu’ndan ve www.mkk.com.tr adresinden gerekli bilgi edinilebilir.

Pursuant to Article 415 of the Turkish Commercial Code, our shareholders or their representatives, who are listed in the list of attendees and whose shares are duly registered to CRA shall be entitled to attend the Ordinary General Assembly Meeting. Real persons shall be required to present their ID’s and legal person representatives shall be required to present their powers of attorney.

Shareholders, who have electronic signature, may electronically attend the Annual General Assembly meeting, and may have the necessary information regarding participating in General Assembly from the CRA and also electronically on: www.mkk.com.tr.

Shareholders, who will not be able to attend the meeting in person and hence will use their voting rights through a representative, must grant a power of attorney to a representative, identical to the sample given below or obtain the sample form from our head office or from the link: www.turkcell.com.tr, and submit the power of attorney of which signature is certified by a public notary to the Company’s head office; which conforms the requirements stipulated under the Communiqué on Voting by Proxy and Proxy Solicitation, numbered II-30.1 of the Capital Markets Board.

Türk Ticaret Kanunu’nun 415’inci maddesi uyarınca, pay senetleri Merkezi Kayıt Kuruluşu düzenlemeleri çerçevesinde kaydileştirilmiş olan ve hazır bulunanlar listesinde adı bulunan ortaklarımız veya temsilcileri Olağan Genel Kurul Toplantısına katılabileceklerdir. Gerçek kişilerin kimlik göstermesi, tüzel kişi temsilcilerinin vekâletname ibraz etmeleri şarttır.

Elektronik imza sahibi pay sahiplerimiz Olağan Genel Kurul Toplantısı’na elektronik ortamda da katılabilecek ve elektronik ortamda Olağan Genel Kurul’a ilişkin gerekli bilgiyi Merkezi Kayıt Kuruluşu’ndan ve www.mkk.com.tr adresinden edinebileceklerdir.

Toplantıya bizzat iştirak edemeyecek pay sahiplerimizin oy haklarını vekil aracılığıyla kullanabilmeleri için vekâletnamelerini, aşağıdaki örneğe uygun olarak düzenlemeleri veya vekâlet formu örneğini Şirket Merkezimiz ile www.turkcell.com.tr adresindeki Şirket internet sitesinden temin etmeleri ve Sermaye Piyasası Kurulu’nun II-30.1 sayılı “Vekaleten Oy Kullanılması ve Çağrı Yoluyla Vekalet Toplanması Tebliği”nde öngörülen hususları yerine getirerek, imzası noterce onaylanmış vekâletnamelerini Şirket Merkezine ibraz etmeleri gerekmektedir.

Şirketimizin 2019 faaliyet yılına ait Finansal Rapor ile Bağımsız Dış Denetleme Kuruluşu

Our Company’s Financial Report regarding the fiscal year 2019 and Independent Auditor’s Report, Articles of Association Amendment Text, Dividend Distribution Proposal and Information Document will be ready for our shareholders’ review, twenty-one (21) days before the date of the meeting at our head office and on the link: www.turkcell.com.tr.

Respectfully submitted to the attention of the Shareholders.

TURKCELL İLETİŞİM HİZMETLERİ ANONİM ŞİRKETİ

Presidency of the Board of Directors

Raporu, Esas Sözleşme Değişiklik Metni ile Kar Dağıtım Teklifi ve Genel Kurul Bilgilendirme Dokümanı, Genel Kurul toplantı tarihinden yirmi bir (21) gün öncesinden itibaren Şirketimiz merkezinde ve www.turkcell.com.tr adresindeki Şirket internet sitesinde pay sahiplerimizin incelemesine hazır bulundurulacaktır.

Sayın Pay Sahiplerinin bilgilerine arz olunur. Saygılarımızla,

TURKCELL İLETİŞİM HİZMETLERİ ANONİM ŞİRKETİ

Yönetim Kurulu Başkanlığı

TURKCELL İLETİŞİM HİZMETLERİ A.Ş. 2019 HESAP YILINA İLİŞKİN OLAĞAN GENEL KURUL TOPLANTISI GÜNDEMİ	TURKCELL İLETİŞİM HİZMETLERİ A.Ş. AGENDA OF THE ORDINARY GENERAL ASSEMBLY MEETING FOR FINANCIAL YEAR 2019

1. Açılış ve Toplantı Başkanlığı’nın oluşturulması;	1. Opening and constitution of the Presiding Committee;

2. Toplantı tutanağının imzalanması hususunda Toplantı Başkanlığı’na yetki verilmesi;	2. Authorizing the Presiding Committee to sign the minutes of the meeting;

3. T.C. Ticaret Bakanlığı ve Sermaye Piyasası Kurulu onaylarının alınmış olması şartıyla; Şirket Esas Sözleşmesi’nin 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 25 ve 26. maddelerinin gündem ekindeki tadil metni uyarınca tadil edilmesi hususunun görüşülerek karara bağlanması;	3. Discussion of and decision on the amendments of Articles 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 25 and 26 of the Articles of Association of the Company in accordance with the amendment text annexed to the agenda, provided that approvals of the Ministry of Trade of the Republic of Turkey and Capital Markets Board are obtained;

4. 2019 yılı hesap dönemine ilişkin Yönetim Kurulu faaliyet raporunun okunması, görüşülmesi;	4. Reading and discussion of the activity report of the Board of Directors relating to the fiscal year 2019;

5. 2019 yılı hesap dönemine ilişkin Bağımsız Denetim rapor özetinin okunması;	5. Reading the summary of the Independent Audit report relating to the fiscal year 2019;

6. 2019 yılı hesap dönemine ilişkin olarak Türk Ticaret Kanunu’na ve Sermaye Piyasası Kurulu mevzuatına uygun şekilde hazırlanmış konsolide bilanço ve kâr-zarar hesaplarının ayrı ayrı okunması, müzakeresi ve onaylanması;	6. Reading, discussion and approval of the consolidated balance sheets and profits/loss statements prepared pursuant to the Turkish Commercial Code and Capital Markets Board legislation relating to fiscal year 2019, separately;

7. Yönetim Kurulu üyelerinin 2019 yılı hesap dönemi faaliyet ve işlemlerinden dolayı ayrı ayrı ibra edilmelerinin görüşülerek karara bağlanması;	7. Discussion of and decision on the release of the Board Members individually from the activities and operations of the Company pertaining to the fiscal year 2019;

8. 2019 yılı hesap döneminde yapılan bağış ve yardımlar hakkında bilgi verilmesi; 01.01.2020- 31.12.2020 hesap dönemine ilişkin bağış sınırının tespitine yönelik Yönetim Kurulu teklifinin görüşülerek karara bağlanması;	8. Informing the General Assembly on the donation and contributions made in the fiscal year 2019; discussion of and decision on Board of Directors’ proposal concerning determination of donation limit in the fiscal year 2020 between 01.01.2020-31.12.2020;

9. Yönetim Kurulu üyeliklerinde meydana gelen boşalmalar sebebiyle Türk Ticaret Kanunu’nun 363. maddesi gereğince seçilen Yönetim Kurulu üyelerinin Genel Kurul’un onayına sunulması;	9. Submission of the board members, who were elected as per Article 363 of the Turkish Commercial Code due to the vacancies in the memberships of the Board of Directors, to the approval of General Assembly;

10. Yönetim Kurulu üyelerinin ücretlerinin belirlenmesi;	10. Determination of the remuneration of the Board Members;

11. Türk Ticaret Kanunu ve sermaye piyasası mevzuatı gereğince 2020 yılı hesap ve işlemlerinin denetimi için Yönetim Kurulu’nun bağımsız denetim şirketi seçimine ilişkin önerisinin görüşülerek karara bağlanması;	11. Discussion of and approval of the election of the independent audit firm suggested by the Board of Directors pursuant to Turkish Commercial Code and the capital markets legislation for auditing of the accounts and transactions of the fiscal year 2020;

12. 2019 yılı hesap dönemi kâr dağıtımı hususunun ve kâr dağıtım tarihinin görüşülerek karara bağlanması;	12. Discussion of and decision on the distribution of dividend as well as on the dividend distribution date for the fiscal year 2019;

13. Yönetim Kurulu üyelerine Şirket konusuna giren veya girmeyen işleri bizzat veya başkaları adına yapmaları ve bu nev’i işleri yapan şirketlere ortak olabilmeleri ve diğer işlemleri yapabilmeleri hususunda Türk Ticaret Kanunu’nun 395. ve 396. maddeleri gereğince izin verilmesinin görüşülerek karara bağlanması;	13. Decision permitting the Board Members to, directly or on behalf of others, be active in areas falling within or outside the scope of the Company’s operations and to participate in companies operating in the same business and to perform other acts in compliance with Articles 395 and 396 of the Turkish Commercial Code;

14. Sermaye Piyasası Kurulu düzenlemeleri uyarınca, Şirket tarafından 3. kişiler lehine verilmiş olan teminat, rehin ve ipotekler veya bunlardan elde edilmiş gelirler hususunda ortaklara bilgi verilmesi;	14. Informing the shareholders regarding the guarantees, pledges and mortgages provided by the Company in favour of third parties or the derived income thereof, in accordance with the Capital Markets Board regulations;

15. Kapanış.	15. Closing.

Ek 1 — Esas Sözleşme Tadil Metni [Esas Sözleşme Tadil Metninin mutabık kalınan versiyonu eklenecektir]	Annex 1 — Articles of Association Amendment Text [Agreed Version of AoA Amendment Text to be inserted]

POWER OF ATTORNEY TO THE CHAIRMANSHIP OF THE BOARD OF DIRECTORS OF TURKCELL İLETİŞİM HİZMETLERİ A.Ş.,				VEKALETNAME TURKCELL İLETİŞİM HİZMETLERİ ANONİM ŞİRKETİ YÖNETİM KURULU BAŞKANLIĞI’NA

I hereby appoint                                 , who is presented below in details, as my proxy; to represent me, to vote, to make proposals and to sign the necessary documents on behalf of me in the Ordinary General Assembly Meeting of Turkcell İletişim Hizmetleri Anonim Şirketi for the Fiscal Year of 2019 to be held on [●], at [●], at the address of [●], in line with my below instructions.

Proxy(*);

Name Surname/Commercial Title:

TC Identity No/Tax ID No, Trade Registry Office and Registry Number and Central Registration (MERSİS) Number:

(*)   For foreign proxies equivalent information must be submitted.

A) SCOPE OF POWER OF ATTORNEY

The scope of power of attorney shall be determined by choosing either (a), (b) or (c) for sections 1 and 2 below.

1. In relation with the Issues under the General Assembly Agenda;

a) The proxy shall be authorized to vote in line with his/her opinion.

b) The proxy shall be authorized to vote in line with the proposals of the company management.

c) The proxy shall be authorized to vote in line with the instructions indicated in the below table.

Instructions: If option (c) is chosen by the shareholder, instructions shall be submitted specifically to agenda items by checking one of the options (acceptance or refusal) provided next to the relevant agenda item of general assembly, and if refusal option is chosen, by indicating the opposition note, if any which, is required to be written in the general assembly minutes.

Turkcell İletişim Hizmetleri Anonim Şirketi’nin, [●] tarihinde, saat [●]’da, [●] adresinde yapılacak, 2019 Hesap Yılına İlişkin Olağan Genel Kurul Toplantısında aşağıda belirttiğim talimatlar doğrultusunda beni temsile, oy vermeye, teklifte bulunmaya ve gerekli belgeleri imzalamaya yetkili olmak üzere aşağıda detaylı olarak tanıtılan                                 ’yi vekil tayin ediyorum.

Vekilin(*);

Adı Soyadı/Ticaret Unvanı:

TC Kimlik No/Vergi No, Ticaret Sicili ve Numarası ile

MERSİS numarası:

(*)   Yabancı uyruklu vekiller için anılan bilgilerin varsa muadillerinin sunulması zorunludur.

A) TEMSİL YETKİSİNİN KAPSAMI

Aşağıda verilen 1 ve 2 numaralı bölümler için (a), (b) veya (c) şıklarından biri seçilerek temsil yetkisinin kapsamı belirlenmelidir.

1. Genel Kurul Gündeminde Yer Alan Hususlar

Hakkında;

a) Vekil kendi görüşü doğrultusunda oy kullanmaya yetkilidir.

b) Vekil ortaklık yönetiminin önerileri doğrultusunda oy kullanmaya yetkilidir.

c) Vekil aşağıda tabloda belirtilen talimatlar doğrultusunda oy kullanmaya yetkilidir.

Talimatlar:

Pay sahibi tarafından (c) şıkkının seçilmesi durumunda, gündem maddesi özelinde talimatlar ilgili genel kurul gündem maddesinin karşısında verilen seçeneklerden birini işaretlemek (kabul veya red) ve red seçeneğinin seçilmesi durumunda varsa genel kurul tutanağına yazılması talep edilen muhalefet şerhini belirtilmek suretiyle verilir.

Agenda Items (*)	Acceptance	Refusal	Opposition Notice	Gündem Maddeleri (*)	Kabul	Red	Muhalefet Şerhi
1.				1.
2.				2.

Agenda Items (*)	Acceptance	Refusal	Opposition Notice	Gündem Maddeleri (*)	Kabul	Red	Muhalefet Şerhi
3.				3.
4.				4.
5.				5.
6.				6.
7.				7.
8.				8.
9.				9.
10.				10.
11.				11.
12.				12.
13.				13.
14.				14.
15.				15.

(*)   The issues under the general assembly agenda shall be listed one by one. If minority has a separate resolution draft, it shall be specifically stated to enable voting by proxy.

2. Specific Instruction related with other issues that may arise during the General Assembly meeting and especially with the use of minority rights:

a) The proxy shall be authorized to vote in line with his/her opinion.

b) The proxy shall not be authorized to represent in these matters.

c) The proxy shall be authorized to vote in line with the below specific instructions.

SPECIFIC INSTRUCTIONS; Specific instructions of the shareholder to the proxy shall be indicated here (if any).

B) The shareholder shall specify the shares to be

represented by the proxy, by choosing one of the

options below.

1. I hereby approve my below detailed shares to be represented by proxy.

a) Order and serial:*

b) Number/Group:**

(*)   Genel Kurul gündeminde yer alan hususlar tek tek sıralanır. Azlığın ayrı bir karar taslağı varsa bu da vekâleten oy verilmesini teminen ayrıca belirtilir.

2. Genel Kurul toplantısında ortaya çıkabilecek diğer konulara ve özellikle azlık haklarının kullanılmasına ilişkin özel talimat:

a) Vekil kendi görüşü doğrultusunda oy kullanmaya yetkilidir.

b) Vekil bu konularda temsile yetkili değildir.

c) Vekil aşağıdaki özel talimatlar doğrultusunda oy kullanmaya yetkilidir.

ÖZEL TALİMATLAR; Varsa pay sahibi tarafından vekile verilecek özel talimatlar burada belirtilir.

B) Pay sahibi aşağıdaki seçeneklerden birini seçerek vekilin temsil etmesini istediği payları belirtir.

1. Aşağıda detayı belirtilen paylarımın vekil tarafından temsilini onaylıyorum.

a) Tertip ve serisi:*

b) Numarası/Grubu:**

c) Adet-Nominal değeri:

c) Amount-Nominal value:

d) Voting privileges:

e) Bearer-Registered:*

f) Ratio of total shares/voting rights of the shareholder:

*   These information are not requested for shares that are electronically registered.

**   Group information shall be submitted instead of number for electronically registered shares.

2. I hereby approve that all of my shares listed in the list of shareholders to attend the general assembly meeting, which is prepared by the Central Registry Agency (MKK) one day prior to the general assembly, shall be represented by a proxy.

NAME SURNAME or TITLE OF THE SHAREHOLDER (*)

Trade Registry Office and Registry Number and Central Registration (MERSİS) Number:

Address:

(*)   For foreign shareholders equivalent information must be submitted.

SIGNATURE

ç) Oyda imtiyazı olup olmadığı:

d) Hamiline-Nama yazılı olduğu:*

e) Pay sahibinin sahip olduğu toplam paylara/oy haklarına oranı:

*   Kayden izlenen paylar için bu bilgiler talep edilmemektedir.

**   Kayden izlenen paylar için numara yerine varsa gruba ilişkin bilgiye yer verilecektir.

2. Genel kurul gününden bir gün önce MKK tarafından hazırlanan genel kurula katılabilecek pay sahiplerine ilişkin listede yer alan paylarımın tümünün vekil tarafından temsilini onaylıyorum.

PAY SAHİBİNİN ADI SOYADI veya UNVANI(*)

TC Kimlik No/Vergi No, Ticaret Sicili ve Numarası ile MERSİS numarası:

Adresi:

(*)   Yabancı uyruklu pay sahipleri için anılan bilgilerin varsa muadillerinin sunulması zorunludur.

İMZASI

Annex — Articles of Association Amendments	Ek — Esas Sözleşme Değişiklikleri

[To be inserted]	[Eklenecektir]

SCHEDULE 17

Form of Turkcell Holding POA

POWER OF ATTORNEY

TO THE PRESIDENCY OF THE BOARD OF DIRECTORS OF TURKCELL

İLETİŞİM HİZMETLERİ A.Ş.,

We hereby appoint [●] and [●], each of them authorized individually, who is identified in details hereinbelow, as our proxy holder; to represent us, to vote, to make proposals limited to the subjects indicated in the specific instructions and to the extent the authority to propose is granted and to sign the necessary documents on behalf of our company in the ordinary general assembly meeting of Turkcell İletişim Hizmetleri Anonim Şirketi on the Fiscal Year of 2019 to be held on [●], at [●], at the address of [●], in line with our below instructions. For the avoidance of doubt, the relevant proxy holder does not have the authority to add agenda items to the general assembly.

Proxy Holder

Name Surname: [●]

TC Identity No: [●]

and

Proxy Holder

Name Surname: [●]

TC Identity No: [●]

SCOPE OF POWER OF ATTORNEY

1. In relation with the Issues under the General Assembly Agenda;

The proxy holder is authorized to vote in accordance with the instructions indicated in the following table

Instructions:

	Agenda Items	Acceptance	Abstaining	Refusal	Opposition Note
1	Opening and constitution of the Presiding Committee;	(See. Specific Instruction)

2	Authorizing the Presiding Committee to sign the minutes of the meeting;	✓

3	Discussion of and decision on the amendments of Articles 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 25 and 26 of the Articles of Association of the Company in accordance with the amendment text annexed to the agenda, provided that approvals of the Ministry of Trade of the Republic of Turkey and Capital Markets Board are obtained;	✓

1

	Agenda Items	Acceptance	Abstaining	Refusal	Opposition Note

4	Reading and discussion of the activity report of the Board of Directors relating to the fiscal year 2019;	✓

5	Reading the summary of the Independent Audit report relating to the fiscal year 2019;	✓

6	Reading, discussion and approval of the consolidated balance sheets and profits/loss statements prepared pursuant to the Turkish Commercial Code and Capital Markets Board legislation relating to fiscal year 2019, separately;	✓

7	Discussion of and decision on the release of the Board Members individually from the activities and operations of the Company pertaining to the fiscal year 2019;	✓

8	Informing the General Assembly on the donation and contributions made in the fiscal year 2019; discussion of and decision on Board of Directors’ proposal concerning determination of donation limit in the fiscal year 2020 between 01.01.2020 — 31.12.2020;	(See. Specific Instruction)

9	Submission of the board members, who were elected as per Article 363 of the Turkish Commercial Code due to the vacancies in the memberships of the Board of Directors, to the approval of General Assembly;	(See. Specific Instruction)

10	Determination of the remuneration of the Board Members;		✓

11	Discussion of and approval of the election of the independent audit firm suggested by the Board of Directors pursuant to Turkish Commercial Code and the capital markets legislation for auditing of the accounts and transactions of the fiscal year 2020;	✓

2

	Agenda Items	Acceptance	Abstaining	Refusal	Opposition Note

12	Discussion of and decision on the distribution of dividend as well as on the dividend distribution date for the fiscal year 2019;	(See. Specific Instruction)

13	Decision permitting the Board Members to, directly or on behalf of others, be active in areas falling within or outside the scope of the Company’s operations and to participate in companies operating in the same business and to perform other acts in compliance with Articles 395 and 396 of the Turkish Commercial Code;	✓

14	Informing the shareholders regarding the guarantees, pledges and mortgages provided by the Company in favour of third parties or the derived income thereof, in accordance with the Capital Markets Board regulations;	✓

15	Closing.	✓

2. Specific Instruction related with other issues that may arise during the General Assembly meeting and especially with the use of minority rights:

The proxy holder is not authorized to represent us and to vote on these matters.

SPECIFIC INSTRUCTIONS;

With respect to the below items of the agenda:

	Agenda Items	Specific Instructions
1	Opening and constitution of the Presiding Committee;	Voting for; As the chairman of the general assembly meeting, the Chairman of the Board of Directors, and in his absence the member of the board of directors proposed by the board of directors

8	Informing the General Assembly on the donation and contributions made in the fiscal year 2019; discussion of and decision on Board of Directors’ proposal concerning determination of donation limit in the fiscal year 2020 between 01.01.2020 — 31.12.2020;	Vote in favor of a proposal by the Board of Directors for a donation limit up to one percent (1%) of the total revenue stated in the annual consolidated financial statements disclosed to the public in accordance with the Capital Markets Board regulations regarding the previous financial year of the Company (01.01.2019 - 31.12.2019).

3

	Agenda Items	Specific Instructions

9	Submission of the board members, who were elected as per the Article 363 of the Turkish Commercial Code due to the vacancies in the memberships of the Board of Directors, to the approval of General Assembly;

In favour of approval of appointment of Mr. Christopher James Powell with the Tax Identity Number 7321512298 by the Board of Directors as per Article 363 of the Turkish Commercial Code due to the vacancies in the Board of Directors occurred in consequence of the resignation of Mr. Mustafa Kıral,

12	Discussion of and decision on the distribution of dividend as well as on the dividend distribution date for the fiscal year 2019.

The proxy holder is authorized to vote;

(i) in case, following the discussion of the Agenda Item No. 3, the General Assembly decides to approve the amendments of the Articles of Association of the Company, the text of which is annexed to the agenda

a.   in favour of any dividend distribution proposed by the Board of Directors at the Turkcell General Assembly in an amount equal to the lesser of (1) the maximum amount allowed under applicable law and (2) TRY 1,623,243,500.00 (such amount, the “Relevant Dividend Amount”), to be distributed in one instalment; or

b.  if:

•  no such proposal is tabled by the Board of Directors or the aggregate amount of the dividend distribution proposed by the Board of Directors is different from the Relevant Dividend Amount,

•  then, to table a proposal for, and approve, a dividend payment in an aggregate amount equal to the Relevant Dividend Amount, to be distributed in one instalment on a payment date to be decided by the Board of Directors,

[PROPOSAL TEXT: It is proposed that an aggregate gross dividend of TRY [●] ([●] Turkish Liras), which corresponds to [●]% of the total net distributable profit relating to the financial year 2019, representing a gross amount of TRY [●] (net amount of TRY [●]) of dividend distribution for each share having a nominal value of TRY 1 (One Turkish Lira), shall be distributed to our shareholders as a cash dividend in one instalment on a payment date to be decided by the Board of Directors]

(ii)  against any proposal for a dividend payment for the year 2019, in case, following the discussion of the Agenda Item No. 3, the General Assembly decides to reject the amendments of the Articles of Association of the Company, the text of which is annexed to the agenda

4

We hereby approve that all of our shares listed in the list of shareholders eligible to attend the general assembly meeting, which is prepared by the Central Registry Agency (MKK) one day prior to the general assembly, shall be represented by the proxy holder.

On behalf of,

TITLE OF THE SHAREHOLDER:

TURKCELL HOLDING ANONİM ŞİRKETİ

Tax Office / Tax ID No: İSTANBUL — Boğaziçi Kurumlar Vergi Dairesi Müdürlüğü, 8710146872

Trade Registry No: İstanbul Trade Registry, 430991

MERSİS No: 0871014687200015

Address: Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş,İstanbul

SIGNATURE

[Signatures of the authorized signatories and company seal]

5

VEKALETNAME

TURKCELL İLETİŞİM HİZMETLERİ ANONİM ŞİRKETİ

YÖNETİM KURULU BAŞKANLIĞI’NA

Turkcell İletişim Hizmetleri Anonim Şirketi’nin, [●] tarihinde, saat [●]’da [●] adresinde yapılacak, 2019 Hesap Yılına İlişkin Olağan Genel Kurul Toplantısında aşağıda belirttiğimiz talimatlar doğrultusunda şirketimizi temsile, oy vermeye, sadece özel talimatlarda belirtilen ve teklif verme yetkisi tesis edilen konularla sınırlı olmak üzere teklifte bulunmaya ve gerekli belgeleri imzalamaya yetkili olmak üzere aşağıda detaylı olarak tanıtılan [●]’ı ve [●]’i, her biri münferiden hareket etmek üzere, vekil tayin ediyoruz. Şüpheye mahal vermemek adına ilgili temsilcinin genel kurula gündem maddesi eklemeye ilişkin yetkisi bulunmamaktadır.

Vekilin;

Adı Soyadı: [●]

T.C. Kimlik No: [●]

ve

Vekilin;

Adı Soyadı: [●]

T.C. Kimlik No: [●]

TEMSİL YETKİSİNİN KAPSAMI

1. Genel Kurul Gündeminde Yer Alan Hususlar Hakkında;

Vekil aşağıda tabloda belirtilen talimatlar doğrultusunda oy kullanmaya yetkilidir.

Talimatlar:

	Gündem Maddeleri	Kabul	Çekimser	Red	Muhalefet Şerhi
1	Açılış ve Toplantı Başkanlığı’nın oluşturulması;	(Bkz. Özel Talimat)

2	Toplantı tutanağının imzalanması hususunda Toplantı Başkanlığı’na yetki verilmesi;	✓

3	T.C. Ticaret Bakanlığı ve Sermaye Piyasası Kurulu onayların alınmış olması şartıyla; Şirket Esas Sözleşmesi’nin 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 25 ve 26 maddelerinin gündeme eklenmiş olan tadil metni uyarınca tadil edilmesi hususunun görüşülmesi ve karara bağlanması;	✓

1

	Gündem Maddeleri	Kabul	Çekimser	Red	Muhalefet Şerhi

4	2019 yılı hesap dönemine ilişkin Yönetim Kurulu faaliyet raporunun okunması, görüşülmesi;	✓

5	2019 yılı hesap dönemine ilişkin Bağımsız Denetim raporunun özetinin okunması;	✓

6	2019 yılı hesap dönemine ilişkin olarak Türk Ticaret Kanunu’na ve Sermaye Piyasası Kurulu mevzuatına uygun şekilde hazırlanmış konsolide bilanço ve kâr-zarar hesaplarının ayrı ayrı okunması, müzakeresi ve onaylanması;	✓

7	Yönetim Kurulu üyelerinin Şirket’in 2019 yılı hesap dönemi faaliyet ve işlemlerinden dolayı ayrı ayrı ibra edilmelerinin görüşülerek karara bağlanması;	✓

8	2019 yılı hesap döneminde yapılan bağış ve yardımlar hakkında bilgi verilmesi; 01.01.2020 — 31.12.2020 hesap dönemine ilişkin bağış sınırının tespitine yönelik Yönetim Kurulu teklifinin görüşülerek karara bağlanması;	(Bkz. Özel Talimat)

9	Yönetim Kurulu üyeliklerinde meydana gelen boşalmalar sebebiyle Yönetim Kurulu tarafından Türk Ticaret Kanunu’nun 363. maddesi gereği seçilen Yönetim Kurulu üyelerinin genel kurul onayına sunulması;	(Bkz. Özel Talimat)

10	Yönetim Kurulu üyelerinin ücretlerinin belirlenmesi;		✓

11	Türk Ticaret Kanunu ve sermaye piyasası mevzuatı gereği 2020 yılı hesap ve işlemlerinin denetimi için Yönetim Kurulu’nun bağımsız dış denetleme kuruluşu seçimine ilişkin önerisinin görüşülerek karara bağlanması;	✓

12	2019 yılı hesap dönemi kâr dağıtımı hususunun ve kâr dağıtım tarihinin görüşülerek karara bağlanması;	(Bkz. Özel Talimat)

13	Yönetim Kurulu üyelerine Şirket’in faaliyet konusuna giren veya girmeyen işleri bizzat veya başkaları adına yapmaları ve bu nev’i işleri	✓

2

	Gündem Maddeleri	Kabul	Çekimser	Red	Muhalefet Şerhi
yapan şirketlere ortak olabilmeleri ve diğer işlemleri yapabilmeleri hususunda Türk Ticaret Kanunu’nun 395. ve 396. maddeleri gereğince izin verilmesinin görüşülerek karara bağlanması;

14	Sermaye Piyasası Kurulu düzenlemeleri uyarınca, Şirket tarafından 3. kişiler lehine verilmiş olan teminat, rehin ve ipotekler veya bunlardan elde edilmiş gelirler hususunda ortaklara bilgi verilmesi;	✓

15	Kapanış.	✓

2. Genel Kurul toplantısında ortaya çıkabilecek diğer konulara ve özellikle azlık haklarının kullanılmasına ilişkin özel talimat:

Vekil bu konularda temsile ve oy kullanmaya yetkili değildir.

ÖZEL TALİMATLAR

Gündemde yer alan aşağıdaki maddelere ilişkin olarak:

	Gündem Maddeleri	Özel Talimat
1	Açılış ve Toplantı Başkanlığı’nın oluşturulması;	Yönetim Kurulu Başkanı’nın, onun yokluğunda ise Yönetim Kurulu tarafından önerilen Yönetim Kurulu üyesinin, Genel Kurul Toplantı Başkanı olması için oylanmasına

8	2019 yılı hesap döneminde yapılan bağış ve yardımlar hakkında bilgi verilmesi; 01.01.2020 — 31.12.2020 hesap dönemine ilişkin bağış sınırının tespitine yönelik Yönetim Kurulu teklifinin görüşülerek karara bağlanması;	Yönetim Kurulu’nun, Sermaye Piyasası Kurulu düzenlemelerine uygun olarak hazırlanmış ve kamuya açıklanmış olan, Şirketin bir önceki hesap dönemine (01.01.2019 — 31.12.2019) ilişkin yıllık konsolide finansal tablolarında belirtilen toplam hasılatın en fazla yüzde birine (%1) kadar bir tutardaki bağış sınırı teklifinin onaylanmasına,

9	Yönetim Kurulu üyeliklerinde meydana gelen boşalmalar sebebiyle Yönetim Kurulu tarafından Türk Ticaret Kanunu’nun 363. maddesi gereği seçilen üyelerin genel kurul onayına sunulması;

a)  Yönetim Kurulu üyeliklerinde Sayın Mustafa Kıral’ın istifası ile meydana gelen boşalma sebebiyle Yönetim Kurulu tarafından Türk Ticaret Kanunu’nun 363. maddesi gereği seçilen 7321512298 Vergi Kimlik Numaralı Sayın Christopher James Powell’ın yönetim kurulu üyeliğinin onaylanmasına,

12	2019 yılı hesap dönemi kâr dağıtımı hususunun ve kâr dağıtım tarihinin görüşülerek karara bağlanması.	Vekil,

3

Gündem Maddeleri	Özel Talimat

(i) Eğer 3 Numaralı Gündem Maddesinin görüşülmesi sonrasında Genel Kurul, metni gündeme eklenmiş olan Şirket Esas Sözleşmesi tadilini onaylarsa,

a.   Yönetim Kurulu tarafından Genel Kurul’da yapılan, (1) yürürlükteki mevzuat uyarınca dağıtılmasına izin verilen en yüksek miktar ve (2) 1.623.243.500,00 TL tutarlarından hangisi daha az ise o miktar kadar (“İlgili Kar Payı Meblağı”) kar payının tek ödeme halinde dağıtılması teklifi doğrultusunda olumlu oy kullanmaya,

b.  eğer ;

•  Yönetim Kurulu tarafından böyle bir öneride bulunulmadıysa veyahut Yönetim Kurulu tarafından teklif edilen kar payı dağıtımı tutarı İlgili Kar Payı Meblağı’ndan farklı ise;

o halde, İlgili Kar Payı Meblağı’na eşit miktarda bir kar payının Yönetim Kurulu tarafından belirlenecek bir tarihte tek ödeme halinde dağıtılmasına ilişkin teklif sunmaya ve bu doğrultuda olumlu oy kullanmaya,

[TEKLİF METNİ: 2019 mali yılına ilişkin toplam dağıtılabilir net kâr rakamının %[●]’sine denk gelen, 1 TL nominal değerli beher pay için brüt [●] TL (net [●] TL) nakit kar payına tekabül eden, toplam brüt [●] TL ([●] Türk Lirası) tutarındaki karın, Yönetim Kurulu tarafından belirlenecek bir tarihte tek ödeme halinde pay sahiplerine nakit temettü olarak dağıtılması önerilmektedir.]

(ii)  Eğer 3 Numaralı Gündem Maddesinin görüşülmesi sonrasında Genel Kurul, metni gündeme eklenmiş olan Şirket Esas Sözleşmesi tadilini reddederse, 2019 yılı hesap dönemi için kar dağıtımı yapılması yönündeki herhangi bir teklifin reddi yönünde oy kullanmaya, yetkilidir.

Genel kurul gününden bir gün önce MKK tarafından hazırlanan genel kurula katılabilecek pay sahiplerine ilişkin listede yer alan paylarımızın tümünün vekil tarafından temsilini onaylıyoruz.

PAY SAHİBİNİN UNVANI

TURKCELL HOLDİNG ANONİM ŞİRKETİ

Vergi Dairesi / Vergi Kimlik No: İSTANBUL — Boğaziçi Kurumlar Vergi Dairesi Müdürlüğü,

8710146872

Ticaret Sicil Numarası: İstanbul Ticaret Sicil Müdürlüğü, 430991

4

MERSİS Numarası: 0871014687200015

Adresi: Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, İstanbul

Adına

İMZASI

[Şirket kaşesi, imza yetkililerinin imzası]

5